EXECUTION COPY


                                U.S.$865,500,000

                                CREDIT AGREEMENT

                            Dated as of March 9, 2000

                                      Among

                          NORTHEAST GENERATION COMPANY

                                   AS BORROWER

                                       and

                        THE INITIAL LENDERS NAMED HEREIN

                               AS INITIAL LENDERS

                                       and

                                 CITIBANK, N.A.

                             AS ADMINISTRATIVE AGENT

                                       and

                                 CITIBANK, N.A.

                               AS COLLATERAL AGENT

                                       and

                                 CITIBANK, N.A.

                               AS DEPOSITORY BANK

                                TABLE OF CONTENTS

SECTION                                                                     PAGE

                                    ARTICLE I
                        DEFINITIONS AND ACCOUNTING TERMS

1.01.    Certain Defined Terms                                                1
1.02.    Computation of Time Period                                          27
1.03.    Accounting Terms                                                    27

                                   ARTICLE II
                        AMOUNTS AND TERMS OF THE ADVANCES

2.01.    The Advances                                                        28
2.02.    Making the Advances                                                 28
2.03.    Repayment of Advances                                               30
2.04.    Adjustments of the Commitments                                      30
2.05.    Prepayments                                                         30
2.06.    Interest                                                            31
2.07.    Fees                                                                32
2.08.    Conversion of Advances                                              32
2.09.    Increased Costs, Etc.                                               33
2.10.    Payments and Computations                                           35
2.11.    Taxes                                                               36
2.12.    Sharing of Payments, Etc.                                           38
2.13.    Use of Proceeds                                                     39
2.14.    Defaulting Lenders                                                  39
2.15.    Depository Trust Corporation Eligibility                            42

                                   ARTICLE III
                              CONDITIONS OF LENDING

3.01.    Conditions Precedent to the Borrowing Date                          42
3.02.    Determinations Under Section 3.01                                   51

                                   ARTICLE IV
                             SPECIAL ACCOUNTS SYSTEM

4.01.    Creation of the Collateral Accounts                                 51
4.02.    Revenues Account                                                    53
4.03.    Casualty Account                                                    55
4.04.    Investment of Funds in Collateral Accounts                          57
4.05.    Interest                                                            58
4.06.    Reports to the Borrower and the Lenders                             58
4.07.    Books and Records                                                   58

                                    ARTICLE V
                         REPRESENTATIONS AND WARRANTIES

5.01.    Representations and Warranties of the Borrower                      58

                                   ARTICLE VI
                            COVENANTS OF THE BORROWER

6.01.    Affirmative Covenants                                               65
6.02.    Negative Covenants                                                  71
6.03.    Reporting Requirements                                              73
6.04.    Financial Covenants                                                 76

                                   ARTICLE VII
                                EVENTS OF DEFAULT

7.01.    Events of Default                                                   77

                                  ARTICLE VIII
                                   THE AGENTS

8.01.    Authorization and Action                                            81
8.02.    Agent's Reliance, Etc.                                              81
8.03.    Citibank and Affiliates                                             83
8.04.    Lender Credit Decision                                              83
8.05.    Indemnification                                                     83
8.06.    Successor Agents                                                    84
8.07.    Intercreditor Arrangements                                          85
8.08.    Co-Arrangers                                                        86

                                   ARTICLE IX
                                  MISCELLANEOUS

9.01.    Amendments, Etc.                                                    86
9.02.    Notices, Etc.                                                       87
9.03.    No Waiver; Remedies                                                 87
9.04.    Costs, Expenses, Indemnification                                    88
9.05.    Right of Set-off                                                    89
9.06.    Binding Effect                                                      90
9.07.    Assignments and Participations                                      90
9.08.    Execution in Counterparts                                           93
9.09.    Confidentiality                                                     93
9.10.    Jurisdiction, Etc.                                                  93
9.11.    Governing Law                                                       94
9.12.    Waiver of Jury Trial                                                94

                                    SCHEDULES

Schedule I              Commitments and Applicable Lending Offices

Schedule II             Properties

Schedule 3.01(e)        Information

Schedule 5.01(d)(A-1)   CL&P Governmental Authorizations

Schedule 5.01(d)(A-2)   WMECO Governmental Authorizations

Schedule 5.01(d)(B)     Third Party Consents

Schedule 5.01(q)        Plans, Multiemployer Plans and Welfare Plans

Schedule 5.01(dd)       Liens

Schedule 5.01(ee)       Material Contracts

Schedule 5              Insurance


                                    EXHIBITS

Exhibit A-1 - Form of Tranche A Note

Exhibit A-2 - Form of Tranche B Note

Exhibit B   - Form of Notice of Borrowing

Exhibit C   - Form of Assignment and Acceptance

Exhibit D-1 - Form of Tranche A Borrower Security Agreement

Exhibit D-2 - Form of Tranche B Borrower Security Agreement

Exhibit E-1 - Form of Tranche A Enterprises Pledge Agreement

Exhibit E-2 - Form of Tranche B Enterprises Pledge Agreement

Exhibit F-1 - Form of Tranche A Mortgage

Exhibit F-2 - Form of Tranche B Mortgage

Exhibit G   - Form of Flow of Funds Memorandum

Exhibit H   - Form of Sponsor Agreement

Exhibit I   - Form of Annual Operating Budget

Exhibit J   - Form of Solvency Certificates

                                                                  EXECUTION COPY

                                CREDIT AGREEMENT

         CREDIT AGREEMENT dated as of March 9, 2000 among Northeast Generation Company, a Connecticut corporation (the "BORROWER"), the banks, financial institutions and other institutional lenders listed on the signature pages hereof as the Tranche A Initial Lenders (the "TRANCHE A INITIAL LENDERS"), the banks, financial institutions and other institutional lenders listed on the signature pages hereof as the Tranche B Initial Lenders (the "TRANCHE B INITIAL LENDERS"), Citibank, N.A. ("CITIBANK"), as administrative agent (together with any successor appointed pursuant to Article VIII, the "ADMINISTRATIVE AGENT") for the Lenders (as hereinafter defined), Citibank, as Collateral Agent (together with any successor appointed pursuant to Article VIII, the "COLLATERAL AGENT") for the Secured Parties (as hereinafter defined) and Citibank, as the Depositary Bank (the "DEPOSITARY BANK").

PRELIMINARY STATEMENTS:

         (1) The Borrower intends to acquire the generating assets owned by The Connecticut Light and Power Company, a Connecticut corporation ("CL&P"), and Western Massachusetts Electric Company, a Massachusetts corporation ("WMECO"), that were awarded to the Borrower on July 2, 1999 (the "AWARD DATE") in the auction conducted by The Connecticut Department of Public Utility Control and its agent, J.P. Morgan, in accordance with Public Act 98-28 (of the State of Connecticut), "An Act Concerning Electric Restructuring", on behalf of CL&P.

         (2) The Borrower has requested that the Lenders make advances to the Borrower in an aggregate amount of $865,500,000 for the purpose of paying the purchase price of such generating assets and otherwise as outlined herein, and the Lenders have indicated their willingness to agree to lend such amount for such purpose and on the terms and conditions of this Agreement.

         NOW, THEREFORE, in consideration of the premises and of the mutual covenants and agreements contained herein, the parties hereto hereby agree as follows:

                                    ARTICLE I

                        DEFINITIONS AND ACCOUNTING TERMS

         SECTION 1.01. CERTAIN DEFINED TERMS. As used in this Agreement, the following terms shall have the following meanings (such meanings to be equally applicable to both the singular and plural forms of the terms defined):

                  "ACQUISITION" means, collectively, the CL&P Acquisition and the WMECO Acquisition.

                  "ACQUISITION DATE" means the date on which the Acquisition is consummated.

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

                  "ACQUISITION DOCUMENTS" means the Purchase and Sale Agreements, the Assumption Agreements, the Interconnection Agreements, the Closing Agreement, the Assignment and Assumption Agreements and the Asset Demarcation Agreements.

                  "ADMINISTRATIVE AGENT" has the meaning specified in the recital of parties to this Agreement.

                  "ADMINISTRATIVE AGENT'S ACCOUNT" means the account of the Administrative Agent maintained by the Administrative Agent at its office at 399 Park Avenue, New York, New York Account No. 36852248,
         Reference: NAIB-Medium Term Finance.

                  "ADVANCE" means either a Tranche A Advance or a Tranche B Advance by a Lender to the Borrower pursuant to Article II, and refers to a Base Rate Advance or a Eurodollar Rate Advance (each of which shall be a "Type" of Advance).

                  "AFFILIATE" means, as to any Person, any other Person that, directly or indirectly, controls, is controlled by or is under common control with such Person or is a director or officer of such Person. For purposes of this definition, the term "control" (including the terms "controlling", "controlled by" and "under common control with") of a Person means the possession, direct or indirect, of the power to vote 5% or more of the Voting Stock of such Person or to direct or cause the direction of the management and policies of such Person, whether through the ownership of Voting Stock, by contract or otherwise.

                  "AGENTS" means, collectively, the Administrative Agent and the Collateral Agent.

                  "AGREEMENT" means this Agreement (including all schedules and exhibits hereto).

                  "ANNUAL OPERATING BUDGET" means the annual budget of the Borrower for Fiscal Year 2000, attached as Exhibit I hereto, which includes all administrative, operating, debt service, Capital Expenditures and other expenses and shall specify the aggregate amount of such expenses of the Borrower that are projected to be required during such Fiscal Year.

                  "APPLICABLE LENDING OFFICE" means, with respect to each Lender, such Lender's Domestic Lending Office in the case of a Base Rate Advance and such Lender's Eurodollar Lending Office in the case of a Eurodollar Rate Advance.

                  "APPLICABLE MARGIN" means:

                           (a) with respect to the Tranche A Advances, 2.00% per
                  annum; and

                           (b) with respect to the Tranche B Advances, a rate
                  per annum equal to (x) for Eurodollar Advances, 2.00% per annum, and (y) for Base Rate Advances, 1.00% per annum.

                  "ARRANGER" means Citibank.


                  "ASSET DEMARCATION AGREEMENTS" means the CL&P Asset Demarcation Agreement and the WMECO Asset Demarcation Agreement.

                  "ASSIGNMENT AND ACCEPTANCE" means an assignment and acceptance entered into by a Lender and an Eligible Assignee, and accepted by the Administrative Agent, in accordance with Section 9.07 and in substantially the form of Exhibit C hereto.

                  "ASSIGNMENT AND ASSUMPTION AGREEMENTS" means the CL&P Assignment and Assumption Agreement and the WMECO Assignment and Assumption Agreement.

                  "ASSUMPTION AGREEMENTS" means the CL&P Assumption Agreement and the WMECO Assumption Agreement.

                  "AVAILABLE EXCESS CASH FLOW" means, for any Excess Cash Flow Payment Date, an amount equal to the Excess Cash Flow for such date MINUS the sum of (i) $4,000,000, (ii) an amount equal to all accrued and unpaid interest on the Advances for each Interest Period then in effect, and (iii) an amount equal to no more than 30 days interest anticipated to accrue on the Advances prior to the expiration of each Interest Period then in effect.

                  "AWARD DATE" has the meaning set forth in the Preliminary Statements to this Agreement.

                  "BASE RATE" means a fluctuating interest rate per annum in effect from time to time, which rate per annum shall at all times be equal to the highest of:

                           (a) the rate of interest announced publicly by
                  Citibank in New York as its Base Rate;

                           (b) 2 of 1% per annum above the latest three-week
                  moving average of secondary market morning offering rates for three-month certificates of deposit of major U.S. money market banks, as determined weekly by Citibank and adjusted for the cost of reserves and estimated insurance assessments from the Federal Deposit Insurance Corporation; and

                           (c) a rate equal to 2 of 1% per annum above the
                  weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as determined for any day by Citibank.

                  "BASE RATE ADVANCE" means an Advance that bears interest as provided in Section 2.06(a)(i).

                  "BORROWER" has the meaning specified in the recital of parties to this Agreement.

                  "BORROWER SECURITY AGREEMENT" means, collectively, the Tranche A Borrower Security Agreement and the Tranche B Borrower Security Agreement.

                  "BORROWER'S ACCOUNT" means the account of the Borrower maintained by the Borrower with Citibank at its office at 399 Park Avenue, New York, New York 10043, Account No. 30421332.

                  "BORROWING" means a borrowing consisting of either Tranche A Advances or Tranche B Advances of the same Type made on the same day by the Lenders.

                  "BORROWING DATE" shall mean the date Advances are made to the Borrower for the Acquisition.

                  "BUSINESS DAY" means a day of the year on which banks are not required or authorized by law to close in New York City and, if the applicable Business Day relates to any Eurodollar Rate Advances, on which dealings are carried on in the London interbank market.

                  "CAPITAL EXPENDITURES" means, for any Person for any period, the sum of all expenditures made, directly or indirectly, by such Person during such period for equipment, fixed assets, real property or improvements, or for replacements or substitutions therefor or additions thereto, that have been or should be, in accordance with GAAP, reflected as additions to property, plant or equipment on a Consolidated balance sheet of such Person or have a useful life of more than one year.

                  "CAPITALIZED LEASES" means all leases that have been or should be, in accordance with GAAP, recorded as capitalized leases.

                  "CASUALTY ACCOUNT" means the casualty account of the Borrower maintained pursuant to Article IV hereof by the Collateral Agent with Citibank's office at 111 Wall Street, New York, New York 10043, Account No.36114325, ABA No. 02100008-9, FBO A/C 103561 Northeast, Attention:
         Olivia Sharp.

                  "CERCLA" means the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended from time to time.

                  "CERCLIS" means the Comprehensive Environmental Response, Compensation and Liability Information System maintained by the U.S. Environmental Protection Agency.

                  "CITIBANK" has the meaning specified in the recital of parties to this Agreement.

                  "CL&P" has the meaning set forth in the Preliminary Statements to this Agreement.

                  "CL&P ACQUISITION" means the acquisition by the Borrower of the CL&P Generating Assets.

                  "CL&P ACQUISITION DOCUMENTS" means the CL&P Asset Demarcation Agreement, the CL&P Assumption Agreement, the CL&P Interconnection Agreement and the CL&P Purchase and Sale Agreement.

                  "CL&P ASSET DEMARCATION AGREEMENT" means the Asset Demarcation Agreement dated as of the date of the Acquisition, between the Borrower and CL&P.

                  "CL&P ASSIGNMENT AND ASSUMPTION AGREEMENT" means the Assignment and Assumption Agreement, dated as of March 14, 2000, between the Borrower and CL&P.

                  "CL&P ASSUMPTION AGREEMENT" means the Assumption Agreement dated July 2, 1999, between Northeast Utilities and CL&P.

                  "CL&P GENERATING ASSETS" means the hydroelectric and pumped storage generating assets and related assets acquired or to be acquired, as the case may be, by the Borrower from CL&P pursuant to the CL&P Purchase and Sale Agreement.

                  "CL&P INDENTURE" means the Indenture of Mortgage and Deed of Trust dated as of May 1, 1921, as amended as of the date hereof, between CL&P and Bankers Trust Company.

                  "CL&P INTERCONNECTION AGREEMENT" means the Interconnection Agreement dated July 2, 1999, between the Borrower and CL&P.

                  "CL&P PURCHASE AND SALE AGREEMENT" means the Purchase and Sale Agreement dated July 2, 1999, between the Borrower and CL&P.

                  "CL&P PURCHASE PRICE" means the amount payable by the Borrower to CL&P for the CL&P Generating Assets pursuant to the CL&P Purchase and Sale Agreements.

                  "CLOSING AGREEMENT" means collectively, (a) the Closing Agreement, dated as of the Acquisition Date between the Borrower and CL&P and (b) the Closing Agreement, dated as of the Acquisition Date between the Borrower and WMECO.

                  "CO-ARRANGERS" means Citibank, Barclays Bank PLC, CIBC Inc. and TD Securities (USA) Inc.

                  "COLLATERAL" means all of the Borrower's present and future property and assets, real and personal, tangible and intangible, including, without limitation, owned real estate, leaseholds, fixtures, accounts, license rights, patents, trademarks, tradenames, copyrights, chattel paper, insurance proceeds, contract rights, cash, bank accounts, tax refunds, documents, instruments, general intangibles, inventory, equipment, vehicles and other goods and all present and future contracts of the Borrower, including the Acquisition Documents, the Project Documents and all service contracts, power purchase and sale contracts, operating leases and labor contracts and all other "Collateral" referred to in the Collateral Documents.

                  "COLLATERAL ACCOUNTS" means the Revenues Account and the Casualty Account.

                  "COLLATERAL AGENT" has the meaning specified in the recital of parties to this Agreement.

                  "COLLATERAL DOCUMENTS" means the Borrower Security Agreement, the Enterprises Pledge Agreement, the Mortgages, the Consents to Assignment and any other agreement that creates or purports to create a Lien in favor of the Collateral Agent for the benefit of the Tranche A Secured Parties or the Tranche B Secured Parties.

                  "COMMITMENT" means a Tranche A Commitment and a Tranche B Commitment.

                  "CONFIDENTIAL INFORMATION" means information that the Borrower furnishes to the Administrative Agent or any Lender in a writing designated as confidential, but does not include any such information that is or becomes generally available to the public or that is or becomes available to the Administrative Agent or such Lender from a source other than the Borrower or the Administrative Agent or any Lender.

                  "CONSENTS TO ASSIGNMENT" means the Consents to Assignment in the forms attached to either of the Borrower Security Agreements and executed by the counterparties to the Assigned Agreements (as defined in the Borrower Security Agreements).

                  "CONSOLIDATED" refers to the consolidation of accounts in accordance with GAAP.

                  "CONVERSION", "CONVERT" and "CONVERTED" each refer to a conversion of Advances of one Type into Advances of the other Type pursuant to Section 2.08 or 2.09.

                  "DEBT" of any Person means, without duplication, (a) all indebtedness of such Person for borrowed money, (b) all obligations of such Person for the purchase price of property or services (other than trade or account payables incurred in the ordinary course of business),
         (c) all obligations of such Person evidenced by notes, bonds, debentures or other similar instruments, (d) all obligations of such Person created or arising under any conditional sale or other title retention agreement with respect to property acquired by such Person (even though the rights and remedies of the seller or lender under such agreement in the event of default are limited to repossession or sale of such property), (e) all obligations of such Person as lessee under leases that have been or should be, in accordance with the GAAP applicable to such Person, recorded as capital leases, (f) all obligations, contingent or otherwise, of such Person in respect of acceptances, letters of credit or similar extensions of credit, (g) all obligations of such Person to purchase, redeem, retire, defease or otherwise make any payment in respect of any capital stock of or other ownership or profit interest in such Person or any other Person or any warrants, rights or options to acquire such capital stock, (h) net amounts payable under hedge agreements, (i) all Debt of others referred to in clauses (a) through (h) above or clause (j) below guaranteed directly or indirectly in any manner by such Person, or in effect guaranteed directly or indirectly by such Person through an agreement
         (1) to pay or purchase such Debt or to advance or supply funds for the payment or purchase of such Indebtedness, (2) to purchase, sell or lease (as lessee or lessor) property, or to purchase or sell services, primarily for the purpose of enabling the debtor to make payment of such Debt or to assure the holder of such Debt against loss, (3) to supply funds to or in any other manner invest in the debtor (including any agreement to pay for property or services irrespective of whether such property is received or such services are rendered) or (4) otherwise to assure a creditor against loss, and (j) all Debt referred to in clauses (a) through (i) above secured by (or for which the holder of such Debt has an existing right, contingent or otherwise, to be secured by) any lien or property (including, without limitation, accounts and contract rights) owned by such Person, even though such Person has not assumed or become liable for the payment of such Indebtedness.

                  "DEFAULT" means any Event of Default or any event that would constitute an Event of Default but for the requirement that notice be given (other than the notice specified in Section 7.01(a)) or time elapse or both.

                  "DEFAULTED ADVANCE" means, with respect to any Lender at any time, the portion of any Advance required to be made by such Lender to the Borrower pursuant to Section 2.01 at or prior to such time which has not been made by such Lender or by the Administrative Agent for the account of such Lender pursuant to Section 2.02(d) as of such time. In the event that a portion of a Defaulted Advance shall be deemed made pursuant to Section 2.14(a), the remaining portion of such Defaulted Advance shall be considered a Defaulted Advance originally required to be made pursuant to Section 2.01 on the same date as the Defaulted Advance so deemed made in part.

                  "DEFAULTED AMOUNT" means, with respect to any Lender at any time, any amount required to be paid by such Lender to the Administrative Agent, the Collateral Agent or any other Lender hereunder or under any other Loan Document at or prior to such time which has not been so paid as of such time, including, without limitation, any amount required to be paid by such Lender to (a) the Administrative Agent pursuant to Section 2.02(d) to reimburse the Administrative Agent for the amount of any Advance made by the Administrative Agent for the account of such Lender, (b) any other Lender pursuant to Section 2.12 to purchase any participation in Advances owing to such other Lender and (c) the Administrative Agent or the Collateral Agent pursuant to Section 8.05 to reimburse the Administrative Agent or the Collateral Agent for such Lender's ratable share of any amount required to be paid by the Lenders to the Administrative Agent or the Collateral Agent as provided therein. In the event that a portion of a Defaulted Amount shall be deemed paid pursuant to Section 2.14(b), the remaining portion of such Defaulted Amount shall be considered a Defaulted Amount originally required to be paid hereunder or under any other Loan Document on the same date as the Defaulted Amount so deemed paid in part.

                  "DEFAULTING LENDER" means, at any time, any Lender that, at such time, (a) owes a Defaulted Advance or a Defaulted Amount or (b) shall take any action or be the subject of any action or proceeding of a type described in Section 7.01(f).

                  "DEPOSITARY BANK" has the meaning specified in the recital of parties to this Agreement or its successor as provided in Section 4.01(b).

                  "DISCLOSURE DOCUMENTS" means the Northeast Utilities 10-K for the year ended 1998 and 10-Q's for the fiscal quarters ended March 30, 1999, June 30, 1999 and September 30, 1999 and Forms 8-K filed on October 19, 1999, October 29, 1999 and January 21, 2000 and filed on and through February 29, 2000.

                  "DOMESTIC LENDING OFFICE" means, with respect to any Lender, the office of such Lender specified as its "Domestic Lending Office" opposite its name on Schedule I hereto or in the Assignment and Acceptance pursuant to which it became a Lender, as the case may be, or such other office of such Lender as such Lender may from time to time specify to the Borrower and the Administrative Agent.

                  "ELIGIBLE ASSIGNEE" means (i) an Initial Lender; (ii) an Affiliate of an Initial Lender; (iii) a commercial bank organized under the laws of the United States, or any State thereof, and having total assets in excess of US$10,000,000,000; (iv) a savings and loan association or savings bank organized under the laws of the United States, or any State thereof, and having total assets in excess of US$10,000,000,000; (v) a commercial bank organized under the laws of any other country that is a member of the OECD or has concluded special lending arrangements with the International Monetary Fund associated with its General Arrangements to borrow, or a political subdivision of any such country, and having total assets in excess of US$10,000,000,000, so long as such bank is acting through a branch or agency located in the country in which it is organized or another country that is described in this clause (v); (vi) a finance company, insurance company or other financial institution or fund (whether a corporation, partnership, trust or other entity) that is engaged in making, purchasing or otherwise investing in commercial loans in the ordinary course of its business and having total assets in excess of US$10,000,000,000; and (vii) any other Person approved by the Administrative Agent and the Borrower, such approval not to be unreasonably withheld or delayed (and, in the case of the Borrower, not to be required if an Event of Default exists); PROVIDED, HOWEVER, that neither any Loan Party nor any Affiliate of any Loan Party shall qualify as an Eligible Assignee hereunder.

                  "ENFORCEMENT ACTION" means any action by the Collateral Agent, the Administrative Agent or any Lender that would have the effect of
         (a) declaring the Notes, all interest thereon and all other amounts payable under this Agreement and the other Loan Documents to be forthwith due and payable in accordance with Section 7.01 of this Agreement (b) exercising any right of set-off or counterclaim, (b) initiating any judicial or non-judicial proceedings to enforce the payment of any part of the outstanding Obligations or any other amounts owed under any Loan Document, (c)

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

         commencing judicial or non-judicial enforcement of any of its rights or remedies under any of the Collateral Documents, or (d) appointing or consenting to the appointment of a receiver or other similar official for the management of the Borrower or for the custody or control of any assets or proceeds of assets of the Borrower.

                  "ENGAGEMENT LETTER" means the Engagement Letter dated June 11, 1999, and as amended on February 9, 2000, among Citibank, the Borrower and Northeast Utilities.

                  "ENTERPRISES PLEDGE AGREEMENT" means, collectively, the Tranche A Enterprises Pledge Agreement and the Tranche B Enterprises Pledge Agreement.

                  "ENVIRONMENTAL ACTION" means any action, suit, demand, demand letter, claim, notice of non-compliance or violation, notice of liability or potential liability, investigation, proceeding, consent order or consent agreement relating in any way to any Environmental Law, any Environmental Permit or Hazardous Material or arising from alleged injury or threat to health, safety or the environment, including, without limitation, (a) by any governmental or regulatory authority for enforcement, cleanup, removal, response, remedial or other actions or damages and (b) by any governmental or regulatory authority or third party for damages, contribution, indemnification, cost recovery, compensation or injunctive relief.

                  "ENVIRONMENTAL LAW" means any federal, state, local or foreign statute, law, ordinance, rule, regulation, code, order, writ, judgment, injunction, decree or judicial or agency interpretation, policy or guidance relating to pollution or protection of the environment, health, safety or natural resources, including, without limitation, those relating to the use, handling, transportation, treatment, storage, disposal, release or discharge of Hazardous Materials.

                  "ENVIRONMENTAL PERMIT" means any permit, approval, identification number, license or other authorization required under any Environmental Law.

                  "EQUITY" means, at any date for the Borrower, an amount equal to the sum of the aggregate of the par value of, or stated capital represented by, the outstanding common shares of the Borrower and the surplus, paid-in, earned and other capital (excluding capital redeemable at the option of the holder), if any, of the Borrower, as determined in accordance with GAAP, as adjusted (without duplication) to add the amount by which the purchase price paid by the Borrower exceeds the book value of the Generating Assets immediately prior to the Acquisition.

                  "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time, and the regulations promulgated and rulings issued thereunder.

                  "ERISA AFFILIATE" means any Person that for purposes of Title IV of ERISA is a member of the controlled group of any Loan Party, or under common control with any Loan Party, within the meaning of Section 414 of the Internal Revenue Code.

                  "ERISA EVENT" means (a) (i) the occurrence of a reportable event, within the meaning of Section 4043 of ERISA, with respect to any Plan unless the 30-day notice requirement with respect to such event has been waived by the PBGC, or (ii) the requirements of subsection (1) of Section 4043(b) of ERISA (without regard to subsection (2) of such Section) are met with respect to a contributing sponsor, as defined in
         Section 4001(a)(13) of ERISA, of a Plan, and an event described in paragraph (9), (10), (11), (12) or (13) of Section 4043(c) of ERISA is reasonably expected to occur with respect to such Plan within the following 30 days; (b) the application for a minimum funding waiver with respect to a Plan; (c) the provision by the administrator of any Plan of a notice of intent to terminate such Plan, pursuant to Section 4041(a)(2) of ERISA (including any such notice with respect to a plan amendment referred to in Section 4041(e) of ERISA); (d) the cessation of operations at a facility of any Loan Party or any ERISA Affiliate in the circumstances described in Section 4062(e) of ERISA; (e) the withdrawal by any Loan Party or any ERISA Affiliate from a Multiple Employer Plan during a plan year for which it was a substantial employer, as defined in Section 4001(a)(2) of ERISA; (f) the conditions for imposition of a lien under Section 302(f) of ERISA shall have been met with respect to any Plan; (g) the adoption of an amendment to a Plan requiring the provision of security to such Plan pursuant to
         Section 307 of ERISA; or (h) the institution by the PBGC of proceedings to terminate a Plan pursuant to Section 4042 of ERISA, or the occurrence of any event or condition described in Section 4042 of ERISA that constitutes grounds for the termination of, or the appointment of a trustee to administer, such Plan.

                  "EUROCURRENCY LIABILITIES" has the meaning specified in Regulation D of the Board of Governors of the Federal Reserve System, as in effect from time to time.

                  "EURODOLLAR LENDING OFFICE" means, with respect to any Lender, the office of such Lender specified as its

         "Eurodollar Lending Office" opposite its name on Schedule I hereto or in the Assignment and Acceptance pursuant to which it became a Lender (or, if no such office is specified, its Domestic Lending Office), or such other office of such Lender as such Lender may from time to time specify to the Borrower and the Administrative Agent.

                  "EURODOLLAR RATE" means, for any Interest Period for each Eurodollar Rate Advance comprising part of the same Borrowing, an interest rate per annum equal to the rate per annum obtained by dividing (a) the rate that is set forth on Telerate Page Number 3750 (or any other page that may replace such page from time to time) as of 11:00 A.M. (London time) on the second Business Day prior to the first day of any interest period for U.S. Dollar deposits having a tenor equal to the applicable Interest Period or if none of such page 3750 nor any successor or similar service is available, relative to any Eurodollar Rate Advance, the rate of interest per annum determined by the Administrative Agent to be the arithmetic mean (rounded upward to the next 0.01%) of the rates of interest per annum at which dollar deposits in the approximate amount of the amount to be made or continued as, or converted into, a Eurodollar Rate Advance by the Administrative Agent and having a maturity comparable to such Interest Period are offered in immediately available funds to the Administrative Agent in the London interbank market at its request at approximately 11:00 a.m. (London time) two Business Days prior to the commencement of such Interest Period by (b) a percentage equal to 100% minus the Eurodollar Rate Reserve Percentage for such Interest Period.

                  "EURODOLLAR RATE ADVANCE" means an Advance that bears interest as provided in Section 2.06(a)(ii).

                  "EURODOLLAR RATE RESERVE PERCENTAGE" for any Interest Period for all Eurodollar Rate Advances comprising part of the same Borrowing means the reserve percentage applicable two Business Days before the first day of such Interest Period under regulations issued from time to time by the Board of Governors of the Federal Reserve System (or any successor) for determining the maximum reserve requirement (including, without limitation, any emergency, supplemental or other marginal reserve requirement) for a member bank of the Federal Reserve System in New York City with respect to liabilities or assets consisting of or including Eurocurrency Liabilities (or with respect to any other category of liabilities that includes deposits by reference to which the interest rate on Eurodollar Rate Advances is determined) having a term equal to such Interest Period.

                  "EVENTS OF DEFAULT" has the meaning specified in Section 7.01.

                  "EXCESS CASH FLOW" shall mean for any Excess Cash Flow Payment Date, the excess of (a) all cash receipts of the Borrower (including, but not limited to, Revenues, but excluding Net Cash Proceeds) actually received by the Borrower during the period from the prior Excess Cash Flow Payment Date (or the Borrowing Date with respect to the first Excess Cash Flow Payment Date) to the date immediately prior to such Excess Cash Flow Payment Date OVER (b) the sum (without duplication) of
         (i) Operating Costs and Permitted Capital Expenditures paid during such period and (ii) Obligations (other than mandatory prepayments pursuant to Section 2.05(b) hereof and payments of interest in respect thereof pursuant to Section 2.06 hereof) arising under the Loan Documents paid during such period. For purposes of this definition, cash receipts shall exclude, to the extent included, any insurance proceeds deposited into the Casualty Account.

                  "EXCESS CASH FLOW PAYMENT DATE" shall mean May 1, 2000, August 1, 2000 and November 1, 2000.

                  "EXEMPT WHOLESALE GENERATOR" has the meaning specified in
         Section 32(a)(1) of the Public Utility Holding Company Act of 1935.

                  "EXTRAORDINARY RECEIPT" means any cash received by or paid to or for the account of any Person not in the ordinary course of business, including, without limitation, tax refunds, pension plan reversions, proceeds of insurance (other than proceeds of business interruption insurance to the extent such proceeds constitute compensation for lost earnings), condemnation awards (and payments in lieu thereof) and indemnity payments; PROVIDED, HOWEVER, that an Extraordinary Receipt shall not include cash receipts received from proceeds of insurance, condemnation awards (or payments in lieu thereof) or indemnity payments to the extent that such proceeds, awards or payments (A) in respect of loss or damage to equipment, fixed assets or real property are applied (or in respect of which expenditures were previously incurred) to replace or repair the equipment, fixed assets or real property in accordance with the terms of the Loan Documents, so long as such application is made within six months after the receipt of such proceeds or (B) are received by any Person in respect of any third party claim against such Person and applied to pay (or to reimburse such Person for its prior payment of) such claim and the costs and expenses of such Person with respect thereto.

                  "FEDERAL FUNDS RATE" means, for any period, a fluctuating interest rate per annum equal for each day during such period to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published for such day (or, if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of New York, or, if such rate is not so published for any day that is a Business Day, the average of the quotations for such day for such transactions received by the Administrative Agent from three Federal funds brokers of recognized standing selected by it.

                  "FEE LETTER" means the Fee Letter dated as of February 9, 2000, among the Borrower, Northeast Utilities and the Co-Arrangers.

                  "FERC" means the Federal Energy Regulatory Commission.

                  "FISCAL YEAR" means a fiscal year of the Borrower ending on December 31 in any calendar year.

                  "FLOW OF FUNDS MEMORANDUM" means the memorandum regarding the flow of funds and procedures on the Borrowing Date, attached as Exhibit G hereto.

                  "GAAP" has the meaning specified in Section 1.03.

                  "GENERATING ASSETS" means the CL&P Generating Assets and the WMECO Generating Assets.

                  "GOVERNMENTAL AUTHORITY" means any nation or government, any state, province or other political subdivision thereof, and any governmental, executive, legislative, judicial, administrative or regulatory agency, department, authority, instrumentality, commission, board or similar body, whether federal, state, provincial, territorial, local or foreign.

                  "GOVERNMENTAL AUTHORIZATION" means any authorization, approval, consent, franchise, license, covenant, order, ruling, permit, certification, exemption or similar right or action of or by, or filing or registration with or notice to, any Governmental Authority.

                  "HAZARDOUS MATERIALS" means (a) petroleum or petroleum products, by-products or breakdown products, radioactive materials, asbestos-containing materials, polychlorinated biphenyls and radon gas and (b) any other chemicals, materials or substances designated, classified or regulated as hazardous or toxic or as a pollutant under any Environmental Law.

                  "HOUSATONIC SYSTEM" means the six hydroelectric plants known as Falls Village, Bulls Bridge, Shepaug, Stevenson, Robertsville and Bantam and the one pump storage generating facility known as Rocky River, and the other assets acquired or to be acquired by the

         Borrower from CL&P pursuant to the CL&P Purchase and Sale Agreement.

                  "INDEMNIFIED PARTY" has the meaning specified in Section 9.04(b).

                  "INDENTURES" shall mean the CL&P Indenture and the WMECO Indenture.

                  "INITIAL LENDERS" means, collectively, the Tranche A Initial Lenders and the Tranche B Initial Lenders.

                  "INSUFFICIENCY" means, with respect to any Plan, the amount, if any, of its unfunded benefit liabilities, as defined in Section 4001(a)(18) of ERISA.

                  "INSURANCE CONSULTANT" means Aon Risk Services or such other insurance consultant selected by the Required Lenders and consented to by the Borrower which shall not be unreasonably withheld or delayed.

                  "INTERCONNECTION AGREEMENTS" means the CL&P Interconnection Agreement and the WMECO Interconnection Agreement.

                  "INTEREST PERIOD" means, for each Eurodollar Rate Advance comprising part of the same Borrowing, the period commencing on the date of such Eurodollar Rate Advance or the date of the Conversion of any Base Rate Advance into such Eurodollar Rate Advance, and ending on the last day of the period selected by the Borrower pursuant to the provisions below and, thereafter, each subsequent period commencing on the last day of the immediately preceding Interest Period and ending on the last day of the period selected by the Borrower pursuant to the provisions below. The duration of each such Interest Period shall be one, two or three months, as the Borrower may, upon notice received by the Administrative Agent not later than 11:00 A.M. (New York City time) on the third Business Day prior to the first day of such Interest Period, select; PROVIDED, HOWEVER, that:

                           (a) no more than five Interest Periods shall be
                  outstanding at any time;

                           (b) the Borrower may not select any Interest Period
                  with respect to any Tranche B Advance that ends after the Tranche B Maturity Date;

                           (c) whenever the last day of any Interest Period
                  would otherwise occur on a day other than a Business Day, the last day of such Interest Period shall be extended to occur on the next succeeding Business Day, PROVIDED, HOWEVER, that, if such extension would cause the last day of such Interest Period to occur in the next following calendar month, the last day of such Interest Period shall occur on the next preceding Business Day; and

                           (d) whenever the first day of any Interest Period
                  occurs on a day of an initial calendar month for which there is no numerically corresponding day in the calendar month that succeeds such initial calendar month by the number of months equal to the number of months in such Interest Period, such Interest Period shall end on the last Business Day of such succeeding calendar month.

                  "INTERNAL REVENUE CODE" means the Internal Revenue Code of 1986, as amended from time to time, and the regulations promulgated and rulings issued thereunder.

                  "INVESTMENT" in any Person means any loan or advance to such Person, any purchase or other acquisition of any capital stock or other ownership or profit interest, warrants, rights, options, obligations or other securities of such Person, any capital contribution to such Person or any other investment in such Person, including, without limitation, any arrangement pursuant to which the investor incurs Debt of the types referred to in clause (i) or (j) of the definition of "DEBT" in respect of such Person.

                  "LEAD BANK LETTER" means the Lead Bank Letter dated as of June 11, 1999, among the Borrower, Northeast Utilities and the Co-Arrangers.

                  "LENDERS" means the Tranche A Lenders and the Tranche B
         Lenders.

                  "LIEN" means any lien, security interest or other charge or encumbrance of any kind, or any other type of preferential arrangement, including, without limitation, the lien or retained security title of a conditional vendor and any easement, right of way or other encumbrance on title to real property.

                  "LOAN DOCUMENTS" means this Agreement, the Notes, the Collateral Documents, the Northeast Utilities Guaranties and the Sponsor Agreement, in each case as amended or otherwise modified from time to time.

                  "LOAN PARTIES" means the Borrower, NU Enterprises, Northeast Utilities, Select and NGS.

                  "MARGIN STOCK" has the meaning specified in Regulation U.

                  "MATERIAL ADVERSE EFFECT" means a material adverse effect on
         (i) the business, financial condition, operations, performance, properties or prospects of any Loan Party, (ii) the rights and remedies of the Administrative Agent, the Collateral Agent or the Lenders under any Loan Document, (iii) the Liens in favor of the Collateral Agent for benefit of the Secured Parties, (iv) the legality, validity or enforceability of any Loan Document, any Project Document, any Material Contract or any Acquisition Document or (v) the ability of the Borrower, NU Enterprises or Northeast Utilities to perform its obligations under any Loan Document to which it is a party.

                  "MATERIAL CONTRACT" means, collectively, the contracts set forth on Schedule 5.01(ee) of this Agreement and each other contract of the Borrower involving aggregate consideration payable to or by the Borrower of $10,000,000 or more in any Fiscal Year or the absence of which would result in a Material Adverse Effect to the Borrower or a material adverse effect on the operations or performance of the Generating Assets taken as a whole.

                  "MATURITY DATE" means the Tranche A Maturity Date and the Tranche B Maturity Date.

                  "METCALF & EDDY" means Metcalf & Eddy, Inc.

                  "MOODY'S" means Moody's Investors Service, Inc. and any successor thereto that is a nationally recognized rating agency.

                  "MORTGAGE POLICIES" has the meaning specified in Section 3.01(m)(ix)(B).

                  "MORTGAGES" means, collectively, the Tranche A Mortgage and the Tranche B Mortgage.

                  "MULTIEMPLOYER PLAN" means a multiemployer plan, as defined in
         Section 4001(a)(3) of ERISA, to which any Loan Party or any ERISA Affiliate is making or accruing an obligation to make contributions, or has within any of the preceding five plan years made or accrued an obligation to make contributions.

                  "MULTIPLE EMPLOYER PLAN" means a single employer plan, as defined in Section 4001(a)(15) of ERISA, that (a) is maintained for employees of any Loan Party or any ERISA Affiliate and at least one Person other than the Loan Parties and the ERISA Affiliates or (b) was so maintained and in respect of which any Loan Party or any ERISA Affiliate could have liability under Section 4064 or 4069 of ERISA in the event such plan has been or were to be terminated.

                  "NEIGHBORING LANDOWNER AGREEMENTS" means a lease, license or other agreement between the Borrower (or a predecessor in interest of the Borrower) and an owner of real property adjacent to one of the impoundments located on the Borrower=s land, relating to recreational access and/or use by third party users of such impoundment.

                  "NET CASH PROCEEDS" means, with respect to any sale, lease, transfer or other disposition of any asset by the Borrower, or any Extraordinary Receipt received by or paid to or for the account of the Borrower, the aggregate amount of cash received from time to time (whether as initial consideration or through payment or disposition of deferred consideration) by or on behalf of the Borrower in connection with such transaction after deducting therefrom only (without duplication) (a) reasonable and customary brokerage commissions, underwriting fees and discounts, legal fees, finder's fees and other similar fees and commissions and (b) the amount of taxes payable in connection with or as a result of such transaction, in each case to the extent, but only to the extent, that the amounts so deducted are, at the time of receipt of such cash, actually paid to a Person that is not an Affiliate of such Person or any Loan Party and are properly attributable to such transaction or to the asset that is the subject thereof.

                  "NGS" means Northeast Generation Services Company, a Connecticut corporation.

                  "NON-FIRM POINT TO POINT AGREEMENT" refers to the Non-Firm Point to Point Transmission Service Agreement dated as of September 28, 1999, between NUSCO and the Borrower.

                  "NORTHEAST UTILITIES" means Northeast Utilities, a Massachusetts business trust.

                  "NORTHEAST UTILITIES GUARANTIES" means the two guaranties, issued by Northeast Utilities in favor of the Borrower, with respect to the Select Power Purchase Agreement and the O&M Agreement, respectively.

                  "NORTHFIELD MOUNTAIN PROJECT" means the Northfield Mountain Pumped Storage Project that the Borrower is purchasing an 81% ownership interest in from CL&P pursuant to the CL&P Purchase and Sale Agreement and a 19% ownership interest in from WMECO pursuant to the WMECO Purchase and Sale Agreement.

                  "NORTHFIELD OPERATING AGREEMENT" means the Northfield Mountain Project Operating Agreement dated as of February 14, 1968 (as amended by the March 1, 1974 amendment), among CL&P, WMECO and The Hartford Electric Light Company.

                  "NOTE" means either a Tranche A Note or a Tranche B Note.

                  "NOTICE OF BORROWING" has the meaning specified in Section 2.02(a).

                  "NPL" means the National Priorities List under CERCLA.

                  "NU ENTERPRISES" means NU Enterprises, Inc., a Connecticut corporation.

                  "NUSCO" means Northeast Utilities Services Company.

                  "NUSCO SERVICE AGREEMENT" means the Northeast Utilities Service Company Service Contract, dated as of January 1, 1999, as renewed on December 31, 1999, between the Borrower and NUSCO.

                  "OBLIGATION" means, with respect to any Person, any payment, performance or other obligation of such Person of any kind, including, without limitation, any liability of such Person on any claim, whether or not the right of any creditor to payment in respect of such claim is reduced to judgment, liquidated, unliquidated, fixed, contingent, matured, disputed, undisputed, legal, equitable, secured or unsecured, and whether or not such claim is discharged, stayed or otherwise affected by any proceeding referred to in Section 7.01(f). Without limiting the generality of the foregoing, the Obligations of the Loan Parties under the Loan Documents include (a) the obligation to pay principal, interest, charges, expenses, fees, attorneys' fees and disbursements, indemnities and other amounts payable by any Loan Party under any Loan Document and (b) the obligation of any Loan Party to reimburse any amount in respect of any of the foregoing that any Lender, in its sole discretion, may elect to pay or advance on behalf of such Loan Party.

                  "OECD" means the Organization for Economic Cooperation and Development.

                  "O&M AGREEMENT" means the Management and Operation Agreement dated February 1, 2000, as amended on March 1, 2000, between NGS and the Borrower.

                  "OPERATING ACCOUNT" means the operating account of the Borrower maintained by the Borrower with Fleet National Bank at its office at Providence, R.I., Account No. 9417547475, ABA No. 011500010,
         Ref: Northeast Generation Company, which is in the sole dominion and control of the Borrower.

                  "OPERATING COSTS" shall mean, for any period, the sum, computed without duplication, of all costs and expenses paid by the Borrower during such period (or, in the case of any future period, projected to be paid or payable during such period) in connection with the operation, maintenance and administration of the Generating Assets, including, without limiting the generality of the foregoing, (a) costs of operating and administering the Generating Assets and of maintaining them in good repair and operating condition (including all amounts due and payable under the O&M Agreement), (b) costs of insurance, (c) costs of supplies and other services acquired in connection with the operation and maintenance of the Generating Assets, (d) sales and excise taxes payable by the Borrower, (e) income taxes payable by the Borrower, (f) costs and fees attendant to the obtaining and maintaining in effect the Governmental Authorizations relating to the Generating Assets, (g) legal, accounting and other professional fees attendant to any of the foregoing and (h) payments in respect of Debt permitted under Section 6.02(b)(ii) and Section 6.02(b)(iii); PROVIDED that all of the foregoing costs and expenses shall be determined on a cash basis and shall not include the cost of scheduled Capital Expenditures, depreciation, amortization and other non-cash items.

                  "OTHER TAXES" has the meaning specified in Section 2.11(b).

                  "PBGC" means the Pension Benefit Guaranty Corporation (or any successor).

                  "PERMANENT FINANCING" means the Proposed Permanent Financing or any other capital markets, private placement or other debt issuance (including, without limitation, by entering into a bank credit facility) by the Borrower, the purpose of which is to refinance some or all of the Tranche B Advances.

                  "PERMITTED CAPITAL EXPENDITURES" means, with respect to the Borrower, for any period, all Capital Expenditures contemplated for such period in the Annual Operating Budget or which the Borrower is otherwise permitted to incur pursuant to Section 6.02(n).

                  "PERMITTED ENCUMBRANCES" has the meaning specified in the Mortgages.

                  "PERMITTED HEDGE PROVIDER" means any Lender or its Affiliate providing a Permitted Hedge so long and only so long as such hedge provider remains a Lender or an Affiliate of a Lender.

                  "PERMITTED HEDGES" means any anticipatory hedge product purchased by the Borrower, or Northeast Utilities for the benefit of the Borrower, such as a treasury rate lock, treasury collar or treasury put, for the purpose of hedging the Borrower's anticipated interest rate exposure with respect to the Proposed Permanent Financing, PROVIDED, if the hedge product is provided by (a) a financial institution other than any Permitted Hedge Provider, such hedge provider shall not be entitled to have a lien on any properties or assets of the Borrower as security in respect of the hedge product, or (b) any Permitted Hedge Provider, such hedge provider shall be a Tranche B Secured Party under the Tranche B Collateral Documents entitled to the benefits of the Collateral under the Tranche B Collateral Documents pari passu with the other Tranche B Secured Parties, PROVIDED, FURTHER, HOWEVER, that such hedge provider shall have no voting rights under the Tranche B Collateral Documents.

                  "PERMITTED INVESTMENTS" means any of (a) time deposits of Citibank with such maturities as may be acceptable to the Collateral Agent, (b) commercial paper that is rated at least P-1 by Moody's and at least A-1+ by S&P (provided that the long-term unsecured debt ratings issued by Moody's and S&P for the issuer or the guarantor thereof are at least Aa3 and AA-, respectively), with such maturities and other terms as may be acceptable to the Collateral Agent in its sole discretion, (c) marketable obligations, maturing within 12 months after acquisition thereof, issued or unconditionally guaranteed by the United States of America or an instrumentality or agency thereof and entitled to the full faith and credit of the United States of America,
         (d) other than with respect to amounts in the Collateral Accounts, the Temp Fund of the Provident Institutional Fund, (e) investments in the Goldman Sachs FS Prime Obligations Fund Administration Class (463) or
         (f) such other investments as may be requested by the Borrower and acceptable to the Collateral Agent in its reasonable discretion.

                  "PERMITTED LIENS" means such of the following as to which no enforcement, collection, execution, levy or foreclosure proceeding shall have been commenced: (a) Liens for taxes, assessments and governmental charges or levies to the extent not required to be paid under Section 6.01(b) hereof; (b) Liens imposed by law, such as materialmen's, mechanics', carriers', workmen's and repairmen's Liens and other similar Liens arising in the ordinary course of business securing obligations that are not overdue for a period of more than 30 days; (c) pledges or deposits to secure obligations under workers' compensation laws or similar legislation or to secure public or statutory obligations; and (d) easements, rights of way and other encumbrances on title to real property that do not render title to the property encumbered thereby unmarketable or materially adversely affect the use of such property for its present purposes.

                  "PERSON" means an individual, partnership, corporation (including a business trust), limited liability company, joint stock company, trust, unincorporated association, joint venture or other entity, or a government or any political subdivision or agency thereof.

                  "PLACEMENT AGENT" means the placement agent chosen by the Borrower in connection with the Proposed Permanent Financing.

                  "PLAN" means a Single Employer Plan or a Multiple Employer
         Plan.

                  "PLEDGED SHARES" has the meaning set forth in the Collateral Documents.

                  "PROJECT DOCUMENTS" means the Select Power Purchase Agreement, the O&M Agreement, the Northeast Utilities Guaranties, the NUSCO Service Agreement, any other purchase and sale agreement with respect to sales of the Product (as defined in the O&M Agreement) entered into by the Borrower and any other third party, the Interconnection Agreements, the Asset Demarcation Agreements, the Property Tax Allocation Agreement and the Non-Firm Point to Point Agreement.

                  "PROPERTY TAX ALLOCATION AGREEMENT" means (a) the Real and Personal Property Tax Allocation Agreement, dated as of the Acquisition Date between the Borrower and CL&P and (b) the Real and Personal Property Tax Allocation Agreement, dated as of the Acquisition Date between the Borrower and WMECO.

                  "PROPOSED PERMANENT FINANCING" means the private placement, in accordance with Rule 144A of the Securities Act of 1933, as amended from time to time, of debt securities proposed to be issued by the Borrower in an amount equal to at least the then outstanding amount of the Tranche B Advances hereunder to repay such Advances.

                  "PURCHASE AND SALE AGREEMENTS" means the WMECO Purchase and Sale Agreement and the CL&P Purchase and Sale Agreement.

                  "PURCHASE PRICE" means the aggregate amount payable by the Borrower to CL&P and WMECO as the purchase price for the Generating Assets pursuant to the Purchase and Sale Agreements.

                  "RATING AGENCIES" shall mean S&P and Moody's.

                  "REGISTER" has the meaning specified in Section 9.07(d).

                  "REGULATION U" means Regulation U of the Board of Governors of the Federal Reserve System, as in effect from time to time.

                  "REPLACEMENT LENDER" has the meaning specified in Section 2.09(e).

                  "REQUIRED LENDERS" means at any time Lenders owed at least 66 2/3% of the then aggregate unpaid principal amount of the Advances owing to Lenders, or, if no such principal amount is then outstanding, Lenders having at least 66 2/3% of the Commitments.

                  "REQUIRED RATING" means a rating of at least BBB- (or the then equivalent grade) from S&P and Baa3 (or the then equivalent grade) from Moody's.

                  "REQUIRED TRANCHE A LENDERS" means at any time the Tranche A Lenders owed at least 66 2/3% of the then aggregate unpaid principal amount of the Tranche A Advances owing to the Tranche A Lenders, or, if no such principal amount is then outstanding, Tranche A Lenders having at least 66 2/3% of the Tranche A Commitments.

                  "REQUIRED TRANCHE B LENDERS" means at any time the Tranche B Lenders owed at least 66 2/3% of the then aggregate unpaid principal amount of the Tranche B Advances owing to the Tranche B Lenders, or, if no such principal amount is then outstanding, Tranche B Lenders having at least 66 2/3% of the Tranche B Commitments.

                  "RESPONSIBLE OFFICER" means any of the chief executive officer, the president, the treasurer or any vice president of any Loan Party or any of its Subsidiaries.

                  "REVENUES" shall mean, for any period, the sum, computed without duplication, of all cash receipts received by the Borrower during such period (or, in the case of any future period, projected to be received during such period) pursuant to (a) the Project Documents, including, without limitation, (x) amounts paid by third parties such as guarantors and letter of credit banks, and (y) any and all damages, arbitration awards or other monetary settlements payable to the Borrower, (b) proceeds of any business interruption insurance and other payments received for interruption of operations (excluding proceeds of physical damage or liability insurance), and (c) investment earnings on Permitted Investments held in the Revenues Account. Revenues shall exclude, to the extent included, proceeds of insurance paid in respect of loss or damage of any Generating Asset.

                  "REVENUES ACCOUNT" means the revenues account of the Borrower maintained pursuant to Article IV hereof by the Collateral Agent with Citibank's office at 111

         Wall Street, New York, New York 10043, Account No.3611-4325, ABA No. 0210-0008-9, FBO A/C 103560 Attention: Olivia Sharp.

                  "S&P" means Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc., and any successor thereto that is a nationally recognized rating agency.

                  "SECURED OBLIGATIONS" has the meaning specified in the Collateral Documents.

                  "SECURED PARTIES" means the Tranche A Secured Parties and the Tranche B Secured Parties.

                  "SELECT" means Select Energy, Inc., a Connecticut corporation.

                  "SELECT POWER PURCHASE AGREEMENT" means the Power Purchase and Sale Agreement dated December 27, 1999, between Select and the Borrower.

                  "SINGLE EMPLOYER PLAN" means a single employer plan, as defined in Section 4001(a)(15) of ERISA, that (a) is maintained for employees of any Loan Party or any ERISA Affiliate and no Person other than the Loan Parties and the ERISA Affiliates or (b) was so maintained and in respect of which any Loan Party or any ERISA Affiliate could have liability under Section 4069 of ERISA in the event such plan has been or were to be terminated.

                  "SOLVENT" and "SOLVENCY" mean, with respect to any Person on a particular date, that on such date (a) the fair value of the property of such Person is greater than the total amount of liabilities, including, without limitation, contingent liabilities, of such Person,
         (b) the present fair salable value of the assets of such Person is not less than the amount that will be required to pay the probable liability of such Person on its debts as they become absolute and matured, (c) such Person does not intend to, and does not believe that it will, incur debts or liabilities beyond such Person's ability to pay such debts and liabilities as they mature and (d) such Person is not engaged in business or a transaction, and is not about to engage in business or a transaction, for which such Person's property would constitute an unreasonably small capital. The amount of contingent liabilities at any time shall be computed as the amount that, in the light of all the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability.

                  "SPONSOR AGREEMENT" means the sponsor agreement of Northeast Utilities in favor of the Collateral Agent, substantially in the form of Exhibit H attached hereto.

                  "STONE & WEBSTER" means Stone & Webster Management Consultants, Inc.

                  "SUBSIDIARY" of any Person means any corporation, partnership, joint venture, limited liability company, trust or estate of which (or in which) more than 50% of (a) the issued and outstanding capital stock having ordinary voting power to elect a majority of the Board of Directors of such corporation (irrespective of whether at the time capital stock of any other class or classes of such corporation shall or might have voting power upon the occurrence of any contingency), (b) the interest in the capital or profits of such partnership, joint venture or limited liability company or (c) the beneficial interest in such trust or estate is at the time directly or indirectly owned or controlled by such Person, by such Person and one or more of its other Subsidiaries or by one or more of such Person's other Subsidiaries.

                  "TAX CERTIFICATE" has the meaning specified in Section
         6.03(m).

                  "TAX SHARING AGREEMENT" means the Amended and Restated Tax Allocation Agreement, dated January 1, 1990 (as amended on October 26, 1998 and on March 1, 2000), to be entered into by the Borrower with NU and various other Subsidiaries of NU (a copy of which was delivered to the Lenders pursuant to Section 3.01(m)(xviii)), together with any other tax sharing agreement entered into by the Borrower in accordance with Section 6.02(o).

                  "TAXES" has the meaning specified in Section 2.11(a).

                  "TERMINATION DATE" means the earlier (x) December 29, 2000 or
         (y) the date of termination in whole of the Commitments pursuant to
         Section 2.04 or 7.01.

                  "THIRD PARTY CONSENTS" has the meaning specified in Section 5.01(d).

                  "TOTAL CAPITALIZATION" means, at any date, for the Borrower, the sum of (i) the aggregate principal amount of all long-term and short-term Debt of the Borrower, and (ii) the Equity.

                  "TRANCHE A ADVANCE" has the meaning specified in Section 2.01(a).

                  "TRANCHE A AMOUNTS" has the meaning specified in Section 2.03(a).

                  "TRANCHE A BORROWER SECURITY AGREEMENT" means the agreement by the Borrower in favor of the Collateral

         Agent for the benefit of the Tranche A Secured Parties, substantially in the form of Exhibit D-1 attached hereto.

                  "TRANCHE A BORROWING" means a borrowing consisting of Tranche A Advances of the same Type made on the same day by the Tranche A Lenders.

                  "TRANCHE A COLLATERAL DOCUMENTS" means the Tranche A Borrower Security Agreement, the Tranche A Enterprises Pledge Agreement, the Tranche A Mortgage and the Tranche A Note.

                  "TRANCHE A COMMITMENT" has the meaning specified in Section 2.01(a).

                  "TRANCHE A ENTERPRISES PLEDGE AGREEMENT" means the agreement by NU Enterprises in favor of the Collateral Agent for the benefit of the Tranche A Secured Parties, substantially in the form of Exhibit E-1 attached hereto.

                  "TRANCHE A INITIAL LENDERS" has the meaning specified in the recital of parties to this Agreement.

                  "TRANCHE A LENDERS" means the Tranche A Initial Lenders and each Person, other than natural persons, that have or shall become and remain a party hereto as a "Tranche A Lender" pursuant to Section 9.07.

                  "TRANCHE A LIEN" has the meaning specified in Section 8.07.

                  "TRANCHE A MATURITY DATE" means the Borrowing Date.

                  "TRANCHE A MORTGAGE" means the mortgage with respect to the Tranche A Advances, substantially in the form of Exhibit F-1.

                  "TRANCHE A NOTE" means a promissory note of the Borrower payable to the order of any Tranche A Lender, in substantially the form of Exhibit A-1 hereto, evidencing the indebtedness of the Borrower to such Tranche A Lender resulting from the Tranche A Advances made by or owed to such Tranche A Lender.

                  "TRANCHE A OBLIGATIONS" means all Tranche A Amounts owed by the Borrower to the Tranche A Secured Parties under the Loan Documents.

                  "TRANCHE A SECURED PARTIES" means (a) the Tranche A Lenders and (b) the Collateral Agent as party to the Tranche A Collateral Documents.

                  "TRANCHE B ADVANCE" has the meaning specified in Section 2.01(b).

                  "TRANCHE B BORROWER SECURITY AGREEMENT" means the agreement by the Borrower in favor of the Collateral Agent for the benefit of the Tranche B Secured Parties, substantially in the form of Exhibit D-2 attached hereto.

                  "TRANCHE B BORROWING" means a borrowing consisting of Tranche B Advances of the same Type made on the same day by the Tranche B Lenders.

                  "TRANCHE B COLLATERAL DOCUMENTS" means the Tranche B Borrower Security Agreement, the Tranche B Enterprises Pledge Agreement, the Tranche B Mortgage and the Tranche B Note.

                  "TRANCHE B COMMITMENT" has the meaning specified in Section 2.01(b).

                  "TRANCHE B ENTERPRISES PLEDGE AGREEMENT" means the agreement by NU Enterprises in favor of the Collateral Agent for the benefit of the Tranche B Secured Parties, substantially in the form of Exhibit E-2 attached hereto.

                  "TRANCHE B INITIAL LENDERS" has the meaning specified in the recital of parties to this Agreement.

                  "TRANCHE B LENDERS" means the Tranche B Initial Lenders and each Person, other than natural persons, that have or shall become and remain a party hereto as a "Tranche B Lender" pursuant to Section 9.07.

                  "TRANCHE B LIEN" has the meaning specified in Section 8.07.

                  "TRANCHE B MATURITY DATE" means December 29, 2000.

                  "TRANCHE B MORTGAGE" means the mortgage with respect to Tranche B Advances, substantially in the form of Exhibit F-2.

                  "TRANCHE B NOTE" means a promissory note of the Borrower payable to the order of any Tranche B Lender, in substantially the form of Exhibit A-2 hereto, evidencing the indebtedness of the Borrower to such Tranche B Lender resulting from the Tranche B Advances made by or owed to such Tranche B Lender.

                  "TRANCHE B OBLIGATIONS" means all amounts owed by the Borrower to the Tranche B Secured Parties under the Loan Documents other than the Tranche A Amounts.

                  "TRANCHE B SECURED PARTIES" means (a) the Tranche B Lenders,
         (b) each of the Collateral Agent and the Administrative Agent as parties to the Tranche B Collateral Documents and the other Loan Documents to which each is a party, and (c) the Permitted Hedge Providers, if any.

                  "TYPE" has the meaning specified in the definition of "Advance" in this Section 1.01.

                  "UCC" means the Uniform Commercial Code as in effect from time to time in the State of New York.

                  "VOTING STOCK" means capital stock issued by a corporation, or equivalent interests in any other Person, the holders of which are ordinarily, in the absence of contingencies, entitled to vote for the election of directors (or persons performing similar functions) of such Person, even if the right so to vote has been suspended by the happening of such a contingency.

                  "WELFARE PLAN" means a welfare plan, as defined in Section 3(1) of ERISA, that is maintained for employees of any Loan Party or in respect of which any Loan Party could have liability.

                  "WITHDRAWAL LIABILITY" has the meaning specified in Part I of Subtitle E of Title IV of ERISA.

                  "WMECO" has the meaning set forth in the Preliminary Statements to this Agreement.

                  "WMECO ACQUISITION" means the acquisition by the Borrower of the WMECO Generating Assets.

                  "WMECO ACQUISITION DOCUMENTS" means the WMECO Asset Demarcation Agreement, the WMECO Assumption Agreement, the WMECO Interconnection Agreement and the WMECO Purchase and Sale Agreement.

                  "WMECO ASSIGNMENT AND ASSUMPTION AGREEMENT" means the Assignment and Assumption Agreement, dated as of March 14, 2000, between the Borrower and WMECO.

                  "WMECO ASSET DEMARCATION AGREEMENT" means the Asset Demarcation Agreement dated as of the Acquisition Date, between WMECO and the Borrower.

                  "WMECO ASSUMPTION AGREEMENT" means the Assumption Agreement dated July 2, 1999, between Northeast Utilities and WMECO.

                  "WMECO GENERATING ASSETS" means the hydroelectric and pumped storage generating assets and related assets acquired or to be acquired, as the case may be, by the Borrower from WMECO pursuant to the WMECO Purchase and Sale Agreement.

                  "WMECO INDENTURE" means the First Mortgage Indenture and Deed of Trust dated as of August 1, 1954, as amended as of the date hereof, between WMECO and State Street Bank and Trust Company.

                  "WMECO INTERCONNECTION AGREEMENT" means the Interconnection Agreement dated July 2, 1999, between the Borrower and WMECO.

                  "WMECO PURCHASE AND SALE AGREEMENT" means the Purchase and Sale Agreement dated July 2, 1999, between the Borrower and WMECO.

                  "WMECO PURCHASE PRICE" means the aggregate amount payable by the Borrower to WMECO for the WMECO Generating Assets pursuant to the WMECO Purchase and Sale Agreements.

         SECTION 1.02. COMPUTATION OF TIME PERIODS. In this Agreement in the computation of periods of time from a specified date to a later specified date, the word "from" means "from and including" and the words "to" and "until" each mean "to but excluding".

         SECTION 1.03. ACCOUNTING TERMS. All accounting terms not specifically defined herein shall be construed in accordance with generally accepted accounting principles consistent with those applied in the preparation of the financial statements referred to in Section 5.01(f) ("GAAP").

         SECTION 1.04. REFERENCES TO OTHER AGREEMENTS. Unless otherwise provided herein, references to any other agreement or document shall refer to such agreement or document as amended, supplemented or otherwise modified in accordance with the terms hereof and thereof.

                                   ARTICLE II

                        AMOUNTS AND TERMS OF THE ADVANCES

         SECTION 2.01. THE ADVANCES. (a) Each Tranche A Lender severally agrees, on the terms and conditions hereinafter set forth, to make one advance (the "TRANCHE A ADVANCE") to the Borrower, on the Borrowing Date, which must occur on a Business Day during the period from the date hereof until the Termination Date, in an aggregate amount not to exceed the amount set forth opposite such Tranche A Lender's name on Schedule I attached hereto under the heading "Tranche A Commitment" or, if such Tranche A Lender has entered into any Assignment and Acceptance, set forth for such Tranche A Lender in the Register (under the heading "Tranche A Commitment") maintained by the Administrative Agent pursuant to Section 9.07(d), as such amount may be decreased pursuant to Section 2.04 (such Tranche A Lender's "TRANCHE A COMMITMENT"), PROVIDED, HOWEVER, that (i) each Tranche A Lender shall make no more than one Tranche A

Advance and (ii) the Tranche A Advances and the Tranche B Advances shall be made on the same Borrowing Date. The Tranche A Borrowing shall be in an aggregate amount of U.S.$5,000,000 or an integral multiple of U.S.$1,000,000 in excess thereof and shall consist of Tranche A Advances made simultaneously by the Tranche A Lenders ratably according to their respective Tranche A Commitments. Amounts borrowed under this Section 2.01(a) and repaid or prepaid may not be reborrowed.

         (b) Each Tranche B Lender severally agrees, on the terms and conditions hereinafter set forth, to make one advance (the "TRANCHE B ADVANCE") to the Borrower, on the Borrowing Date, which must occur on a Business Day during the period from the date hereof until the Termination Date, in an aggregate amount not to exceed the amount set forth opposite such Tranche B Lender's name on
Schedule I attached hereto (under the heading "Tranche B Commitment") or, if such Tranche B Lender has entered into any Assignment and Acceptance, set forth for such Tranche B Lender in the Register under the heading "Tranche B Commitment" maintained by the Administrative Agent pursuant to Section 9.07(d), as such amount may be decreased pursuant to Section 2.04 (such Tranche B Lender's "TRANCHE B COMMITMENT"), PROVIDED, HOWEVER, that (i) each Tranche B Lender shall make no more than one Tranche B Advance and (ii) the Tranche B Advances and the Tranche A Advances shall be made on the same Borrowing Date. The Tranche B Borrowing shall be in an aggregate amount of U.S.$5,000,000 or an integral multiple of U.S.$1,000,000 in excess thereof and shall consist of Tranche B Advances made simultaneously by the Tranche B Lenders ratably according to their respective Tranche B Commitments. Amounts borrowed under this
Section 2.01(b) and repaid or prepaid may not be reborrowed.

         SECTION 2.02. MAKING THE ADVANCES. (a) The Borrowings of the Tranche A Advances and the Tranche B Advances shall be made on notice, given not later than 11:00 A.M. (New York City time) on the third Business Day prior to the date of the proposed Borrowings by the Borrower to the Administrative Agent, which shall give to each Lender prompt notice thereof by fax. The notice of Borrowings (the "NOTICE OF BORROWING") shall be by telephone, confirmed immediately in a writing, in substantially the form of Exhibit B hereto, sent by fax specifying therein the requested (i) date of the Borrowings, (ii) aggregate amount of the Borrowings, (iii) amount of the Tranche A Borrowing and of the Tranche B Borrowing, (iv) Type of Tranche B Advances comprising the Tranche B Borrowing, and (v) initial Interest Period for each Eurodollar Rate Advance. Each Lender shall, before 10:00 A.M. (New York City time) on the date of the Borrowings, make available for the account of its Applicable Lending Office to the Administrative Agent at the Administrative Agent's Account, in immediately available funds, such Lender's ratable portion of each of the Borrowings. After the Administrative Agent's receipt of such funds and upon fulfillment of the applicable conditions set forth in Article III, the Administrative Agent will make such funds available in accordance with the terms of the Flow of Funds Memorandum.

         (b) Anything in subsection (a) above to the contrary notwithstanding, the Borrower may not select Eurodollar Rate Advances for (x) any Tranche A Advances or (y) any Borrowing if the obligation of the Lenders to make Eurodollar Rate Advances shall then be suspended pursuant to Section 2.08 or 2.09.

         (c) The Notice of Borrowing shall be irrevocable and binding on the Borrower. The Borrower shall indemnify each Lender against any loss, cost or expense incurred by such Lender as a result of any failure of the Borrower to fulfill on or before the date specified in such Notice of Borrowing the applicable conditions set forth in Article III, including, without limitation, any loss (including loss of anticipated profits), cost or expense incurred by reason of the liquidation or reemployment of deposits or other funds acquired by such Lender to fund any Advance to be made by such Lender as part of the Borrowings when such Advance, as a result of such failure, is not made on such date.

         (d) Unless the Administrative Agent shall have received notice from a Lender prior to the date of the Borrowing that such Lender will not make available to the Administrative Agent such Lender's ratable portion of each Borrowing, the Administrative Agent may assume that such Lender has made such portion available to the Administrative Agent on the date of the Borrowing in accordance with subsection (a) of this Section 2.02 and the Administrative Agent may, in reliance upon such assumption, make available to the Borrower on such date a corresponding amount. If and to the extent that such Lender shall not have so made such ratable portion available to the Administrative Agent, such Lender agrees to pay to the Administrative Agent forthwith on demand such corresponding amount together with interest thereon, for each day from the date such amount is made available to the Borrower until the date such amount is paid to the Administrative Agent, at the Federal Funds Rate. If such Lender shall pay to the Administrative Agent such corresponding amount, such amount so paid shall constitute such Lender's Advance as part of the applicable Borrowing for purposes of this Agreement.

         (e) The failure of any Lender to make the Advance to be made by it as part of either Borrowing shall not relieve any other Lender of its obligation, if any, hereunder to make its Advance(s) on the date of the Borrowings, but no Lender shall be responsible for the failure of any other Lender to make the Advance(s) to be made by such other Lender on the date of any Borrowings. The rights and obligations of each of the Lenders under the Agreement are several.

         SECTION 2.03. REPAYMENT OF ADVANCES. (a) TRANCHE A ADVANCES. On the Tranche A Maturity Date, the Borrower shall repay to the Administrative Agent for the ratable account of the Tranche A Secured Parties (i) the aggregate outstanding principal amount of the Tranche A Advances on such date, together with all accrued and unpaid interest on such Advances, and (ii) all fees, expenses and other amounts owing hereunder and under the other Loan Documents in respect of such Advances (all such amounts in clauses (i) and (ii) above, the "TRANCHE A AMOUNTS"). If the Administrative Agent receives the repayment of the Tranche A Amounts on the Tranche A Maturity Date but is unable to distribute the aggregate outstanding Tranche A Amounts to the Tranche A Lenders on the Tranche A Maturity Date, then the Administrative Agent will distribute to the Tranche A Lenders such Tranche A Amounts plus interest thereon at a per annum rate equal to the Federal Funds Rate on the next Business Day after the Tranche A Maturity Date.

         (b) TRANCHE B ADVANCES. On the Tranche B Maturity Date, the Borrower shall repay to the Administrative Agent for the ratable account of the Tranche B Lenders the aggregate principal amount of the Tranche B Advances outstanding on such date, together with all accrued and unpaid interest on such principal amount and all fees, expenses and other amounts owing hereunder and under the other Loan Documents.

         SECTION 2.04. ADJUSTMENTS OF THE COMMITMENTS. (a) On the Borrowing Date, after giving effect to the Borrowings on such date, the aggregate Commitments of the Lenders shall be automatically and permanently reduced to zero.

         (b) The Borrower may not otherwise reduce or terminate any of the Commitments.

         SECTION 2.05. PREPAYMENTS. (a) OPTIONAL. The Borrower may, upon at least five Business Days' notice to the Administrative Agent stating the proposed date and aggregate principal amount of the prepayment, and if such notice is given the Borrower shall, prepay the outstanding aggregate principal amount of the Tranche B Advances in whole or ratably among the Tranche B Lenders in part, together with accrued interest to the date of such prepayment on the principal amount prepaid; PROVIDED, HOWEVER, that (i) each partial prepayment shall be in an aggregate principal amount of $10,000,000 or an integral multiple of $1,000,000 in excess thereof and (ii) if any prepayment of a Eurodollar Rate Advance is made on a date other than the last day of an Interest Period for such Advance, the Borrower shall also pay any amounts owing pursuant to Section 9.04(c); PROVIDED FURTHER, HOWEVER, the Borrower may not optionally prepay any Tranche B Advances until the Tranche A Advances have been repaid in full and all Tranche A Commitments reduced to zero.

         (b) MANDATORY. The Borrower shall:

                  (i) on the issuance date of any Permanent Financing, prepay the aggregate outstanding principal amount of the Advances on such date, together with all accrued and unpaid interest on such principal amount and all fees, expenses and other amounts owing hereunder and under the other Loan Documents;

                  (ii) within 30 days from the date of receipt by the Borrower of any Net Cash Proceeds from the sale, lease, transfer or other disposition of any assets of the Borrower (excluding sales of obsolete and worn out equipment, sales of electricity and any other ordinary course of business sales permitted in Section 6.02(e) and sales of any assets, replacements for which are intended to be purchased with such Net Cash Proceeds), prepay an aggregate principal amount of the outstanding Advances together with the accrued and unpaid interest thereon equal to the Net Cash Proceeds from such sale, lease, transfer or other disposition;

                  (iii) within 30 days from the date of receipt by the Borrower of any Net Cash Proceeds from any Extraordinary Receipt, prepay an aggregate principal amount of the outstanding Advances together with the accrued and unpaid interest thereon equal to the Net Cash Proceeds from such Extraordinary Receipt; and

                  (iv) on each Excess Cash Flow Payment Date, prepay an aggregate principal amount of the outstanding Advances together with all accrued and unpaid interest thereon equal to 100% of the Available Excess Cash Flow.

Prepayments received pursuant to clauses (ii), (iii) and (iv) of this Section 2.05(b) shall be first applied ratably to reduce the Tranche B Advances outstanding until all such Tranche B Advances are reduced to zero, and then ratably to the Tranche A Advances outstanding, if any.

         SECTION 2.06. INTEREST. (a) SCHEDULED INTEREST. The Borrower shall pay to the Administrative Agent for the ratable account of the Lenders interest on the unpaid principal amount of each Advance from the date of such Advance until such principal amount shall be paid in full, at the following rates per annum:

                  (i) BASE RATE ADVANCES. During such periods as such Advance is a Base Rate Advance, a rate per annum equal at all times to the sum of
         (A) the Base Rate in effect from time to time PLUS (B) the Applicable Margin in effect from time to time, payable in arrears monthly on the last day of each month during such periods and on the date such Base Rate Advance shall be Converted or paid in full.

                  (ii) EURODOLLAR RATE ADVANCES. During such periods as such Tranche B Advance is a Eurodollar Rate Advance, a rate per annum equal at all times during each Interest Period for such Tranche B Advance to the sum of (A) the Eurodollar Rate for such Interest Period for such Tranche B Advance PLUS (B) the Applicable Margin in effect from time to time, payable in arrears on the last day of such Interest Period and, if such Interest Period has a duration of more than three months, on each day that occurs during such Interest Period every three months from the first day of such Interest Period and on the date such Eurodollar Rate Advance shall be Converted or paid in full.

         (b) DEFAULT INTEREST. Upon the occurrence and during the continuance of an Event of Default, the Borrower shall pay to the Administrative Agent for the ratable account of the Lenders interest on (i) the unpaid principal amount of each Advance, payable in arrears on the dates referred to in clause (a)(i) or
(a)(ii) above and on demand, at a rate per annum equal at all times to 2% per annum above the rate per annum required to be paid on such Advance pursuant to clause (a)(i) or (a)(ii) above and (ii) to the fullest extent permitted by law, the amount of any interest, fee or other amount payable hereunder that is not paid when due, from the date such amount shall be due until such amount shall be paid in full, payable in arrears on the date such amount shall be paid in full and on demand, at a rate per annum equal at all times to 2% per annum above the rate per annum required to be paid, in the case of interest, on the Type of Advance on which such interest has accrued pursuant to clause (a)(i) or (a)(ii) above, and, in all other cases, on Base Rate Advances pursuant to clause (a)(i) above.

         (c) NOTICE OF INTEREST RATE. Promptly after receipt of the Notice of Borrowing pursuant to Section 2.02(a), the Administrative Agent shall give notice to the Borrower and each Lender of the applicable interest rate determined by the Administrative Agent for purposes of clause (a)(i) or (ii).

         SECTION 2.07. FEES. (a) COMMITMENT FEE. The Borrower shall pay to the Administrative Agent for the account of the Lenders a commitment fee, from the date hereof to the Termination Date payable quarterly in arrears and on the Borrowing Date, with the final payment due on the Termination Date, at the rate of 2 of 1% per annum on the average daily unused portion of each Lender's Commitment during such period; PROVIDED, HOWEVER, that no commitment fee shall accrue on any of the Commitments of a Defaulting Lender so long as such Lender shall be a Defaulting Lender. This Section 2.07(a) shall supersede the paragraph entitled "Facility Fee" in the Fee Letter from and after the date hereof.

         (b) ADMINISTRATIVE AGENT'S FEES. The Borrower shall pay to the Administrative Agent for its own account such fees as may from time to time be agreed between the Borrower and the Administrative Agent.

         (c) COLLATERAL AGENT'S FEES. The Borrower shall pay to the Collateral Agent for its own account such fees as may from time to time be agreed between the Borrower and the Collateral Agent.

         SECTION 2.08. CONVERSION OF ADVANCES. (a) OPTIONAL. The Borrower may on any Business Day, upon notice given to the Administrative Agent not later than 11:00 A.M. (New York City time) on the third Business Day prior to the date of the proposed Conversion and subject to the provisions of Sections 2.06 and 2.09, Convert all or any portion of the Tranche B Advances of one Type comprising the same Borrowing into Advances of the other Type; PROVIDED, HOWEVER, that any Conversion of Eurodollar Rate Advances into Base Rate Advances shall be made only on the last day of an Interest Period for such Eurodollar Rate Advances, any Conversion of Base Rate Advances into Eurodollar Rate Advances shall be in an amount not less than the minimum amount of $10,000,000, no Conversion of any Advances shall result in more than five Interest Periods outstanding at any time and each Conversion of Advances comprising part of the same Borrowing shall be made ratably among the Lenders in accordance with their Tranche B Advances. Each such notice of Conversion shall, within the restrictions specified above, specify (i) the date of such Conversion, (ii) the Advances to be Converted and
(iii) if such Conversion is into Eurodollar Rate Advances, the duration of the initial Interest Period for such Advances. Each notice of Conversion shall be irrevocable and binding on the Borrower.

         (b) MANDATORY. (i) On the date on which the aggregate unpaid principal amount of Eurodollar Rate Advances comprising any Borrowing shall be reduced, by payment or prepayment or otherwise, to less than $1,000,000, such Advances shall automatically Convert into Base Rate Advances.

         (ii) If the Borrower shall fail to select the duration of any Interest Period for any Eurodollar Rate Advances in accordance with the provisions contained in the definition of "Interest Period" in Section 1.01, the Administrative Agent will forthwith so notify the Borrower and the Lenders, whereupon each such Eurodollar Rate Advance will automatically, on the last day of the then existing Interest Period therefor, Convert into a Base Rate Advance.

         (iii) Upon the occurrence and during the continuance of any Event of Default, (x) each Eurodollar Rate Advance will automatically, on the last day of the then existing Interest Period therefor, Convert into a Base Rate Advance and
(y) the obligation of the Lenders to make, or to

Convert Advances into, Eurodollar Rate Advances shall be suspended.

         SECTION 2.09. INCREASED COSTS, ETC. (a) If, due to either (i) the introduction of or any change in or in the interpretation of any law or regulation or (ii) the compliance with any guideline or request from any central bank or other Governmental Authority (whether or not having the force of law), there shall be any increase in the cost to any Lender of agreeing to make or of making, funding or maintaining Eurodollar Rate Advances (excluding for purposes of this Section 2.09 any such increased costs resulting from (A) Taxes or Other Taxes (as to which Section 2.11 shall govern) and (B) changes in the basis of taxation of overall net income or overall gross income by the United States or by the foreign jurisdiction or state under the laws of which such Lender is organized or has its Applicable Lending Office or any political subdivision thereof), then the Borrower shall from time to time, upon demand by such Lender (with a copy of such demand to the Administrative Agent), pay to the Administrative Agent for the account of such Lender additional amounts sufficient to compensate such Lender for such increased cost; PROVIDED, HOWEVER, that a Lender claiming additional amounts under this Section 2.09(a) agrees to use reasonable efforts (consistent with its internal policy and legal and regulatory restrictions) to designate a different Applicable Lending Office if the making of such a designation would avoid the need for, or reduce the amount of, such increased cost that may thereafter accrue and would not, in the reasonable judgment of such Lender, be otherwise disadvantageous to such Lender. A certificate as to the amount of such increased cost, and the basis therefor, submitted to the Borrower by such Lender, shall be conclusive and binding for all purposes, absent manifest error.

         (b) If any Lender determines that compliance with any law or regulation or any guideline or request from any central bank or other Governmental Authority (whether or not having the force of law) affects or would affect the amount of capital required or expected to be maintained by such Lender or any corporation controlling such Lender and that the amount of such capital is increased by or based upon the existence of such Lender's commitment to lend hereunder and other commitments of such type, then, upon demand by such Lender (with a copy of such demand to the Administrative Agent), the Borrower shall pay to the Administrative Agent for the account of such Lender, from time to time as specified by such Lender, additional amounts sufficient to compensate such Lender in the light of such circumstances, to the extent that such Lender reasonably determines such increase in capital to be allocable to the existence of such Lender's commitment to lend. A certificate as to such amounts, and the basis therefor, submitted to the Borrower by such Lender shall be conclusive and binding for all purposes, absent manifest error.

         (c) If, with respect to any Eurodollar Rate Advances the Required Tranche B Lenders notify the Administrative Agent that the Eurodollar Rate for any Interest Period for such Tranche B Advances will not adequately reflect the cost to such Tranche B Lenders of making, funding or maintaining their Eurodollar Rate Advances for such Interest Period, the Administrative Agent shall forthwith so notify the Borrower and the Tranche B Lenders, whereupon (i) each such Eurodollar Rate Advance will automatically, on the last day of the then existing Interest Period therefor, Convert into a Base Rate Advance and
(ii) the obligation of the Tranche B Lenders to make, or to Convert Tranche B Advances into, Eurodollar Rate Advances shall be suspended until the Administrative Agent shall notify the Borrower that such Tranche B Lenders have determined that the circumstances causing such suspension no longer exist.

         (d) Notwithstanding any other provision of this Agreement, if the introduction of or any change in or in the interpretation of any law or regulation shall make it unlawful, or any central bank or other Governmental Authority shall assert that it is unlawful, for any Tranche B Lender or its Eurodollar Lending Office to perform its obligations hereunder to make Eurodollar Rate Advances or to continue to fund or maintain Eurodollar Rate Advances hereunder, then, on notice thereof and demand therefor by such Tranche B Lender to the Borrower through the Administrative Agent, (i) each Eurodollar Rate Advance will automatically, upon such demand, Convert into a Base Rate Advance and (ii) the obligation of the Tranche B Lenders to make, or to Convert Tranche B Advances into, Eurodollar Rate Advances shall be suspended until the Administrative Agent shall notify the Borrower that such Tranche B Lender has determined that the circumstances causing such suspension no longer exist; PROVIDED, HOWEVER, that, before making any such demand, such Tranche B Lender agrees to use reasonable efforts (consistent with its internal policy and legal and regulatory restrictions) to designate a different Eurodollar Lending Office if the making of such a designation would allow such Tranche B Lender or its Eurodollar Lending Office to continue to perform its obligations to make Eurodollar Rate Advances or to continue to fund or maintain Eurodollar Rate Advances and would not, in the reasonable judgment of such Tranche B Lender, be otherwise disadvantageous to such Tranche B Lender.

         (e) If the Borrower becomes obligated to pay additional amounts to any Lender pursuant to this Section 2.09 as a result of any condition which is not generally applicable to all Lenders then, unless the Lender to which such conditions apply has theretofore taken steps to remove or cure, and has removed or cured, the conditions creating the cause for such obligation to pay such additional amounts, the Borrower may, so long as no Event of Default shall have occurred and be continuing, designate another lender which is willing to purchase all rights and obligations of such Lender and which is reasonably acceptable to the Administrative Agent and the Required Lenders (such lender being herein called a "REPLACEMENT LENDER") to purchase for cash all of the rights and obligations of such Lender under this Agreement and all of such Lender=s rights hereunder, without recourse to or warranty (other than title) by, or expense to, such Lender in an amount equal to the outstanding principal amount of the Advances payable to such Lender plus any accrued but unpaid interest on such Advances, expense reimbursements and indemnities (including, without limitation, under Section 9.04(b)) and other amounts in respect of that Lender=s Commitment and Advances hereunder. Such Lender shall consummate such sale in accordance with such terms as promptly as reasonably practicable, and thereafter such Lender shall no longer be a party hereto or have any obligations or rights hereunder (except rights which, pursuant to the provisions of this Agreement, survive the termination of this Agreement and the repayment of the Notes or the Advances), and the Replacement Lender shall succeed to such obligations and rights.

         SECTION 2.10. PAYMENTS AND COMPUTATIONS. (a) The Borrower shall make each payment hereunder and under the Notes, irrespective of any right of counterclaim or set-off (except as otherwise provided in Section 2.14), not later than 5:00 P.M. (New York City time) for principal on the Tranche A Advances and not later than 11:00 A.M. (New York City time) for all other amounts due hereunder on the day when due in U.S. dollars to the Administrative Agent at the Administrative Agent's Account in immediately available funds. The Administrative Agent will promptly thereafter cause like funds to be distributed
(i) if such payment by the Borrower is in respect of principal, interest, commitment fees or any other Obligation then payable hereunder and under the Notes to more than one Lender, to such Lenders for the account of their respective Applicable Lending Offices ratably in accordance with the amounts of such respective Obligations then payable to such Lenders and (ii) if such payment by the Borrower is in respect of any Obligation then payable hereunder to one Lender, to such Lender for the account of its Applicable Lending Office, in each case to be applied in accordance with the terms of this Agreement. Upon its acceptance of an Assignment and Acceptance and recording of the information contained therein in the Register pursuant to Section 9.07(d), from and after the effective date of such Assignment and Acceptance, the Administrative Agent shall make all payments hereunder and under the Notes in respect of the interest assigned thereby to the Lender assignee thereunder, and the parties to such Assignment and Acceptance shall make all appropriate adjustments in such payments for periods prior to such effective date directly between themselves.

         (b) The Borrower hereby authorizes each Lender, if and to the extent payment owed to such Lender is not made to the Administrative Agent when due hereunder or under the Note held by such Lender, to charge from time to time against any or all of the Borrower's accounts with such Lender (other than the Collateral Accounts, access to which shall be governed by the Loan Documents) any amount so due.

         (c) All computations of interest and fees shall be made by the Administrative Agent on the basis of a year of 360 days, in each case for the actual number of days (including the first day but excluding the last day) occurring in the period for which such interest, fees or commissions are payable. Each determination by the Administrative Agent of an interest rate, fee or commission hereunder shall be conclusive and binding for all purposes, absent manifest error.

         (d) Whenever any payment hereunder or under the Notes shall be stated to be due on a day other than a Business Day, such payment shall be made on the next succeeding Business Day, and such extension of time shall in such case be included in the computation of payment of interest or commitment fee, as the case may be; PROVIDED, HOWEVER, that, if such extension would cause payment of interest on or principal of Eurodollar Rate Advances to be made in the next following calendar month, such payment shall be made on the next preceding Business Day.

         (e) Unless the Administrative Agent shall have received notice from the Borrower prior to the date on which any payment is due to any Lender hereunder that the Borrower will not make such payment in full, the Administrative Agent may assume that the Borrower has made such payment in full to the Administrative Agent on such date and the Administrative Agent may, in reliance upon such assumption, cause to be distributed to each such Lender on such due date an amount equal to the amount then due such Lender. If and to the extent the Borrower shall not have so made such payment in full to the Administrative Agent, each such Lender shall repay to the Administrative Agent forthwith on demand such amount distributed to such Lender together with interest thereon, for each day from the date such amount is distributed to such Lender until the date such Lender repays such amount to the Administrative Agent, at the Federal Funds Rate.

         SECTION 2.11. TAXES. (a) Any and all payments by the Borrower hereunder or under the Notes shall be made, in accordance with Section 2.10, free and clear of and without deduction for any and all present or future taxes, levies, imposts, deductions, charges or withholdings, and all liabilities with respect thereto, EXCLUDING, in the case of each Lender and the Administrative Agent, taxes that are imposed on its overall net income by the United States and taxes that are imposed on its overall net income (and franchise taxes imposed in lieu thereof) by the state or foreign jurisdiction under the laws of which such Lender or the Administrative Agent (as the case may be) is organized or any political subdivision thereof and, in the case of each Lender, taxes that are imposed on its overall net income (and franchise taxes imposed in lieu thereof) by the state or foreign jurisdiction of such Lender's Applicable Lending Office or any political subdivision thereof (all such non-excluded taxes, levies, imposts, deductions, charges, withholdings and liabilities in respect of payments hereunder or under the Notes being hereinafter referred to as "TAXES"). If the Borrower shall be required by law to deduct any Taxes from or in respect of any sum payable hereunder or under any Note to any Lender or the Administrative Agent, (i) the sum payable shall be increased as may be necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section 2.11) such Lender or the Administrative Agent (as the case may be) receives an amount equal to the sum it would have received had no such deductions been made,
(ii) the Borrower shall make such deductions and (iii) the Borrower shall pay the full amount deducted to the relevant taxation authority or other authority in accordance with applicable law.

         (b) In addition, the Borrower shall pay any present or future stamp, documentary, excise, property or similar taxes, charges or levies that arise from any payment made hereunder or under the Notes or from the execution, delivery or registration of, performing under, or otherwise with respect to, this Agreement or the Notes (hereinafter referred to as "OTHER TAXES").

         (c) The Borrower shall indemnify each Lender and the Administrative Agent for and hold it harmless against the full amount of Taxes and Other Taxes, and for the full amount of Taxes of any kind imposed by any jurisdiction on amounts payable under this Section 2.11, imposed on or paid by such Lender or the Administrative Agent (as the case may be) and any liability (including penalties, additions to tax, interest and expenses) arising therefrom or with respect thereto. This indemnification shall be made within 30 days from the date such Lender or the Administrative Agent (as the case may be) makes written demand therefor.

         (d) Within 30 days after the date of any payment of Taxes, the Borrower shall furnish to the Administrative Agent, at its address referred to in Section 9.02, the original or a certified copy of a receipt evidencing such payment. In the case of any payment hereunder or under the Notes by or on behalf of the Borrower through an account or branch outside the United States or by or on behalf of the Borrower by a payor that is not a United States person, if the Borrower determines that no Taxes are payable in respect thereof, the Borrower shall furnish, or shall cause such payor to furnish, to the Administrative Agent, at such address, an opinion of counsel acceptable to the Administrative Agent stating that such payment is exempt from Taxes. For purposes of this subsection (d) and subsection (e), the terms "UNITED STATES" and "UNITED STATES

PERSON" shall have the meanings specified in Section 7701 of the Internal Revenue Code.

         (e) Each Lender organized under the laws of a jurisdiction outside the United States shall, on or prior to the date of its execution and delivery of this Agreement in the case of each Initial Lender and on the date of the Assignment and Acceptance pursuant to which it becomes a Lender in the case of each other Lender, and from time to time thereafter as requested in writing by the Borrower (but only so long thereafter as such Lender remains lawfully able to do so), provide each of the Administrative Agent and the Borrower with two original Internal Revenue Service forms W-8 ECI or W-8 BEN, as appropriate, or any successor or other form prescribed by the Internal Revenue Service, certifying that such Lender is exempt from or entitled to a reduced rate of United States withholding tax on payments pursuant to this Agreement or the Notes. If the forms provided by a Lender at the time such Lender first becomes a party to this Agreement indicates a United States interest withholding tax rate in excess of zero, withholding tax at such rate shall be considered excluded from Taxes unless and until such Lender provides the appropriate form certifying that a lesser rate applies, whereupon withholding tax at such lesser rate only shall be considered excluded from Taxes for periods governed by such form; PROVIDED, HOWEVER, that, if at the date of the Assignment and Acceptance pursuant to which a Lender becomes a party to this Agreement, the Lender assignor was entitled to payments under subsection (a) in respect of United States withholding tax with respect to interest paid at such date, then, to such extent, the term Taxes shall include (in addition to withholding taxes that may be imposed in the future or other amounts otherwise includable in Taxes) United States withholding tax, if any, applicable with respect to the Lender assignee on such date. If any form or document referred to in this subsection (e) requires the disclosure of information, other than information necessary to compute the tax payable and information required on the date hereof by Internal Revenue Service form W-8 ECI or W-8 BEN, that the Lender reasonably considers to be confidential, the Lender shall give notice thereof to the Borrower and shall not be obligated to include in such form or document such confidential information.

         (f) For any period with respect to which a Lender has failed to provide the Borrower with the appropriate form described in subsection (e) above (OTHER THAN if such failure is due to a change in law occurring after the date on which a form originally was required to be provided or if such form otherwise is not required under subsection (e) above), such Lender shall not be entitled to indemnification under subsection (a) or (c) with respect to Taxes imposed by the United States by reason of such failure; PROVIDED, HOWEVER, that should a Lender become subject to Taxes because of its failure to deliver a form required hereunder, the Borrower shall take such steps as such Lender shall reasonably request to assist such Lender to recover such Taxes.

         SECTION 2.12. SHARING OF PAYMENTS, ETC. If any Lender shall obtain at any time any payment (whether voluntary, involuntary, through the exercise of any right of set-off, or otherwise) (a) on account of Obligations due and payable to such Lender hereunder and under the Notes at such time in excess of its ratable share (according to the proportion of (i) the amount of such Obligations due and payable to such Lender at such time to (ii) the aggregate amount of the Obligations due and payable to all Lenders hereunder and under the Notes at such time) of payments on account of the Obligations due and payable to all Lenders hereunder and under the Notes at such time obtained by all the Lenders at such time or (b) on account of Obligations owing (but not due and payable) to such Lender hereunder and under the Notes at such time in excess of its ratable share (according to the proportion of (i) the amount of such Obligations owing to such Lender at such time to (ii) the aggregate amount of the Obligations owing (but not due and payable) to all Lenders hereunder and under the Notes at such time) of payments on account of the Obligations owing (but not due and payable) to all Lenders hereunder and under the Notes at such time obtained by all of the Lenders at such time, such Lender shall forthwith purchase from the other Lenders such participations in the Obligations due and payable or owing to them, as the case may be, as shall be necessary to cause such purchasing Lender to share the excess payment ratably with each of them; PROVIDED, HOWEVER, that if all or any portion of such excess payment is thereafter recovered from such purchasing Lender, such purchase from each other Lender shall be rescinded and such other Lender shall repay to the purchasing Lender the purchase price to the extent of such Lender's ratable share (according to the proportion of (i) the purchase price paid to such Lender to (ii) the aggregate purchase price paid to all Lenders) of such recovery together with an amount equal to such Lender's ratable share (according to the proportion of (i) the amount of such other Lender's required repayment to (ii) the total amount so recovered from the purchasing Lender) of any interest or other amount paid or payable by the purchasing Lender in respect of the total amount so recovered. The Borrower agrees that any Lender so purchasing a participation from another Lender pursuant to this Section 2.12 may, to the fullest extent permitted by law, exercise all its rights of payment (including the right of set-off) with respect to such participation as fully as if such Lender were the direct creditor of the Borrower in the amount of such participation.

         SECTION 2.13. USE OF PROCEEDS. The proceeds of the Advances shall be available (and the Borrower agrees that it shall use such proceeds) solely to pay the Purchase Price for the Generating Assets and for fees, costs and expenses incurred in connection with the Loan Documents and related to the preparation, execution and delivery of the Loan Documents.

         SECTION 2.14. DEFAULTING LENDERS. (a) In the event that, at any one time, (i) any Lender shall be a Defaulting Lender, (ii) such Defaulting Lender shall owe a Defaulted Advance to the Borrower and (iii) the Borrower shall be required to make any payment hereunder or under any other Loan Document to or for the account of such Defaulting Lender, then the Borrower may, so long as no Default shall occur or be continuing at such time and to the fullest extent permitted by applicable law, set off and otherwise apply the Obligation of the Borrower to make such payment to or for the account of such Defaulting Lender against the Obligation of such Defaulting Lender to make such Defaulted Advance. In the event that, on any date, the Borrower shall so set off and otherwise apply its obligation to make any such payment against the Obligation of such Defaulting Lender to make any such Defaulted Advance on or prior to such date, the amount so set off and otherwise applied by the Borrower shall constitute for all purposes of this Agreement and the other Loan Documents an Advance by such Defaulting Lender made on the date pursuant to which such Defaulted Advance was originally required to have been made pursuant to Section 2.01. Such Advance shall be a Base Rate Advance and shall be considered, for all purposes of this Agreement, to comprise part of the Borrowing in connection with which such Defaulted Advance was originally required to have been made pursuant to Section 2.01, even if the other Advances comprising such Borrowing shall be Eurodollar Rate Advances on the date such Advance is deemed to be made pursuant to this subsection (a). The Borrower shall notify the Administrative Agent at any time the Borrower exercises its right of set-off pursuant to this subsection (a) and shall set forth in such notice (A) the name of the Defaulting Lender and the Defaulted Advance required to be made by such Defaulting Lender and (B) the amount set off and otherwise applied in respect of such Defaulted Advance pursuant to this subsection (a). Any portion of such payment otherwise required to be made by the Borrower to or for the account of such Defaulting Lender which is paid by the Borrower, after giving effect to the amount set off and otherwise applied by the Borrower pursuant to this subsection (a), shall be applied by the Administrative Agent as specified in subsection (b) or (c) of this Section 2.14.

         (b) In the event that, at any one time, (i) any Lender shall be a Defaulting Lender, (ii) such Defaulting Lender shall owe a Defaulted Amount to the Administrative Agent or any of the other Lenders and (iii) the Borrower shall make any payment hereunder or under any other Loan Document to the Administrative Agent for the account of such Defaulting Lender, then the Administrative Agent may, on its behalf or on behalf of such other Lenders and to the fullest extent permitted by applicable law, apply at such time the amount so paid by the Borrower to or for the account of such Defaulting Lender to the payment of each such Defaulted Amount to the extent required to pay such Defaulted Amount. In the event that the Administrative Agent shall so apply any such amount to the payment of any such Defaulted Amount on any date, the amount so applied by the Administrative Agent shall constitute for all purposes of this Agreement and the other Loan Documents payment, to such extent, of such Defaulted Amount on such date. Any such amount so applied by the Administrative Agent shall be retained by the Administrative Agent or distributed by the Administrative Agent to such other Lenders, ratably in accordance with the respective portions of such Defaulted Amounts payable at such time to the Administrative Agent and such other Lenders and, if the amount of such payment made by the Borrower shall at such time be insufficient to pay all Defaulted Amounts owing at such time to the Administrative Agent and the other Lenders, in the following order of priority:

                  (i) FIRST, to the Administrative Agent for any Defaulted Amount then owing to the Administrative Agent; and

                  (ii) SECOND, to any other Lenders for any Defaulted Amounts then owing to such other Lenders, ratably in accordance with such respective Defaulted Amounts then owing to such other Lenders.

Any portion of such amount paid by the Borrower for the account of such Defaulting Lender remaining, after giving effect to the amount applied by the Administrative Agent pursuant to this subsection (b), shall be applied by the Administrative Agent as specified in subsection (c) of this Section 2.14.

         (c) In the event that, at any one time, (i) any Lender shall be a Defaulting Lender, (ii) such Defaulting Lender shall not owe a Defaulted Advance or a Defaulted Amount and (iii) the Borrower, the Administrative Agent or any other Lender shall be required to pay or distribute any amount hereunder or under any other Loan Document to or for the account of such Defaulting Lender, then the Borrower or such other Lender shall pay such amount to the Administrative Agent to be held by the Administrative Agent, to the fullest extent permitted by applicable law, in escrow or the Administrative Agent shall, to the fullest extent permitted by applicable law, hold in escrow such amount otherwise held by it. Any funds held by the Administrative Agent in escrow under this subsection (c) shall be deposited by the Administrative Agent in an account with Citibank, in the name and under the control of the Administrative Agent, but subject to the provisions of this subsection (c). The terms applicable to such account, including the rate of interest payable with respect to the credit balance of such account from time to time, shall be Citibank's standard terms applicable to escrow accounts maintained with it. Any interest credited to such account from time to time shall be held by the Administrative Agent in escrow under, and applied by the Administrative Agent from time to time in accordance with the provisions of, this subsection (c). The Administrative Agent shall, to the fullest extent permitted by applicable law, apply all funds so held in escrow from time to time to the extent necessary to make any Advances required to be made by such Defaulting Lender and to pay any amount payable by such Defaulting Lender hereunder and under the other Loan Documents to the Administrative Agent or any other Lender, as and when such Advances or amounts are required to be made or paid and, if the amount so held in escrow shall at any time be insufficient to make and pay all such Advances and amounts required to be made or paid at such time, in the following order of priority:

                  (i) FIRST, to the Administrative Agent for any amount then due and payable by such Defaulting Lender to the Administrative Agent hereunder;

                  (ii) SECOND, to any other Lenders for any amount then due and payable by such Defaulting Lender to such other Lenders hereunder, ratably in accordance with such respective amounts then due and payable to such other Lenders; and

                  (iii) THIRD, to the Borrower for any Advance then required to be made by such Defaulting Lender pursuant to a Commitment of such Defaulting Lender.

In the event that any Lender that is a Defaulting Lender shall, at any time, cease to be a Defaulting Lender, any funds held by the Administrative Agent in escrow at such time with respect to such Lender shall be distributed by the Administrative Agent to such Lender and applied by such Lender to the Obligations owing to such Lender at such time under this Agreement and the other Loan Documents ratably in accordance with the respective amounts of such Obligations outstanding at such time.

         (d) The rights and remedies against a Defaulting Lender under this
Section 2.14 are in addition to other rights and remedies that the Borrower may have against such Defaulting Lender with respect to any Defaulted Advance and that the Administrative Agent or any Lender may have against such Defaulting Lender with respect to any Defaulted Amount.

         SECTION 2.15. DEPOSITORY TRUST CORPORATION ELIGIBILITY. The Borrower agrees to use its reasonable best efforts to cause the Tranche B Notes to be Depository Trust Company eligible promptly after the request of the Required Tranche B Lenders.

                                   ARTICLE III

                              CONDITIONS OF LENDING

         SECTION 3.01. CONDITIONS PRECEDENT TO THE BORROWING DATE. The obligation of each Lender to make any Advance on the occasion of the Borrowing Date is subject to the satisfaction of the following conditions precedent before or concurrently with such Advance:

                  (a) The Acquisition shall be consummated strictly in accordance with the terms of the Purchase and Sale Agreements and in compliance with all applicable laws, without any waiver or amendment not consented to by the Lenders or that would be reasonably likely to have a Material Adverse Effect.

                  (b) The Acquisition Documents shall have been executed by all parties thereto in form and substance satisfactory to the Lenders and no default by any party to any thereof shall have occurred and be continuing that would be reasonably likely to have a Material Adverse Effect.

                  (c) There shall have occurred and be continuing no event which
         (i) could reasonably be expected to result in a material adverse change in the business, financial condition, operations, performance, properties or prospects of the Borrower, Northeast Utilities or NU Enterprises, individually or taken together as a whole, since December 31, 1999 or (ii) in the reasonable opinion of the Lenders, could reasonably be expected to have a Material Adverse Effect since September 30, 1999 for Northeast Utilities, the Borrower or NU Enterprises.

                  (d) All governmental, shareholder, creditor and other third party consents, approvals and authorizations and all notices to or other such filings with any such entities and all other regulatory requirements applicable to (i) the transfer to the Borrower of the Generating Assets, (ii) the ongoing operation of such assets by the Borrower, (iii) the entry into and performance of the Loan Documents, the Acquisition Documents, the existing Material Contracts and the Project Documents by the Borrower, NU Enterprises, Northeast Utilities, CL&P, WMECO, NGS and Select, (iv) the granting of the Liens contemplated thereby and (v) the other transactions contemplated herein or therein, shall have been satisfied, obtained or made (without the imposition of any conditions that are not customary or otherwise reasonably acceptable to the Lenders) and shall be in full force and effect and all matters relating to such consents, authorizations and approvals including, without limitation, the status thereof shall be reasonably satisfactory to the Lenders and no law or regulation shall be applicable in the reasonable judgment of the Lenders that restrains, prevents or imposes materially adverse conditions on the Generating Assets, the Borrower, NU Enterprises,

         Northeast Utilities, NGS or Select or the transactions contemplated herein or therein.

                  (e) The written information prepared by or on behalf of the Borrower or Northeast Utilities and delivered to the Lenders listed on
         Schedule 3.01(e) attached hereto, taken as a whole, shall continue to be true and correct in all material respects, except with respect to forecasts and projections (including, without limitation, the forecasts and projections contained in business plans so updated) which shall have been prepared in good faith and based on reasonable assumptions, which assumptions continue to be fair and reasonable, and such updated information (including, without limitation, such updated forecasts and projections) shall be in form and substance reasonably satisfactory to the Lenders.

                  (f) There shall exist no action, suit, investigation, litigation or proceeding pending or threatened in any court or before any arbitrator or governmental instrumentality that would be reasonably likely to have a Material Adverse Effect other than as set forth in the Disclosure Documents or purports to materially adversely affect the Acquisition, the Acquisition Documents, this Agreement, the existing Material Contracts, the Project Documents or any of the other transactions contemplated hereby or thereby.

                  (g) The Lenders shall have received evidence reasonably satisfactory to them that (x) an amount at least equal to US$45,500,233.35 shall have been deposited in an account to be designated by the Administrative Agent on the date prior to the Borrowing, which shall remain on deposit in such account on the Borrowing Date, and the Administrative Agent shall have received irrevocable instructions to use such funds as provided in the Flow of Funds Memorandum and (y) an amount at least equal to $389,999,766.65 will be available to be released from the lien of the Indentures to be dividended by each of CL&P and WMECO, respectively, to Northeast Utilities or to be used by CL&P or WMECO, respectively, to repurchase stock from Northeast Utilities and that each of CL&P and WMECO shall be capable of satisfying the conditions to such release upon the funding and no limitations (which have not been waived or are not otherwise capable of being satisfied by each of CL&P and WMECO upon the funding) shall exist under the Indentures and the other applicable indentures, credit agreements and other agreements of CL&P and WMECO and no other restrictions shall exist (statutory, corporate, contractual or otherwise) on the declaration and payment of such dividend or such repurchase of stock and on the investment of an amount equal to the Tranche A Borrowing, by Northeast Utilities into NU Enterprises and by NU Enterprises into the Borrower, respectively, and that the mechanics of executing such release, dividend, repurchase of stock and investment are such that the Borrower should be able to repay an amount equal to the Tranche A Borrowing to the Administrative Agent on behalf of the Lenders on the Borrowing Date.

                  (h) Each of CL&P and WMECO shall have taken all necessary corporate action and obtained all necessary governmental, creditor and other third party consents, approvals and authorizations to repurchase stock or dividend an amount equal to US$390,000,000 on such date, from or to Northeast Utilities, and Northeast Utilities and NU Enterprises each shall have taken all necessary corporate action and obtained all necessary governmental and third party consents, approvals and authorizations to invest an amount equal to the Tranche A Borrowing on such date in NU Enterprises (in the case of Northeast Utilities) and in the Borrower (in the case of NU Enterprises) and all such other consents, approvals and authorizations shall be in full force and effect, all matters relating to such consents, approvals and authorizations including, without limitation, the status thereof shall be satisfactory to the Lenders in their sole discretion and no law or regulation shall be applicable in the reasonable judgment of the Lenders that restrains, prevents or imposes materially adverse conditions upon the transactions contemplated thereby. The Administrative Agent shall have received certified copies of all governmental approvals and consents referenced in this clause (h) and any evidence of corporate action requested.

                  (i) To the extent the amount equal to the sum of (1) the Purchase Price, (2) all amounts payable to the Administrative Agent, the Collateral Agent, the Co-Arrangers and the Lenders under the Loan Documents, the Fee Letter, the Lead Bank Letter and the Engagement Letter, and (3) all transaction costs relating to the Loan Documents and the Acquisition, exceeds the Commitments under this Agreement and available on the Borrowing Date, the Borrower shall have received cash capital contributions in an amount sufficient to fund such excess amount prior to the making of the Advances and shall apply such funds to such excess amounts designated above as agreed with the Lenders.

                  (j) The Lenders shall be reasonably satisfied with (i) the Borrower's plan of remediation if required under the Connecticut Transfer Act or, if such plan is required but has not been finalized, with the results of their diligence regarding the anticipated terms of such plan, (ii) the results of their diligence regarding the conditions anticipated to be imposed as part of the FERC re-licensing of the Generating Assets in the Housatonic System, (iii) the conditions disclosed in all Phase II environmental site assessment reports from Metcalf & Eddy with respect to the Generating Assets, (iv) the information disclosed in the final report of Stone & Webster, (v) the results of the final report of the Insurance Consultant with respect to the Generating Assets, and (vi) the results of such other diligence they reasonably determine to undertake in connection with the Acquisition with respect to the Generating Assets.

                  (k) An amount equal to all accrued fees and reasonable expenses of the Administrative Agent, the Collateral Agent, the Co-Arrangers and the Lenders (including the accrued reasonable fees and expenses of counsel to the Administrative Agent, the Collateral Agent and the Depositary Bank) due and payable in accordance with the Loan Documents, the Fee Letter, the Engagement Letter and the Lead Bank Letter shall have been deposited in an account to be designated by the Administrative Agent on the date prior to the Borrowing, which shall remain on deposit in such account on the Borrowing Date, and the Administrative Agent shall have received irrevocable instructions to use such funds to pay such amounts in full.

                  (l) The Lenders shall have received a letter from the Borrower certifying as to the NEPOOL capability rating for each of the Generating Assets.

                  (m) The Administrative Agent shall have received on or before the Borrowing Date the following, each dated such day (unless otherwise specified), in form and substance reasonably satisfactory to the Lenders (unless otherwise specified) and (except for the Notes) in sufficient copies for each Lender:

                           (i)     The Notes payable to the order of the
                  Lenders.

                           (ii) Certified copies of the resolutions of the Board
                  of Directors of each Loan Party approving this Agreement, the Notes, each other Loan Document, each Acquisition Document and each Project Document to which it is or is to be a party, and of all documents evidencing other necessary corporate action and governmental and other third party approvals and consents, if any, with respect to this Agreement, the Notes, each other Loan Document, each Acquisition Document and each Project Document.

                           (iii) A copy of the charter of each Loan Party and
                  each amendment thereto, certified (as of a date reasonably near the date of the Borrowing Date) by the Secretary of State of the jurisdiction of its incorporation as being a true and correct copy thereof.

                           (iv) A copy of a certificate of the Secretary of
                  State of the jurisdiction of each Loan Party's organization, dated reasonably near the date of the Borrowing Date, listing the charter of such Loan Party and each amendment thereto on file in his office and certifying that (A) such amendments are the only amendments to such Loan Party's charter on file in his office, (B) each Loan Party has paid all franchise taxes to the date of such certificate and (C) such Loan Party is duly organized and in good standing under the laws of the state of the jurisdiction of its organization.

                           (v) A certificate of each of the Loan Parties, signed
                  on behalf of such Loan Party by a Responsible Officer thereof, dated the Borrowing Date (the statements made in which certificate shall be true on and as of the date of the Borrowing), certifying as to (A) the absence of any amendments to the charter (or the equivalent organizational or constitutive documents) of such Loan Party since the date of the certification referred to in Section 3.01(m)(iv), a copy of which shall be attached to such certificate, (B) a true and correct copy of the bylaws (or the equivalent organizational documents) of such Loan Party as in effect on the Borrowing Date, a copy of which shall be attached to such certificate, and (C) the due organization and good standing of such Loan Party, and the absence of any proceeding for the dissolution, winding-up or liquidation (or any equivalent thereof) of such Loan Party.

                           (vi) A certificate of each of the Loan Parties,
                  signed on behalf of such Loan Party by a Responsible Officer thereof, dated the Borrowing Date (the statements made in such certificate shall be true on and as of the date of the Borrowing), certifying that:

                                    (A) all of the representations and
                           warranties of such Loan Party contained in each Loan Document, Acquisition Document or Project Document to which such Loan Party is or is to be a party, or which are contained in any certificate, document or financial or other statement furnished thereunder or in connection therewith, shall be true and correct in all material respects on and as of the Borrowing Date, before and after giving effect to the Borrowing and to the application of the proceeds therefrom, as though made on and as of such date (other than any such representations or warranties that, by their terms, refer to a specific date other than the date of the Borrowing, in which case as of such specific date); and

                                    (B) no event has occurred and is continuing,
                           or would result from the Borrowing or from the application of the proceeds therefrom, that constitutes a Default or an Event of Default.

                           (vii) A certificate of the Secretary or an Assistant
                  Secretary of each Loan Party certifying the names and true signatures of the officers of such Loan Party authorized to sign this Agreement, the Notes, the Loan Documents, each Acquisition Document and each Project Document to which they are or are to be parties and the other documents to be delivered hereunder and thereunder.

                           (viii) The Tranche A Borrower Security Agreement, the
                  Tranche B Borrower Security Agreement, the Tranche A Enterprises Pledge Agreement and the Tranche B Enterprises Pledge Agreement, each duly executed by each of the parties thereto, together with:

                                    (A) certificates representing the Pledged
                           Shares referred to therein accompanied by undated stock powers executed in blank.

                                    (B) acknowledgment copies of proper
                           financing statements, duly filed on or before the Borrowing Date under the Uniform Commercial Code of all jurisdictions that the Collateral Agent may deem necessary or desirable in order to perfect and protect the first priority liens and security interests created under such Collateral Documents, covering the Collateral described in such Collateral Documents.

                                    (C) completed requests for information,
                           dated on or before the Borrowing Date, listing the financing statements referred to in clause (B) above and all other effective financing statements filed in the jurisdictions referred to in clause (B) above that name the Borrower or NU Enterprises as debtor, together with copies of such other financing statements.

                                    (D) evidence of the completion of all other
                           recordings and filings of or with respect to such Collateral Documents that the Collateral Agent may deem necessary or desirable in order to perfect and protect the Liens created thereby.

                                    (E) evidence that all other action that the
                           Collateral Agent may deem necessary or desirable in order to perfect and protect the first priority liens and security interests created under such Collateral Documents has been taken.

                           (ix) The Tranche A Mortgage and the Tranche B
                  Mortgage in respect of the properties listed on Schedule II (in each case as amended, supplemented or otherwise modified from time to time in accordance with their terms, the "MORTGAGES"), duly executed by the Borrower, together with:

                                    (A) evidence that (i) counterparts of the
                           Mortgages have been duly recorded on or before the Borrowing Date in all filing or recording offices that the Collateral Agent may deem necessary or desirable in order to create a valid first and subsisting Lien on the property described therein in favor of the Secured Parties and that all filing and recording taxes and fees have been paid, or (ii) the Title Companies (as defined below) have provided gap insurance in respect to the recording of the Mortgages acceptable to the Collateral Agent;

                                    (B) fully paid American Land Title
                           Association Lender's Extended Coverage title insurance policies (the "MORTGAGE POLICIES") in form and substance, with endorsements and in amount acceptable to the Collateral Agent, issued, coinsured and reinsured by title insurers acceptable to the Collateral Agent (the "TITLE COMPANIES"), insuring the Tranche B Mortgage to be a valid first and subsisting Lien on the property described therein, free and clear of all defects (including, but not limited to, mechanics' and materialmen's Liens) and encumbrances, excepting only Permitted Encumbrances, and providing for such other affirmative insurance (including endorsements for mechanics' and materialmen's Liens);

                                    (C) American Land Title Association form
                           surveys for designated portions of certain properties listed on Schedule II and other site drawings, certified to the Collateral Agent and the issuers of the Mortgage Policy in a manner reasonably satisfactory to the Collateral Agent by a land surveyor duly registered and licensed in the states in which the property described in such surveys is located and acceptable to the Collateral Agent;

                                    (D) INTENTIONALLY OMITTED;

                                    (E) engineering, soils and other reports as
                           to the properties described in the Mortgages, in form and substance and from professional firms acceptable to the Collateral Agent;

                                    (F) such consents and agreements of lessors
                           and other third parties, and such estoppel letters and other confirmations, as the Collateral Agent may reasonably deem necessary;

                                    (G) evidence of the insurance required
                           hereunder;

                                    (H) evidence that all other action that the
                           Collateral Agent may deem necessary in order to create valid first and subsisting Liens on the property described in the Mortgages has been taken;

                                    (I) deeds transferring title to each
                           applicable property described in the Mortgages;

                                    (J) evidence of recording of each deed and
                           payment of any recording fees in respect thereof;

                                    (K) release of existing mortgages, if any,
                           together with applicable ancillary documentation, including, without limitation, UCC-3 forms;

                                    (L) release of other existing encumbrances
                           (other than Permitted Encumbrances) if any, together with applicable ancillary documentation;

                                    (M) applicable transfer tax forms;

                                    (N) bills of sale related to the transfer of
                           personal property;

                                    (O) certified copy of the Northfield
                           Operating Agreement;

                                    (P) certified copies of all existing
                           Material Contracts, Project Documents and material operating or regulatory licenses to be assigned; and

                                    (Q) assignments of service contracts,
                           permits and warranties.

                           (x)     The Sponsor Agreement, duly executed by
                              Northeast Utilities.

                           (xi)    Certified copies of the Governmental
                  Authorizations listed on Schedules 5.01(d)(A)(1)-(2) hereof.

                           (xii) Certified copies of each of the Third Party
                  Consents listed on Schedule 5.01(d)(B) hereof, each in form and substance satisfactory to the Lenders.

                           (xiii) Evidence that the Borrower is an Exempt Wholesale Generator.

                           (xiv) A solvency certificate from the chief financial officer of each of CL&P and WMECO, substantially in the form of Exhibit J hereto.

                           (xv) A certified copy of the Annual Operating Budget of the Borrower for the year 2000.

                           (xvi) A copy of the Administrative Agent Fee Letter
                  and the Collateral Agent Fee Letter, each duly executed by each of the parties thereto.

                           (xvii) (a) Written confirmation from Stone & Webster
                  that no material adverse change shall have occurred with respect to the Generating Assets from that indicated in the draft final report of Stone & Webster dated May 28, 1999, (b) written confirmation from the Insurance Consultant that the Borrower's insurance arrangements satisfy the requirements set forth in the Loan Documents and (c) a market study from P.H.B. Hagler Bailly ("HAGLER") which is reasonably satisfactory in form and substance to the Lenders.

                           (xviii) Certified copies of the Acquisition
                  Documents, the O&M Agreement, the Select Power Purchase Agreement, the Northeast Utilities Guaranties and the Tax Sharing Agreement, each of which shall be in form and substance satisfactory to the Lenders.

                           (xix) A favorable opinion of Edwards & Angell, LLP,
                  special counsel for the Borrower, Northeast Utilities, NU Enterprises, CL&P, WMECO, NGS and Select, in form and substance reasonably satisfactory to the Agents and the Initial Lenders.

                           (xx) A favorable opinion of Steptoe and Johnson,
                  special FERC counsel to the Borrower, Northeast Utilities, NU Enterprises, Select, NGS, CL&P and WMECO, in form and substance reasonably satisfactory to the Agents and the Initial Lenders.

                           (xxi) A favorable opinion of Day, Berry & Howard,
                  special Massachusetts and Connecticut energy regulatory counsel and special Securities and Exchange Commission counsel to the Borrower, Northeast Utilities, NU Enterprises, Select, NGS, CL&P and WMECO, in form and substance reasonably satisfactory to the Agents and the Initial Lenders.

                           (xxii) A favorable opinion of Robert Bersak, general
                  counsel to NUSCO in New Hampshire, in form and substance reasonably satisfactory to the Agents and the Initial Lenders.

                           (xxiii) A favorable opinion of Edwards & Angell, LLP,
                  special Massachusetts and Connecticut real estate counsel to the Borrower, Northeast Utilities, NU Enterprises, Select, NGS, CL&P and WMECO, in form and substance reasonably satisfactory to the Agents and the Initial Lenders.

                           (xxiv) A favorable opinion of Nixon Peabody special
                  New Hampshire real estate counsel to the Borrower, Northeast Utilities, NU Enterprises, Select, NGS, CL&P and WMECO, in form and substance reasonably satisfactory to the Agents and the Initial Lenders.

                           (xxv) A favorable opinion of Kristensen, Cummings,
                  Phillips & Carol, special Vermont real estate counsel to the Borrower, Northeast Utilities, Select, NGS, NU Enterprises, CL&P and WMECO, in form and substance reasonably satisfactory to the Agents and the Initial Lenders.

                           (xxvi) A favorable opinion of Shearman & Sterling,
                  counsel for the Administrative Agent, in form and substance reasonably satisfactory to the Lenders.

                           (xxvii) Such other approvals, opinions or documents
                  as any Lender through the Administrative Agent may reasonably request.

         Section 3.02. DETERMINATIONS UNDER SECTION 3.01. For purposes of determining compliance with the conditions specified in Section 3.01, each Lender shall be deemed to have consented to, approved or accepted or to be satisfied with each document or other matter required thereunder to be consented to or approved by or acceptable or satisfactory to the Lenders unless an officer of the Administrative Agent responsible for the transactions contemplated by the Loan Documents and the Borrower shall have received written notice of such objection from such Lender prior to the Borrowing specifying its objection thereto, and, in the case of the Borrowing, such Lender shall not have made available to the Administrative Agent such Lender's ratable portion of the Borrowing.

                                   ARTICLE IV

                             SPECIAL ACCOUNTS SYSTEM

         SECTION 4.01. CREATION OF THE COLLATERAL ACCOUNTS. (a) The Collateral Agent and the Borrower shall establish and maintain the Collateral Accounts.

         (b) THE DEPOSITARY BANK. (i) The Depositary Bank hereby agrees to act as securities intermediary (as defined in the UCC) in respect of the Collateral Accounts established with the Depositary Bank under this Agreement. The Borrower hereby acknowledges that the Depositary Bank shall act as securities intermediary in respect of the Collateral Accounts under this Agreement. The Collateral Agent may, with the consent of the Borrower (which consent shall not be unreasonably withheld), select another financial institution to act as Depositary Bank under this Agreement, subject to the written agreement of the replacement Depositary Bank to be bound by the terms and conditions of this Agreement.

         (ii) The Depositary Bank acknowledges, confirms and agrees that (A) the Collateral Accounts have been established as set forth in Section 4.01(a), (B) each Collateral Account is a "securities account" (as defined in the UCC), (C) the Borrower is the "entitlement holder" (as defined in the UCC) of the Collateral Accounts, (D) all property delivered to the Depositary Bank pursuant to this Agreement or the Collateral Documents will be promptly credited to a Collateral Account (as specified herein), (E) all "financial assets" (as defined in the UCC) in registered form or payable to or to order and credited to any Collateral Account shall be registered in the name of, payable to or to the order of, or specially endorsed to, the Depositary Bank or in blank, or credited to another securities account maintained in the name of the Depositary Bank, and in no case will any financial asset credited to either Collateral Account be registered in the name of, payable to or to the order of, or specially endorsed to, the Borrower except to the extent the foregoing have been specially endorsed by the Borrower to the Depositary Bank or in blank, (F) the Depositary Bank shall promptly comply with all instructions of the Collateral Agent and, to the limited extent set forth below in this Article IV, the Borrower in connection with the transfer or withdrawal of amounts in the Cash Collateral Accounts and (g) the Depositary Bank shall not change the name or account number of either Collateral Account without the prior written consent of the Collateral Agent.

         (iii) The Depositary Bank agrees that each item of property (whether cash, a security, an instrument or obligation, share, participation, interest or other property whatsoever) credited to either Collateral Account shall be treated as a "financial asset" under and as defined in Article 8 of the UCC.

         (iv) The Borrower agrees that the Depositary Bank may, and the Depositary Bank agrees that it shall, comply with "entitlement orders" (as defined in the UCC) originated by the Collateral Agent and relating to either Collateral Account and any "security entitlement" (as defined in the UCC) credited thereto without further consent by the Borrower or any other Person.

         (v) In the event that the Depositary Bank has obtained or subsequently obtains by agreement, operation of law or otherwise a Lien or security interest in either Collateral Account or any "security entitlement" (as defined in the UCC) credited thereto, the Depositary Bank agrees that such Lien or security interest shall be subordinate to the Lien and security interest of the Secured Parties. The financial assets standing to the credit of the Collateral Accounts will not be subject to deduction, set-off, banker's Lien, or any other right in favor of any Person other than the rights of the Collateral Agent and the other Secured Parties set forth in this Agreement and the other Collateral Documents (except that the face amount of any checks which have been credited to either Collateral Account but are subsequently returned unpaid because of uncollected or insufficient funds). The Depositary Bank hereby waives any right of banker's lien, set-off or counterclaim in respect of any assets contained in either Collateral Account or otherwise that are held by the Depositary Bank hereunder.

         (vi) The Depositary Bank and the Borrower have not entered into any agreement with respect to the Collateral Accounts or any financial assets credited to either Collateral Account other than this Agreement and the Collateral Documents. The Depositary Bank has not entered into any agreement with the Borrower or any other Person purporting to limit or condition the obligation of the Depositary Bank to comply with entitlement orders originated by the Collateral Agent in accordance with Section 4.01(b)(iv). In the event of any conflict between this Agreement (or any portion thereof) or any other Collateral Document or any other agreement now existing or hereafter entered into, the terms of this Agreement shall prevail.

         (vii) Except for the claims and interest of the Collateral Agent and the Borrower in each of the Collateral

Accounts, the Depositary Bank does not know of any claim to, or interest in, either Collateral Account or in any financial asset credited thereto. If any Person asserts any Lien, encumbrance or adverse claim (including any writ, garnishment, judgment, warrant of attachment, execution or similar process) against either Collateral Account or in any financial asset credited thereto, the Depositary Bank will promptly notify the Collateral Agent and the Borrower thereof.

         (viii) The rights and powers granted to the Collateral Agent by the Borrower and the Depositary Bank have been granted in order to perfect the Lien and security interests of the Secured Parties in the Collateral Accounts, are powers coupled with an interest and will neither be affected by the bankruptcy of the Borrower nor the lapse of time.

         (ix) For purposes of the UCC, the Depositary Bank confirms and agrees that the "securities intermediary's jurisdiction" (as defined in the UCC) with respect to the Collateral Accounts is the State of New York. If the "securities intermediary's jurisdiction" shall change from that jurisdiction specified in the previous sentence, the Borrower shall promptly notify the Agent of such change and of such new jurisdiction.

         (c) LIMITED BORROWER RIGHTS. The Borrower shall not have any rights against or to monies held in the Collateral Accounts, as third party beneficiary or otherwise, except the right to receive or make requisitions of monies held in the Collateral Accounts, as permitted by this Agreement and to direct the investment of monies held in the Collateral Accounts as permitted by Section
4.04. In no event shall any amounts or Permitted Investments be deposited in or credited to either Collateral Account registered in the name of the Borrower, payable to the order of the Borrower or specially endorsed to the Borrower except to the extent that the foregoing have been specially endorsed to the Depositary Bank or in blank.

         SECTION 4.02. REVENUES ACCOUNT. (a) DEPOSITS INTO THE REVENUES ACCOUNT. The Borrower agrees and confirms that it has irrevocably instructed each party to a Project Document in effect as of the date hereof (and shall instruct each party to any additional Project Documents) and each other Person from whom the Borrower is entitled to receive any:

                  (i)     Revenues payable under the Project Documents;

                  (ii) proceeds of any sale (net of the costs and expenses of such sale and any taxes, assessments or prior Liens) of any of the Generating Assets (other than such proceeds constituting Revenues); and

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                  (iii)   any other cash revenues (other than amounts to be
         deposited in the Casualty Account pursuant to Section 4.03)

to pay the same directly to the Collateral Agent for the account of the Borrower for deposit into the Revenues Account. If, notwithstanding such instructions, the Borrower should receive any such payment, the Borrower shall hold such payment in trust for the Collateral Agent and shall promptly deliver such payment to the Collateral Agent for deposit into the Revenues Account in the exact form received with any necessary endorsement.

         (b) TRANSFERS FROM THE REVENUES ACCOUNT PRIOR TO AN EVENT OF DEFAULT AND AN ENFORCEMENT ACTION IS COMMENCED. Unless an Event of Default shall have occurred and be continuing, an Enforcement Action shall have been initiated and the Collateral Agent shall have received notice thereof from any Lender, the Collateral Agent shall transfer (or cause to be transferred) from the collected credit balance of the Revenues Account, the following amounts in the following order of priority (and no transfer at any such priority level shall be made on any day if any transfer remains to be made on such day at any higher priority level):

                  FIRST, on the first Business Day of each calender month, for deposit into the Operating Account, an amount equal to (x) the Operating Costs for such month PLUS Capital Expenditures for such month, each as scheduled in the Annual Operating Budget for such month, PLUS an amount equal to any Capital Expenditures, taxes, FERC fees or insurance, each as scheduled in the Annual Operating Budget for future months that the Borrower plans to perform or pay in such month, and that the Borrower certifies in writing to the Collateral Agent that such amount is necessary to perform or pay such Capital Expenditure, taxes, FERC fees or insurance, as the case may be, in such month, (PROVIDED, that an amount equal to any such amount transferred from the Revenues Account to the Operating Account earlier than scheduled in the Annual Operating Budget as provided above shall be subtracted from the aggregate amount to be transferred from the Revenues Account to the Operating Account in the month that such expenditure was scheduled under the Annual Operating Budget so as to avoid duplication of amounts transferred from the Revenues Account to the Operating Account) PLUS
         (y) an amount not to exceed 10% of such months' scheduled Operating Costs and Capital Expenditures as set forth in the Annual Operating Budget if certified in writing by the Borrower to the Collateral Agent to be necessary; PROVIDED, HOWEVER the Collateral Agent shall not remit funds in excess of the monthly amounts listed in the Annual Operating Budget as requested by the Borrower in accordance with

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         the foregoing more than three times without the prior written consent of the Required Lenders;

                  SECOND, to the Agents and the Depositary Bank, an amount equal to all fees, costs, expenses (including, without limitation, legal fees and expenses), indemnification payments, taxes and other amounts then due and payable by the Borrower to any Agent or the Depositary Bank from time to time as certified to the Collateral Agent by the Agents or the Depositary Bank;

                  THIRD, to the Lenders, an amount equal to the Obligations owed by the Borrower to the Lenders under the Loan Documents then due and payable (excluding mandatory prepayments pursuant to Section 2.05) as certified to the Collateral Agent by the Administrative Agent;

                  FOURTH, to the Lenders, the aggregate amount of any mandatory prepayments then due and payable pursuant to Section 2.05 as certified to the Collateral Agent by the Administrative Agent.

         (c) TRANSFERS FROM REVENUES ACCOUNT WHEN AN EVENT OF DEFAULT IS CONTINUING AND AN ENFORCEMENT ACTION HAS COMMENCED. At any time that an Event of Default shall have occurred and be continuing and an Enforcement Action has been initiated, upon its receipt of notice thereof from any Lender or the Administrative Agent, the Collateral Agent shall transfer (or caused to be transferred) from the collected credit balance of the Revenues Account only those amounts as directed in writing by the Required Lenders.

         SECTION 4.03. CASUALTY ACCOUNT. (a) DEPOSITS INTO THE CASUALTY ACCOUNT. The Borrower agrees and confirms that it has irrevocably instructed each insurer from whom the Borrower is entitled to receive any proceeds from any property or casualty insurance policy to pay the same directly to the Collateral Agent for the account of the Borrower for deposit into the Casualty Account. If, notwithstanding such instructions, the Borrower should receive any such payment, the Borrower shall hold such payment in trust for the Collateral Agent and shall promptly deliver such payment to the Collateral Agent for deposit into the Casualty Account in the exact form received with any necessary endorsement.

         (b) TRANSFERS FROM THE CASUALTY ACCOUNT PRIOR TO AN EVENT OF DEFAULT AND AN ENFORCEMENT ACTION IS COMMENCED. Unless an Event of Default shall have occurred and be continuing and an Enforcement Action shall have been initiated and the Collateral Agent shall have received notice thereof from the Administrative Agent or any Lender, the Collateral Agent shall transfer (or cause to be transferred), from the collected credit balance of the Casualty Account, the following amounts in the following order:

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                  (i) if the net proceeds received by the Collateral Agent are less than U.S. $17,500,000 for any single loss or series of losses in the aggregate, the Collateral Agent shall transfer portions of such sum from the Casualty Account to the Operating Account from time to time upon written request from the Borrower for the purpose of making payments required to finance the repair, reconstruction or replacement of the damaged Generating Asset(s) or to reimburse the Borrower for such repair, reconstruction or replacement expenses actually paid by it, against repair, reconstruction or replacement expenses actually paid by it, upon delivery to the Collateral Agent of the Borrower's certification that the funds requested will be applied as provided in this clause 4.03(b)(i);

                  (ii) if the net proceeds received by the Collateral Agent is greater than $17,500,000 for any single loss or series of losses in the aggregate but less than $35,000,000 (and in the case of a series of losses, each additional loss over $17,500,000 shall be a material loss in the reasonable judgment of the Required Lenders), then at any time after such loss or losses and after such time as may be required by the Borrower to assess the extent of such loss or losses and estimate the insurance proceeds to be received in connection therewith, but no later than 45 days after receipt of such proceeds, the Borrower shall deliver to Stone & Webster or another independent engineer reasonably acceptable to the Lenders a plan for the application of such proceeds to repair or replace the damaged property. If, within 30 days from the receipt by the independent engineer of such plan, such independent engineer notifies the Borrower and the Administrative Agent (who shall notify the Lenders in order to vote as provided in this clause (b)(ii)) that, in their reasonable judgment, in light of the nature of the loss or losses and the reasonableness of the plan of the Borrower, it is likely that, after implementation of the Borrower's plan, that (x) such Generating Asset(s) could be repaired in a timely manner and that the insurance proceeds are sufficient to cover the costs of such repair, the amounts on deposit in the Casualty Account shall be transferred to the Operating Account as and when needed for the Borrower to repair, reconstruct or

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

         replace the damaged Generating Asset(s), or (y) such Generating Asset(s) could not be repaired or the insurance proceeds are insufficient to cover the costs of such repair, the Required Lenders shall vote within 30 days from such notification from the independent engineer to determine if the amounts on deposit in the Casualty Account shall be applied by the Collateral Agent to prepay the Borrower's Obligations hereunder or if such amounts should be transferred to the Operating Account as and when needed for the Borrower to repair, reconstruct or replace the damaged Generating Asset(s); PROVIDED, if the Required Lenders do not vote to apply the amounts on deposit in the Casualty Account to prepay the Borrower's obligations within such 30 day period, such amounts on deposit in the Casualty Account shall be transferred by the Collateral Agent to the Operating Account as and when needed for the Borrower to repair, reconstruct or replace the damaged Generating Asset(s). If any funds shall be transferred from the Casualty Account to the Operating Account under this subsection (ii), the Borrower must certify to the Lenders that the amounts requested will be applied as provided in this clause 4.03(b)(ii), and that at such time as such repair, reconstruction or replacement is complete, any balance of such sum remaining in the Casualty Account shall be transferred to the Revenues Account at the direction of the Administrative Agent or, if required under the relevant insurance policy or policies, shall, at the direction of the Borrower (with the consent of the Administrative Agent which shall not be unreasonably denied), be paid over to the insurer(s).

                  (iii) if the net proceeds received by the Collateral Agent is greater than or equal to $35,000,000 for any single loss or series of losses in the aggregate, the Collateral Agent shall notify the Lenders thereof, and the Required Lenders shall vote to determine if the amounts on deposit in the Casualty Account shall be applied by the Collateral Agent to prepay the Borrower's Obligations hereunder or if such amounts shall be transferred to the Operating Account for the Borrower to repair, reconstruct or replace the damaged Generating Asset(s); PROVIDED, if the Required Lenders do not vote to apply the amounts on deposit in the Casualty Account to prepay the Borrower's obligations within such 30 day period, such amounts on deposit in the Casualty Account shall be transferred by the Collateral Agent to the Operating Account as and when needed for the Borrower to repair, reconstruct or replace the damaged Generating Asset(s); PROVIDED, FURTHER, that if any funds shall be transferred to the Operating Account under this subsection (iii), the Borrower must certify to the Lenders that the amounts to be transferred from the Casualty Account will be applied as provided in this clause 4.03(b)(iii); and PROVIDED, FURTHER, HOWEVER, that at such time as such repair, reconstruction or replacement is complete, any balance of such sum remaining in the Casualty Account shall be transferred to the Revenues Account at the direction of the Administrative Agent or, if required under the relevant insurance policy or policies, shall, at the direction of the Borrower (with the consent of the Administrative Agent which shall not be unreasonably denied), be paid over to the insurer(s).

         (c) TRANSFERS FROM CASUALTY ACCOUNT WHEN AN EVENT OF DEFAULT IS CONTINUING AND AN ENFORCEMENT ACTION HAS

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COMMENCED. At any time that an Event of Default shall have occurred and be continuing and an Enforcement Action has been initiated, upon its receipt of notice thereof from any Lender, the Collateral Agent shall transfer (or caused to be transferred) from the collected credit balance of the Casualty Account only those amounts as directed in writing by the Required Lenders.

         SECTION 4.04. INVESTMENT OF FUNDS IN COLLATERAL ACCOUNTS. (a) Unless an Event of Default shall have occurred and be continuing, the Collateral Agent shall invest funds (and vary and redeem such investments) in the Collateral Accounts, in the name of the Collateral Agent, as directed by the Borrower, PROVIDED in each case that the designated investment is a Permitted Investment. After the occurrence and during the continuance of an Event of Default, investments in Permitted Investments shall be made as directed by the Administrative Agent.

         (b) Whenever the Collateral Agent is directed or authorized in accordance with the terms hereof to make a transfer of funds from the Collateral Accounts, if, after application of all other available funds, liquidation of a Permitted Investment is necessary to make any such transfer, the Collateral Agent is authorized to liquidate such Permitted Investment. The Collateral Agent shall liquidate all those Permitted Investments which can be liquidated without interest costs or penalty before it shall liquidate any Permitted Investment the liquidation of which would involve an interest cost or penalty. The Collateral Agent shall have no liability with respect to any interest cost or penalty on the liquidation of any Permitted Investment pursuant to this Section 4.04(b).

         (c) The Collateral Agent shall have no liability with respect to Permitted Investments (or any losses resulting therefrom) made at the direction of the Borrower or as otherwise provided in Section 4.04(a).

         (d) All references in this Agreement to the Collateral Accounts and to cash, moneys or funds therein or balances thereof shall include the investments in which such moneys are then invested. All investments shall be under the sole dominion and control of the Collateral Agent, subject to the terms and conditions of this Agreement and the Collateral Documents.

         SECTION 4.05. INTEREST. Any interest or other earnings accrued on any balances in the Revenues Account, or on any investment thereof, shall be credited to and accumulated in the Revenues Account and thereafter be applied without differentiation from other funds in the Revenues Account. Any interest or other earnings accrued on any balances in the Casualty Account, or on any investment thereof, shall be credited to and accumulated in the Casualty Account and thereafter be applied without differentiation from other funds in the Casualty Account.

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

         SECTION 4.06. REPORTS TO THE BORROWER AND THE LENDERS. The Collateral Agent shall deliver, or cause the Depositary Bank to deliver, to the Borrower and each Lender within 15 Business Days after the end of the calendar month in which the first deposit is made into either Collateral Account and each calendar month thereafter, a report with respect to the Collateral Account, setting forth in reasonable detail all deposits to and disbursements from such Collateral Account during such month, including the date on which made, and the balances of and any investments in such Collateral Account at the end of such month. The Collateral Agent shall provide any additional information or reports relating to the Collateral Accounts and the transactions therein reasonably requested from time to time by the Borrower or any Lender.

         SECTION 4.07. BOOKS AND RECORDS. The Collateral Agent shall, or cause the Depositary Bank to, maintain all books and records with respect to the Collateral Accounts as may be necessary properly to record all transactions carried out by it under this Agreement. The Collateral Agent shall permit the Borrower and each Lender to examine such books and records with respect to the Collateral Accounts, PROVIDED that any such examination shall occur upon reasonable notice and during normal business hours.

                                    ARTICLE V

                         REPRESENTATIONS AND WARRANTIES

         SECTION 5.01. REPRESENTATIONS AND WARRANTIES OF THE BORROWER. The Borrower represents and warrants as follows:

                  (a) The Borrower (i) is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation, (ii) is duly qualified and in good standing as a foreign corporation in each other jurisdiction in which it owns or leases property or in which the conduct of its business requires it to so qualify or be licensed and (iii) has all requisite corporate power and authority (including, without limitation, all Governmental Authorizations, licenses, permits and other approvals) to own or lease and operate its properties and to carry on its business as now conducted and as proposed to be conducted, except as noted in Section 5.01(d) and except where the failure to so qualify or be licensed would not have a Material Adverse Effect. All of the outstanding capital stock of the Borrower has been validly issued, is fully paid and non-assessable and is owned by NU Enterprises free and clear of all Liens, except those created under the Collateral Documents.

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

                  (b)  The Borrower has no Subsidiaries.

                  (c) The execution, delivery and performance by the Borrower of this Agreement, the Notes, each other Loan Document and the Acquisition Documents to which it is or is to be a party, and the other transactions contemplated hereby and thereby, are within the Borrower's corporate powers, have been duly authorized by all necessary corporate action, and do not (i) contravene the Borrower's charter or bylaws,
         (ii) violate any law (including, without limitation, the Securities Exchange Act of 1934 and the Racketeer Influenced and Corrupt Organizations Chapter of the Organized Crime Control Act of 1970), rule, regulation (including, without limitation, Regulation X of the Board of Governors of the Federal Reserve System), order, writ, judgment, injunction, decree, determination or award, (iii) conflict with or result in the breach of, or constitute a default under, any Acquisition Document, existing Material Contract, Project Document, loan agreement, indenture, mortgage, deed of trust, material lease or other material instrument binding on or affecting the Borrower or any of its properties or (iv) except for the Liens created under the Collateral Documents, result in or require the creation or imposition of any Lien upon or with respect to any of the properties of the Borrower. The Borrower is not in violation of any such law, rule, regulation, order, writ, judgment, injunction, decree, determination or award or in breach of any such contract, loan agreement, indenture, mortgage, deed of trust, lease or other instrument, the violation or breach of which could have a Material Adverse Effect.

                  (d) No authorization or approval or other action by, and no notice to or filing with, any Governmental Authority or any third party is required for (i) the due execution, delivery, recordation, filing or performance by the Borrower of this Agreement, the Notes, any other Loan Document or the Acquisition Documents or the existing Material Contracts or the Project Documents to which it is or is to be a party or the other transactions contemplated hereby or thereby, (ii) the grant by the Borrower of the Liens granted by it pursuant to the Collateral Documents to which it is a party, (iii) the perfection or maintenance of the Liens created by the Collateral Documents to which it is a party (including the first priority nature thereof), (iv) the ongoing operation of the Generating Assets by the Borrower, except to the extent the absence thereof would not be reasonably likely to have a Material Adverse Effect or (v) the exercise by the Administrative Agent or any Lender of its rights under the Loan Documents or the remedies in respect of the Collateral pursuant to the Collateral Documents to which it is a party except for (A) the Governmental Authorizations listed on Part A-1 of

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

         Schedule 5.01(d) hereto with respect to the CL&P Acquisition and the Governmental Authorizations listed on Part A-2 of Schedule 5.01(d) hereto with respect to the WMECO Acquisition and (B) the amendments, waivers and consents listed on Part B of Schedule 5.01(d) hereto with respect to the Acquisition, all of which relating to the Acquisition shall have been duly obtained, taken, given or made and shall be in full force and effect on the Borrowing Date.

                  (e) This Agreement has been, and each of the Notes, each other Loan Document, each Acquisition Document, each existing Material Contract and each Project Document to which it is a party when delivered hereunder will have been, duly executed and delivered by the Borrower. This Agreement is, and each of the Notes, each other Loan Document, each Acquisition Document, each existing Material Document and each other Project Document to which it is a party when delivered hereunder will be, the legal, valid and binding obligation of the Borrower, enforceable against the Borrower in accordance with its terms.

                  (f) The unaudited financial statements of the Borrower for the fiscal year ended December 31, 1999 fairly present the financial condition of the Borrower on such date, in accordance with GAAP, and since December 31, 1999, there has been no material adverse change in the business, condition (financial or otherwise), operations, performance, properties or prospects of the Borrower.

                  (g) (i) All written information that has been or will hereafter be made available by the Borrower or any of its representatives in connection with the transactions contemplated hereby to the Co-Arrangers, to any Lender or to any potential Lender, is and will be true and correct in all material respects and does not and will not contain any misstatement of a material fact or omit to state a material fact necessary in order to make the statements contained therein not misleading in light of the circumstances under which such statements were or are made, and (ii) all financial projections, if any, that have been or will be prepared by the Borrower or any of its representatives in connection with the transactions contemplated hereby have been or will be prepared in good faith based upon reasonable assumptions at the time made.

                  (h) Other than as set forth in the Disclosure Documents, there is no action, suit, investigation, litigation or proceeding affecting the Borrower, including any Environmental Action, pending or, to the best of the Borrower's knowledge, threatened before any court, governmental agency or arbitrator that individually or in the aggregate
         (i) could have a

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         Material Adverse Effect or (ii) purports to affect the legality, validity or enforceability of this Agreement, any Note, any other Loan Document, any Acquisition Document or any Project Document or the transactions contemplated thereby.

                  (i) Other than as set forth in the Disclosure Documents, the operations and properties of the Borrower, the CL&P Generating Assets and the WMECO Generating Assets comply in all material respects with all applicable Environmental Laws and Environmental Permits (except for any such noncompliance that has been consented to by the appropriate authority), all past material noncompliance with such Environmental Laws and Environmental Permits has been resolved without material ongoing obligations or costs to the Loan Parties, and no circumstances exist that could reasonably be expected to (i) form the basis of an Environmental Action against the Borrower or any of their respective properties or any of the Generating Assets, or (ii) cause any such property to be subject to any restrictions on ownership, occupancy, use or transferability under any Environmental Law that, in the case of either clause (i) or (ii), could reasonably be expected to have a Material Adverse Effect.

                  (j) The execution and delivery of the Loan Documents, the Acquisition Documents and the Project Documents to which the Borrower is a party and the performance by the Borrower of its obligations thereunder are exempt from taxes (other than income taxes), levies, imposts, deductions, charges and withholdings imposed by any Governmental Authority in the United States or any political subdivision or taxing authority thereof or therein, as applicable, except for such transfer or conveyance or mortgage recording taxes as shall have been paid on the Borrowing Date or as otherwise due and such taxes, nominal recording fees, levies, imposts, deductions, charges and withholdings which may have been paid or shall be paid in due course by the Borrower and have been disclosed to the Lenders.

                  (k) The Borrower is an Exempt Wholesale Generator. As an Exempt Wholesale Generator, the Borrower is (a) not subject to or exempt from regulation under the Public Utility Holding Company Act of 1935 and Part II of the Federal Power Act (other than the minimum statutory requirements that apply to Exempt Wholesale Generators generally), (b) not subject to or exempt from any statute or regulation which prohibits or restricts the incurrence of the obligations under the Loan Documents or the granting of the liens contemplated thereby, including, without limitation, statutes or regulations relative to common or contract carriers or to the sale of electricity, gas, steam, water, telephone, telegraph or other public

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

         utility services, and (c) not subject to or exempt from regulation as an electric distribution company, a public utility, an electric corporation or any similar type of entity under Connecticut law or Massachusetts law.

                  (l) The Borrower is not engaged in the business of extending credit for the purpose of purchasing or carrying Margin Stock, and no proceeds of any Advance will be used to purchase or carry any Margin Stock or to extend credit to others for the purpose of purchasing or carrying any Margin Stock.

                  (m) The Borrower's obligations under the Loan Documents to which it is a party constitute direct, unconditional and unsubordinated obligations of the Borrower.

                  (n) Both before and after the Acquisition is consummated, except for the liens created or permitted pursuant to the Loan Documents, the Borrower has valid and uncontested legal title to its material properties free and clear of all liens and competing claims.

                  (o) The Borrower is in compliance in all material respects with all applicable laws, ordinances, rules, regulations, and requirements of all Governmental Authorities (including, without limitation, certificates, permits, franchises and other Governmental Authorizations necessary to the ownership of its respective properties or to the conduct of its respective business, environmental laws, and laws with respect to social security and pension fund obligations) except in each case to the extent where such failure to comply could not reasonably be expected to have a Material Adverse Effect.

                  (p) The Borrower is not an "investment company" or an "affiliated person" of, or "promoter" or "principal underwriter" for, an "investment company", as such terms are defined in the Investment Company Act of 1940, as amended.

                  (q) Set forth on Schedule 5.01(q) hereto is a complete and accurate list of all Plans, Multiemployer Plans and Welfare Plans.

                  (r) No ERISA Event has occurred or is reasonably expected to occur with respect to any Plan.

                  (s) Schedule B (Actuarial Information) to the most recent annual report (Form 5500 Series) for each Plan, copies of which have been filed with the Internal Revenue Service and furnished to each Lender, is complete and accurate and fairly presents the funding status of such Plan, and since the date of such

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

         Schedule B there has been no material adverse change in such funding status.

                  (t) Neither any Loan Party nor any ERISA Affiliate has incurred or is reasonably expected to incur any Withdrawal Liability to any Multiemployer Plan.

                  (u) Neither the Borrower nor any ERISA Affiliate has been notified by the sponsor of a Multiemployer Plan that such Multiemployer Plan is in reorganization or has been terminated, within the meaning of Title IV of ERISA, and no such Multiemployer Plan is reasonably expected to be in reorganization or to be terminated, within the meaning of Title IV of ERISA.

                  (v) Since December 31, 1999, neither the business nor the properties of the Borrower, the CL&P Generating Assets nor the WMECO Generating Assets are, or have been, affected by any fire, explosion, accident, strike, lockout or other labor dispute, drought, storm, hail, earthquake, embargo, act of God or of the public enemy or other casualty (whether or not covered by insurance) that could reasonably have a Material Adverse Effect.

                  (w) The Borrower is not a party to any indenture, loan or credit agreement or any lease or other agreement or instrument or subject to any charter or corporate restriction that, in each case, could reasonably be expected to have a Material Adverse Effect.

                  (x) The Collateral Documents create a valid and perfected first priority security interest in the Collateral, securing the payment of the Secured Obligations, and all filings and other actions deemed necessary to perfect and protect such security interest have been taken or will be taken as of the Borrowing Date.

                  (y) The Borrower has filed, has caused to be filed or has been included in all tax returns (national, departmental, local, municipal and foreign) required to be filed or has received appropriate filing extensions therefor and has paid or shall pay in due course or caused to be paid all taxes, assessments, fees and other charges shown thereon to be due, together with applicable interest and penalties, other than the payment of any taxes, assessment, fees or other charges (i) the nonpayment of which could not reasonably be expected to have a Material Adverse Effect or (ii) that are being contested in good faith and by proper proceedings and as to which appropriate reserves are being maintained.

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

                  (z) The Borrower is, and after the consummation of each Acquisition and the transactions contemplated hereby will be, Solvent.

                  (aa) The Borrower has not conducted or engaged in any activities other than (i) the business of, and activities related to, electric power generation and (ii) businesses and activities otherwise permitted under the terms of the Loan Documents, the Acquisition Documents and the Project Documents.

                  (bb) No default or event of default has occurred and is continuing under, and as defined in, any Loan Document, Acquisition Document, Project Document or existing Material Contract to which the Borrower is a party.

                  (cc) For tax purposes, the Borrower's initial basis in the Generating Assets will be equal to the purchase price paid for the Generating Assets. The Borrower is not a party to, and is not bound by, any tax sharing agreement other that the Tax Sharing Agreement.

                  (dd) Set forth on Schedule 5.01(dd) hereto is a complete and accurate list of all Liens on the property or assets of the Borrower (including, without limitation, the Generating Assets), showing as of the date hereof the lienholder thereof, the principal amount of the obligations secured thereby and the property or assets of the Borrower subject thereto.

                  (ee) Set forth on Schedule 5.01(ee) hereto is a complete and accurate list of all existing Material Contracts of the Borrower, showing as of the date hereof the parties, subject matter and term thereof. Each such Material Contract has been duly authorized, executed and delivered by all parties thereto, has not been amended or otherwise modified, is in full force and effect and is binding upon and enforceable against all parties thereto in accordance with its terms, and there exists no event of default under any Material Contract by the Borrower or to the Borrower's knowledge by any other party thereto.

                  (ff) There are no lease or license agreements relating to recreational access and/or use by third party users of the impoundments that either are not terminable for any reason by the owner of the real property in question or are fully subordinated to any mortgage lien (regardless of the date of recording of such mortgage) placed on the real property in question, except for such lease or license agreements that would not materially adversely affect the operation of the Generating Assets.

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                  (gg) To the Borrower's knowledge there have been no breaches of the use restrictions encumbering the real property listed in the title commitments provided by the title company and the Borrower has no knowledge that there are any material use restrictions in addition to those listed in the title commitments provided by the title company.

                  (hh) Upon the transfer of the Generating Assets to the Borrower, the Borrower will own outright or be granted the right to access or otherwise use all facilities, improvements and rights to real property it will need to generate electricity as contemplated and as permitted by the applicable FERC licenses.

                  (ii) To the best of the Borrower=s knowledge, there are no Neighboring Landowner Agreements currently in effect that, if the third party holder of such agreement defaulted in its obligations under such Neighboring Landowner Agreement, such default would have a Material Adverse Effect.

                  (jj) To the best of the Borrowers knowledge, there have been no breaches of the use restrictions encumbering the real property listed in the Mortgage Policies and the Borrower has no knowledge that there are any material use restrictions in addition to those listed in the Mortgage Policies.

                  (kk) The Borrower is not aware of any problems relating to the Year 2000 date change that might materially affect its business.

                                   ARTICLE VI

                            COVENANTS OF THE BORROWER

         SECTION 6.01. AFFIRMATIVE COVENANTS. So long as any Advance shall remain unpaid or any Lender shall have any Commitment hereunder, the Borrower will:

                  (a) COMPLIANCE WITH LAWS, ETC. Comply in all material respects with all applicable laws, rules, regulations and orders, such compliance to include, without limitation, compliance with ERISA and the Racketeer Influenced and Corrupt Organizations Chapter of the Organized Crime Control Act of 1970, except when contested in good faith by appropriate proceedings and for which an adequate reserve has been established or where noncompliance could not reasonably be expected to have a Material Adverse Effect.

                  (b) PAYMENT OF TAXES, ETC. Pay and discharge before the same shall become delinquent, (i) all taxes,

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         assessments and governmental charges or levies imposed upon it or upon its property and (ii) all lawful claims that, if unpaid, might by law become a Lien upon its property; PROVIDED, HOWEVER, that the Borrower shall not be required to pay or discharge any such tax, assessment, charge or claim that is being contested in good faith and by proper proceedings and as to which appropriate reserves are being maintained, unless and until any Lien resulting therefrom (other than Liens for unpaid municipal real property taxes not in excess of $300,000 in the aggregate which have attached solely by operation of law and as to which no Enforcement Action has been taken) attaches to its property and becomes enforceable against its other creditors or where nonpayment could not reasonably be expected to have a Material Adverse Effect.

                  (c) COMPLIANCE WITH ENVIRONMENTAL LAWS. Comply, and cause all lessees and other Persons operating or occupying its properties to comply, with all applicable Environmental Laws and Environmental Permits; obtain and renew all Environmental Permits necessary for its operations and properties; and conduct any investigation, study, sampling and testing, and undertake any cleanup, removal, remedial or other action necessary to remove and clean up all Hazardous Materials from any of its properties, in accordance with the requirements of all Environmental Laws; except where noncompliance could not reasonably be expected to have a Material Adverse Effect; PROVIDED, HOWEVER, that the Borrower shall not be required to undertake any such cleanup, removal, remedial or other action to the extent that its obligation to do so is being contested in good faith and by proper proceedings and appropriate reserves are being maintained with respect to such circumstances.

                  (d) OPERATION OF THE GENERATING ASSETS. Cause the Generating Assets to be operated and maintained and its business to be conducted,
         (i) in a prudent manner, based on industry standards for comparable facilities or businesses in comparable locations, and (ii) in accordance with applicable laws (including Environmental Laws), except when contested in good faith by appropriate proceedings and for which an adequate reserve has been established or where noncompliance could not reasonably be expected to have a Material Adverse Effect.

                  (e) MAINTENANCE OF INSURANCE. Maintain insurance with responsible and reputable insurance companies or associations of the type indicated on, and in such amounts and covering such risks as is required by law and as set forth on, Schedule 5.

                  (f) PRESERVATION OF CORPORATE EXISTENCE, ETC. Preserve and maintain its existence, legal structure,

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         legal name, rights (charter and statutory), permits, licenses, approvals, privileges and franchises, except for such rights, franchises, permits, licenses and approvals the failure of which to maintain could not reasonably be expected to have a Material Adverse Effect.

                  (g) VISITATION RIGHTS. Subject to Section 9.09, upon reasonable prior notice and during customary business hours, permit the Administrative Agent, the Collateral Agent or any Lender or any agents or representatives thereof, to examine and make copies of and abstracts from the records and books of account of, and visit the properties of the Borrower, and to discuss the affairs, finances and accounts of the Borrower with any of its officers or directors and with its independent certified public accountants.

                  (h) MAINTENANCE OF APPROVALS AND LICENSES. Obtain and maintain in full force and effect all Governmental Authorizations and licenses that may be required for the validity or enforceability of the Loan Documents, the Material Contracts, the Acquisition Documents and the Project Documents and the ongoing operations of the Generating Assets except where the failure to do so could not reasonably be expected to have a Material Adverse Effect.

                  (i) KEEPING OF BOOKS. Keep proper books of record and account, in which full and correct entries shall be made of all financial transactions and the assets and business of the Borrower in accordance with GAAP.

                  (j) MAINTENANCE OF PROPERTIES, ETC. Keep all property useful and necessary to its respective businesses in good working order and condition, wear and tear excepted, and not commit or suffer to exist any waste with respect to any of its properties except where the failure to do so could not reasonably be expected to have a Material Adverse Effect.

                  (k) PERFORMANCE OF MATERIAL CONTRACTS, ACQUISITION DOCUMENTS AND PROJECT Documents. Perform and observe all the material terms and provisions of each Material Contract, each Acquisition Document and each Project Document to be performed or observed by it, enforce each such Material Contract and each such Project Document in accordance with its terms, take all such action to such end and exercise all rights under the Material Contracts, the Acquisition Documents and the Project Documents as may be from time to time requested by the Administrative Agent and, upon request of the Administrative Agent, make to each other party to each such Material Contract, each such Acquisition Document and each such Project Document such demands and requests for information and reports or for action

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         as the Borrower is entitled to make under such Material Contract, such
         Acquisition Document or such Project Document.

                  (l) TRANSACTIONS WITH AFFILIATES. Conduct all transactions otherwise permitted under the Loan Documents with any of its Affiliates on terms that are fair and reasonable and no less favorable to the Borrower than it would obtain in a comparable arm's-length transaction with a Person not an Affiliate.

                  (m) COVENANT TO GIVE SECURITY. Promptly upon the reasonable request of the Administrative Agent or the Collateral Agent, at the Borrower's expense, execute and deliver, or cause the execution and delivery of, and thereafter register, file or record in each appropriate governmental office, any document or instrument supplemental to or confirmatory of the applicable Loan Documents relating to the Collateral or otherwise reasonably deemed by the Administrative Agent or the Collateral Agent to be necessary for the creation or perfection or priority or continuation of the Liens and security interests purported to be created by any such document; and protect and defend its and the Lenders' interest in the Collateral against Liens (other than Permitted Liens) and immediately discharge any such lien so asserted.

                  (n) MAINTENANCE OF PRIORITY. Take all necessary action so as to ensure that all Obligations of the Loan Parties under the Loan Documents continue to rank senior in right of payment and collateral security to all unsecured or unsubordinated Obligations of the Loan Parties.

                  (o) REGULATORY STATUS. Take all necessary action within its control, and otherwise use its best efforts, to ensure that (i) the Borrower remains exempt from all or is not subject to any regulation as a public utility under the Public Utility Holding Company Act of 1935 and any other applicable federal, state and local laws or regulations regulating public utilities, public utility companies, public utility holding companies, electric utilities, electric companies, electric utility companies, or any similar entity, (ii) the Borrower maintains its status as an Exempt Wholesale Generator and (iii) the Administrative Agent, the Collateral Agent and each Lender will not (i) be subject to regulation as a "public utility" under the Federal Power Act, an electric distribution company, a public utility, an electric corporation or any similar type of entity under Connecticut law or Massachusetts law, or (ii) be subject to regulation by the Securities and Exchange Commission as a "gas utility company," "electric utility company," "public utility company," "holding company," an "affiliate" of a "holding company," a "subsidiary company" of a "holding

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         company," or an "affiliate" of a "subsidiary company" of a "holding company" under the Public Utility Holding Company Act of 1935, or (iii) otherwise be deemed by any federal, state or local Governmental Authority to be a public utility, public utility company, public utility holding company, electric utility, electric company, electric utility company or similar entity or otherwise subject to any regulation relating to any such type of entity (or affiliate thereof). In the event that FERC denies Exempt Wholesale Generator status to the Borrower, the Borrower shall take all necessary actions within its control and without delay, and otherwise use its reasonable best efforts, to comply with the Public Utility Holding Company Act of 1935, including, but not limited to, (y) making any changes necessary to eliminate the basis for denial of the original application for Exempt Wholesale Generator status and preparing and filing a new application in good faith with FERC for a determination of Exempt Wholesale Generator status, or (z) filing an application under the relevant provisions of the Public Utility Holding Company Act of 1935 to qualify Borrower as an operating "public utility company" of Northeast Utilities.

                  (p) USE OF PROCEEDS. Use the proceeds of the Advances solely as provided in Section 2.13.

                  (q) REQUIRED RATING. Actively assist the Placement Agent in obtaining a final rating letter equal to or higher than the Required Rating from each of the Rating Agencies for the Permanent Financing, such assistance to include, without limitation: (A) providing, and causing its respective advisors to provide, the Placement Agent and each of the Rating Agencies upon request with all information reasonably deemed necessary by either of the Rating Agencies or the Placement Agent to acquire the rating letter equal to or higher than the Required Rating, (B) assisting the Placement Agent, upon its reasonable request, in the preparation of all materials presented to the Rating Agencies to be used in connection with obtaining the rating letter equal to or higher than the Required Rating and (C) otherwise assisting the Placement Agent in obtaining a rating equal to or higher than the Required Rating, including by making available officers and advisors of the Borrower and its respective Affiliates from time to time to attend and make presentations regarding the business and prospects of the Borrower, its Affiliates and the Generating Assets, as appropriate, at a meeting or meetings with each of the Rating Agencies.

                  (r) SEPARATE AND DISTINCT. Comply with the following undertakings:

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                           (i) It will maintain its books, financial records and
                  accounts, including checking and other bank accounts and custodian and other securities safekeeping accounts, separate and distinct from those of Northeast Utilities and each of the other Subsidiaries of Northeast Utilities.

                           (ii) It will maintain its books, financial records
                  and accounts (including inter-entity transaction accounts) in a manner so that it will not be difficult or costly to segregate, ascertain or otherwise identify its assets and liabilities separate and distinct from the assets and liabilities of Northeast Utilities and each of the other Subsidiaries of Northeast Utilities.

                           (iii) It will not commingle any of its assets, funds,
                  liabilities or business functions with the assets, funds, liabilities or business functions of Northeast Utilities or any of the other Subsidiaries of Northeast Utilities.

                           (iv) It will maintain corporate governance and
                  operating procedures designed to ensure its separate corporate existence from Northeast Utilities and each of the other Subsidiaries of Northeast Utilities, including the holding of periodic and special meetings of shareholders and boards of directors (or other governing body), the recordation and maintenance of minutes of such meetings, and the recordation and maintenance of resolutions adopted at such meetings.

                           (v) It will not be consensually merged or
                  consolidated with Northeast Utilities or any of the other Subsidiaries of Northeast Utilities (other than, with respect to other Subsidiaries of Northeast Utilities, for financial reporting purposes).

                           (vi) It will cause all material transactions,
                  agreements and dealings between it and Northeast Utilities and any of the other Subsidiaries of Northeast Utilities (including transactions, agreements and dealings pursuant to which the assets or property of one is used or to be used by the other) to reflect the separate identity and legal existence of each such entity, to be entered into in the names of the persons that are parties to the transaction or agreement and to be formally documented in writing.

                           (vii) It will ensure that transactions between itself
                  and any third parties will be conducted in its name as an entity separate and distinct from Northeast Utilities and each of the other Subsidiaries of Northeast Utilities.

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                           (viii) It will compensate all consultants,
                  independent contractors and agents from its own funds for services provided to it by such consultants, independent contractors and agents.

                           (ix) It will ensure that to the extent that it, on
                  the one hand, and Northeast Utilities or any of the other Subsidiaries of Northeast Utilities, on the other hand, jointly contract or do business with vendors or service providers or share overhead expenses, the costs and expenses incurred in so doing will be fairly and non-arbitrarily allocated between or among such entities, with the result that each such entity bears its fair share of all such costs and expenses. It will ensure that to the extent that it, on the one hand, and Northeast Utilities or any of the other Subsidiaries of Northeast Utilities, on the other hand, contracts or does business with vendors or service providers where the goods or services are wholly or partially for the benefit of the other, then the costs incurred in so doing will be fairly and non-arbitrarily allocated to the entity for whose benefit the goods or services are provided, with the result that each such entity bears its fair share of all such costs.

                           (x) It will have annual financial statements prepared
                  in accordance with GAAP, separate from Northeast Utilities and any of the other Subsidiaries of Northeast Utilities.

                           (xi) It will not make any inter-entity loans,
                  advances, guarantees, extensions of credit or contributions of capital to, from or for the benefit of Northeast Utilities or any of the other Subsidiaries of Northeast Utilities without proper documentation and accounting in accordance with GAAP.

                           (xii) It will cause to be prepared and maintained all
                  legally required tax returns for itself (including federal and state income tax returns) separately from the tax returns of Northeast Utilities and any of the other Subsidiaries of Northeast Utilities, except as otherwise required or permitted by law, and it will cause such tax returns to be prepared in accordance with the Tax Sharing Agreement whether or not it has been entered into by the parties proposed to be party thereto.

                           (xiii) It will identify itself as a separate
                  Connecticut corporation and not as a division or department of Northeast Utilities, any of Northeast Utilities' other Subsidiaries or any

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                  other Person and identify Northeast Utilities and its other
                  Subsidiaries as separate entities and not as divisions or departments of Northeast Utilities or any of its other Subsidiaries.

                           (xiv) It will cause its representatives and agents to
                  hold themselves out to third parties as being representatives or agents of the Borrower.

                  (s) It will cause the Incentive Payment (as defined in the Select Power Purchase Agreement) or the equivalent term used therein, if any, to be the identical dollar amount to the Incentive Payment (as defined in the O&M Agreement) or the equivalent term used therein, if any.

         SECTION 6.02. NEGATIVE COVENANTS. So long as any Advance shall remain unpaid or any Lender shall have any Commitment hereunder, the Borrower will not, at any time:

                  (a) LIENS, ETC. Create, incur, assume or suffer to exist any Lien on or with respect to any of its properties of any character (including, without limitation, accounts) whether now owned or hereafter acquired, or sign or file or suffer to exist, under the Uniform Commercial Code as in effect from time to time of any jurisdiction, a financing statement that names the Borrower as debtor, or sign or suffer to exist, any security agreement authorizing any secured party thereunder to file such financing statement, or assign any accounts or other right to receive income, EXCLUDING, HOWEVER, from the operation of the foregoing restrictions the Permitted Encumbrances under the Mortgages.

                  (b) DEBT. Create, incur, assume or suffer to exist any Debt other than:

                           (i)     Debt under the Loan Documents;

                           (ii)    Permitted Hedges; and

                           (iii) Bonds for the conduct of its business in the
                  ordinary course not to exceed $250,000 in the aggregate outstanding at any time.

                  (c) LEASE OBLIGATIONS. Create, incur, assume or suffer to exist any obligations as lessee for the rental or hire of real or personal property of any kind under leases or agreements to lease including Capitalized Leases having an original term of one year or more that would cause the direct and contingent liabilities of the Borrower, in respect of all such obligations to exceed $100,000 payable in any period of 12 consecutive months.

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                  (d)  MERGERS, ETC. Merge into or consolidate with any Person or permit any Person to merge into it.

                  (e) SALES, ETC., OF ASSETS. Sell, lease, transfer or otherwise dispose of any of its property or assets, or grant any option or other right to purchase, lease or otherwise acquire any of its property or assets, except (i) sales of power in the ordinary course of its business and (ii) sales of damaged, worn-out or obsolete or other property that is not necessary for the proper conduct of the business of the Borrower or the operation of the Generating Assets for fair value in the ordinary course of business.

                  (f) INVESTMENTS IN OTHER PERSONS. Make or hold any Investment in any Person other than Permitted Investments.

                  (g) DIVIDENDS, ETC. Declare or pay any dividends, purchase, redeem, retire, defease or otherwise acquire for value any of its capital stock or any warrants, rights or options to acquire such capital stock, now or hereafter outstanding, return any capital to its stockholders as such, make any distribution of assets, capital stock, warrants, rights, options, obligations or securities to its stockholders as such or issue or sell any capital stock or any warrants, rights or options to acquire such capital stock.

                  (h) CHANGE IN NATURE OF BUSINESS. Engage in any business other than the business of, and activities related and incidental to, electric power generation.

                  (i) CHARTER AMENDMENTS. Amend its certificate of incorporation or bylaws or change its corporate structure if such amendment or change would have a Material Adverse Effect.

                  (j) ACCOUNTING CHANGES. Make or permit any change in (i) accounting policies or reporting practices, except as required by GAAP or (ii) its Fiscal Year.

                  (k) AMENDMENT, ETC., OF PROJECT DOCUMENTS, ACQUISITION DOCUMENTS AND MATERIAL CONTRACTS. With respect to any Material Contract, Acquisition Document or any Project Document to which it is a party, not to cancel or terminate, or accept any cancellation or termination of, or amend, modify or change in any manner (which would result in a Material Adverse Effect) any such Material Contract, Acquisition Document or any Project Document without the prior written approval of the Lenders.

                  (l) NEGATIVE PLEDGE. Enter into or suffer to exist any agreement prohibiting or conditioning the creation or assumption of any Lien upon any of its

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         property or assets other than (i) in favor of the Secured Parties or
         (ii) in connection with any other Debt permitted by Section 6.02 hereof.

                  (m) PARTNERSHIPS, ETC. Become a general partner in any general or limited partnership or joint venture or similar type of entity.

                  (n) CAPITAL EXPENDITURES. Make any Capital Expenditures in excess of the Capital Expenditures included in the Annual Operating Budget delivered in connection with Section 3.01(m)(xv), other than Capital Expenditures required by a change in law or the order of a competent Governmental Authority, issued after the date hereof or Capital Expenditures requested by Select provided that Select funds the costs for such Capital Expenditures and that (i) if the Capital Expenditure costs less than $500,000 and is not expected to interfere with the operation of any Generating Asset, the Borrower shall deliver a certificate to the Lenders stating that such Capital Expenditure shall not result in a Material Adverse Effect to such Generating Asset or a Material Adverse Effect on the Borrower, and (ii) if the cost of the Capital Expenditure is in excess of $500,000 or would interfere with the operation of a Generating Asset, Stone & Webster or another independent engineer reasonably acceptable to the Lenders shall confirm to the Lenders that such Capital Expenditure would not result in a Material Adverse Effect to such Generating Asset or a Material Adverse Effect to the Borrower; PROVIDED, that Select shall have no claim against the Borrower for the funds advanced for any such Capital Expenditures, that Select shall have no Liens against the Borrower or the Generating Assets arising from such Capital Expenditure and that the title to the assets acquired or financed by such Capital Expenditure shall be in the name of the Borrower.

                  (o) TAX ARRANGEMENTS. Cancel or terminate, or accept any cancellation or termination of, or amend, modify or change in any manner the Tax Sharing Agreement, or enter into any new tax sharing agreement, without the prior written approval of the Lenders; provided, HOWEVER, that no such approval shall be required to the extent that such action or such new tax sharing agreement, as the case may be, can reasonably be expected not to have a Material Adverse Effect.

         SECTION 6.03. REPORTING REQUIREMENTS. So long as any Advance shall remain unpaid or any Lender shall have any Commitment hereunder, the Borrower will furnish to the Lenders:

                  (a) DEFAULT NOTICE. As soon as possible and in any event within five Business Days after the occurrence of each Default or any event which would

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         reasonably likely have a Material Adverse Effect continuing on the date of such statement, a statement of the chief financial officer of the Borrower setting forth details of such Default and the action that the Borrower has taken and proposes to take with respect thereto.

                  (b) QUARTERLY FINANCIALS. As soon as available and in any event within 60 days after the end of each of the first three quarters of each Fiscal Year, a balance sheet of the Borrower as of the end of such quarter and statement of income and a statement of cash flows of the Borrower for the period commencing at the end of the previous fiscal quarter and ending with the end of such fiscal quarter and a statement of income and a statement of cash flows of the Borrower for the period commencing at the end of the previous Fiscal Year and ending with the end of such quarter, setting forth in each case in comparative form the corresponding figures for the corresponding period of the preceding Fiscal Year, all in reasonable detail and duly certified (subject to year-end audit adjustments) by the chief financial officer of the Borrower as having been prepared in accordance with GAAP, together with (i) a certificate of said officer stating that no Default has occurred and is continuing or, if a Default has occurred and is continuing, a statement as to the nature thereof and the action that the Borrower has taken and proposes to take with respect thereto, (ii) a certificate of said officer specifically confirming compliance by the Borrower with Section 6.01(r) and (iii) a schedule in form satisfactory to the Administrative Agent of the computations used by the Borrower in determining compliance with the covenant contained in Section 6.04, PROVIDED that in the event of any change in GAAP used in the preparation of such financial statements, the Borrower shall also provide, if necessary for the determination of compliance with Section 6.04, a statement of reconciliation conforming such financial statements to GAAP.

                  (c) ANNUAL FINANCIALS. As soon as available and in any event within 120 days after the end of each Fiscal Year, a copy of the annual audit report for such year for the Borrower, including therein a balance sheet of the Borrower as of the end of such Fiscal Year and a statement of income and a statement of cash flows of the Borrower for such Fiscal Year, in each case accompanied by an opinion reasonably acceptable to the Required Lenders of Arthur Anderson, LLP or other independent public accountants of recognized standing acceptable to the Required Lenders, together with (i) a certificate of such accounting firm to the Lenders stating that in the course of the regular audit of the business of the Borrower, which audit was conducted by such accounting firm in accordance with generally accepted auditing standards, such accounting firm has

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         obtained no knowledge that a Default has occurred and is continuing, or if, in the opinion of such accounting firm, a Default has occurred and is continuing, a statement as to the nature thereof, (ii) a schedule in form satisfactory to the Administrative Agent of the computations used by such accountants in determining, as of the end of such Fiscal Year, compliance with the covenant contained in Section 6.04, PROVIDED that in the event of any change in GAAP used in the preparation of such financial statements, the Borrower shall also provide, if necessary for the determination of compliance with Section 6.04, a statement of reconciliation conforming such financial statements to GAAP, (iii) a certificate of the chief financial officer of the Borrower (or the individual performing such functions) stating that no Default has occurred and is continuing or, if a default has occurred and is continuing, a statement as to the nature thereof and the action that the Borrower has taken and proposes to take with respect thereto and
         (iv) a certificate of said officer specifically confirming compliance by the Borrower with Section 6.01(r).

                  (d) ERISA EVENTS AND ERISA REPORTS. Promptly and in any event within 10 days after any Loan Party or any ERISA Affiliate knows or has reason to know that any ERISA Event has occurred, a statement of the chief financial officer of the Borrower describing such ERISA Event and the action, if any, that such Loan Party or such ERISA Affiliate has taken and proposes to take with respect thereto and (ii) on the date any records, documents or other information must be furnished to the PBGC with respect to any Plan pursuant to Section 4010 of ERISA, a copy of such records, documents and information.

                  (e) PLAN TERMINATIONS. Promptly and in any event within ten Business Days after receipt thereof by any Loan Party or any ERISA Affiliate, copies of each notice from the PBGC stating its intention to terminate any Plan or to have a trustee appointed to administer any Plan.

                  (f) ACTUARIAL REPORTS. Promptly upon receipt thereof by any Loan Party or any ERISA Affiliate, a copy of the annual actuarial valuation report for each Plan the funded current liability percentage (as defined in Section 302(d)(8) of ERISA) of which is less than 90% or the unfunded current liability of which exceeds $5,000,000.

                  (g) PLAN ANNUAL REPORTS. Promptly and in any event within 30 days after the filing thereof with the Internal Revenue Service, copies of each Schedule B (Actuarial Information) to the annual report (Form 5500 Series) with respect to each Plan.

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                  (h) MULTIEMPLOYER PLAN NOTICES. Promptly and in any event
         within five Business Days after receipt thereof by any Loan Party or any ERISA Affiliate from the sponsor of a Multiemployer Plan, copies of each notice concerning (i) the imposition of Withdrawal Liability by any such Multiemployer Plan, (ii) the reorganization or termination, within the meaning of Title IV of ERISA, of any such Multiemployer Plan or (iii) the amount of liability incurred, or that may be incurred, by such Loan Party or any ERISA Affiliate in connection with any event described in clause (i) or (ii).

                  (i) LITIGATION. Promptly after the commencement thereof, notice of all actions, suits, investigations, litigation and proceedings before any court or governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, affecting the Borrower of the type described in Section 5.01(h), other than any actions, suits, investigations, litigation and proceedings that could not reasonably be expected to have a Material Adverse Effect.

                  (j) SECURITIES REPORTS. Promptly after the sending or filing thereof, copies of all proxy statements, financial statements and reports that any Loan Party sends to its stockholders, and copies of all regular, periodic and special reports, and all registration statements, that any Loan Party files with the Securities and Exchange Commission or any Governmental Authority that may be substituted therefor, or with any national securities exchange.

                  (k) AGREEMENT NOTICES. (i) Promptly upon receipt thereof, copies of all material notices, requests and other documents received by the Borrower under or pursuant to any Material Contract, Project Document, Acquisition Document or indenture, loan or credit or similar agreement and, from time to time upon request by the Administrative Agent, such information and reports regarding the Material Contracts, the Project Documents and the Acquisition Documents as the Administrative Agent may reasonably request.

                  (ii) Within 30 days from the execution thereof, deliver to the Administrative Agent a certified copy of any modification or amendment to any of the Material Contracts, Project Documents or Acquisition Documents.

                  (l) REVENUE AGENT REPORTS. Within 10 days after receipt, copies of all Revenue Agent Reports (Internal Revenue Service Form
         886), or other written proposals of the Internal Revenue Service, that propose, determine or otherwise set forth positive and negative adjustments to the Federal income tax liability of the

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         affiliated group (within the meaning of Section 1504(a)(1) of the
         Internal Revenue Code) that apply to the Borrower, of which the Borrower is a member aggregating $1,000,000 or more.

                  (m) TAX CERTIFICATES. Promptly, and in any event within five Business Days after the due date (with extensions) for filing the final Federal income tax return in respect of each taxable year, a certificate (a "TAX CERTIFICATE"), signed by the President or the chief financial officer of the Borrower, stating that (i) it has filed, or has had filed on its behalf, all tax returns required to be filed by it, (ii) it, and each other party to the Tax Sharing Agreement, has paid to the Internal Revenue Service or other taxing authority the full amount that it and each such other party is required to pay in respect of Federal income tax for such year and (iii) it has received any amounts payable to it, and has not paid amounts in respect of taxes (Federal, state, local or foreign) in excess of the amount it is required to pay, under any Tax Sharing Agreement in respect of such taxable year.

                  (n) ENVIRONMENTAL CONDITIONS. Promptly after the assertion or occurrence thereof, notice of any Environmental Action against or of any noncompliance by any Loan Party with any Environmental Law or Environmental Permit that (i) could reasonably be expected to have a Material Adverse Effect or (ii) cause any property described in the Mortgages to be subject to any restrictions on ownership, occupancy, use or transferability under any Environmental Law, except to the extent that such restriction could not reasonably be expected to have a Material Adverse Effect.

                  (o) YEAR 2000 COMPLIANCE. Promptly after discovery or determination thereof, notice (in reasonable detail) that any computer application (including those of its suppliers, vendors and customers) that is material to the business and operations of the Borrower will have a problem relating to the Year 2000 date change, except to the extent that such failure could not reasonably be expected to have a Material Adverse Effect.

                  (p) OTHER INFORMATION. Such other information respecting the business, condition (financial or otherwise), operations, performance, properties or prospects of any Loan Party or any of its Subsidiaries as any Lender (through the Administrative Agent) may from time to time reasonably request.

         SECTION 6.04. FINANCIAL COVENANTS. So long as any Advance shall remain unpaid or any Lender shall have any Commitment hereunder, the Borrower will maintain an Equity to Total Capitalization ratio of not less than 45%.

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                                   ARTICLE VII

                                EVENTS OF DEFAULT

         SECTION 7.01. EVENTS OF DEFAULT. If any of the following events ("EVENTS OF Default") shall occur and be continuing:

                  (a) (i) the Borrower shall fail to pay any principal of or any interest on any Advance when the same shall become due and payable (and, in the case of a non-payment of principal of the Tranche A Advance only, notice of such failure to pay shall have been issued by the Administrative Agent to the Borrower) or (ii) the Borrower or Northeast Utilities shall fail to make any other payment under any Loan Document or any Project Document in each case when the same becomes due and payable and such failure shall continue for 10 days; or

                  (b) any representation or warranty made by any Loan Party (or any of its officers) under or in connection with any Loan Document, any Material Contract or any Project Document shall prove to have been incorrect in any material respect when made or deemed made; or

                  (c) the Borrower shall fail to perform or observe any term, covenant or agreement contained in Section 2.13, 6.01(f), (l), (m), (o) or (p), 6.02, 6.03 or 6.04; or

                  (d) any Loan Party shall fail to perform any other term, covenant or agreement contained in any Loan Document or any Material Contract or any Project Document on its part to be performed or observed if such failure shall remain unremedied for (i) 15 days with respect to the Loan Documents, the Select Power Purchase Agreement and the Northeast Utilities Guaranties, and (ii) 30 days with respect to any Material Contract or any Project Document (other than the Select Power Purchase Agreement and the Northeast Utilities Guaranties), each after the earlier of the date on which (A) a Responsible Officer of any Loan Party becomes aware of such failure or (B) written notice thereof shall have been given to the Borrower by the Administrative Agent or any Lender; or

                  (e) the Borrower, Northeast Utilities or NU Enterprises shall fail to pay any principal of, premium or interest on or any other amount payable in respect of any Debt that is outstanding in a principal amount of at least $10,000,000 either individually or in the aggregate (but excluding Debt outstanding hereunder) of the Borrower, Northeast Utilities or NU Enterprises (as the case may be), when the same becomes due and payable (whether by scheduled maturity, required prepayment,

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         acceleration, demand or otherwise), and such failure shall continue after the applicable grace period, if any, specified in the agreement or instrument relating to such Debt; or any other event shall occur or condition shall exist under any agreement or instrument relating to any such Debt and shall continue after the applicable grace period, if any, specified in such agreement or instrument, if the effect of such event or condition is to accelerate, or to permit the acceleration of, the maturity of such Debt or otherwise to cause, or to permit the holder thereof to cause, such Debt to mature; or any such Debt shall be declared to be due and payable or required to be prepaid or redeemed (other than by a regularly scheduled required prepayment or redemption), purchased or defeased, or an offer to prepay, redeem, purchase or defease such Debt shall be required to be made, in each case prior to the stated maturity thereof; or

                  (f) the Borrower, Northeast Utilities or NU Enterprises shall generally not pay its debts as such debts become due, shall admit in writing its inability to pay its debts generally, or shall make a general assignment for the benefit of creditors; or any proceeding shall be instituted by or against the Borrower or Northeast Utilities or NU Enterprises seeking to adjudicate it a bankrupt or insolvent, or seeking liquidation, winding up, reorganization, arrangement, adjustment, protection, relief, or composition of it or its debts under any law relating to bankruptcy, insolvency or reorganization or relief of debtors, or seeking the entry of an order for relief or the appointment of a receiver, trustee, or other similar official for it or for any substantial part of its property and, in the case of any such proceeding instituted against it (but not instituted by it) that is being diligently contested by it in good faith, either such proceeding shall remain undismissed or unstayed for a period of 30 days or any of the actions sought in such proceeding (including, without limitation, the entry of an order for relief against, or the appointment of a receiver, trustee, custodian or other similar official for, it or any substantial part of its property) shall occur; or the Borrower, Northeast Utilities or NU Enterprises shall take any corporate action to authorize any of the actions set forth above in this subsection (f); or

                  (g) any judgment or order for the payment of money in excess of $10,000,000 either individually or in the aggregate shall be rendered against the Borrower, Northeast Utilities or NU Enterprises and either (i) enforcement proceedings shall have been commenced by any creditor upon such judgment or order or (ii) there shall be any period of 10 consecutive

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         days during which a stay of enforcement of such judgment or order, by reason of a pending appeal or otherwise, shall not be in effect; or

                  (h) any non-monetary judgment or order shall be rendered against the Borrower, Northeast Utilities or NU Enterprises that could reasonably be expected to have a Material Adverse Effect on the Borrower, Northeast Utilities or NU Enterprises, as the case may be, and either (i) enforcement proceedings shall have been commenced by any creditor upon such judgment or order or (ii) there shall be any period of 10 consecutive days during which a stay of enforcement of such judgment or order, by reason of a pending appeal or otherwise, shall not be in effect; or

                  (i) any provision of any Loan Document, Material Contract or Project Document after delivery thereof pursuant to Section 3.01 or 6.01(n) shall for any reason cease to be valid and binding on or enforceable against any Loan Party which is party to it, or any such Loan Party shall so state in writing; or

                  (j) any Collateral Document after delivery thereof pursuant to
         Section 3.01 or 6.01(n) shall for any reason (other than pursuant to the terms thereof) cease to create a valid and perfected first priority lien on and security interest in the Collateral purported to be covered thereby; or

                  (k) any material provision of any of the Loan Documents or the Material Contracts or the Project Documents shall be canceled, terminated (other than as contemplated by its terms and the Loan Documents), declared by a competent court having jurisdiction to be null and void or shall otherwise cease to be valid and binding, or any material provision thereof shall be amended or modified in a manner that could reasonably be expected to have a Material Adverse Effect, or any party thereto shall deny any further liability or obligation thereunder; or

                  (l) Northeast Utilities shall cease to own and control directly or indirectly 100% of the capital stock of each of the Borrower, NGS, Select and NU Enterprises, and 80% of the common stock of each of CL&P, WMECO and Public Service Company of New Hampshire, in each case free and clear of all Liens other than Liens in favor of the Secured Parties under the Collateral Documents; or

                  (m) (i) any Person or two or more Persons acting in concert shall have acquired beneficial ownership (within the meaning of Rule 13d-3 of the Securities and Exchange Commission under the Securities Exchange Act of 1934), directly or indirectly, of Voting Stock of Northeast Utilities (or other securities convertible

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         into such Voting Stock) representing 15% or more of the combined voting power of all Voting Stock of Northeast Utilities, other than upon the consummation of the proposed acquisition by Consolidated Edison Inc. (directly or through one of its Subsidiaries) of 100% of the capital stock of Northeast Utilities or (ii) during any period of up to 24 consecutive months, commencing on June 17, 1999, individuals who at the beginning of such 24-month period were directors of Northeast Utilities shall cease for any reason to constitute a majority of the board of directors of Northeast Utilities, other than a change in the board of directors of Northeast Utilities in connection with the proposed acquisition directly or indirectly by Consolidated Edison Inc. of 100% of the capital stock of Northeast Utilities; or (iii) any Person or two or more Persons acting in concert shall have acquired by contract or otherwise, or shall have entered into a contract or arrangement that, upon consummation, will result in its or their acquisition of the power to exercise, directly or indirectly, a controlling influence over the management or policies of Northeast Utilities; or

                  (n) any ERISA Event shall have occurred with respect to a Plan and the sum (determined as of the date of occurrence of such ERISA Event) of the Insufficiency of such Plan and the Insufficiency of any and all other Plans with respect to which an ERISA Event shall have occurred and then exist (or the liability of the Loan Parties and the ERISA Affiliates related to such ERISA Event) exceeds $10,000,000; or

                  (o) any Loan Party or any ERISA Affiliate shall have been notified by the sponsor of a Multiemployer Plan that it has incurred Withdrawal Liability to such Multiemployer Plan in an amount that, when aggregated with all other amounts required to be paid to Multiemployer Plans by the Loan Parties and the ERISA Affiliates as Withdrawal Liability (determined as of the date of such notification), exceeds $10,000,000 or requires payments exceeding $2,500,000 per annum; or

                  (p) any Loan Party or any ERISA Affiliate shall have been notified by the sponsor of a Multiemployer Plan that such Multiemployer Plan is in reorganization or is being terminated, within the meaning of Title IV of ERISA, and as a result of such reorganization or termination the aggregate annual contributions of the Loan Parties and the ERISA Affiliates to all Multiemployer Plans that are then in reorganization or being terminated have been or will be increased over the amounts contributed to such Multiemployer Plans for the plan years of such Multiemployer Plans immediately preceding the plan year in which such reorganization or termination occurs by an amount exceeding $10,000,000; or

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                  (q)  the Borrower shall cease to be an Exempt Wholesale
         Generator;

then, and in any such event, the Administrative Agent (i) shall at the request, or may with the consent, of the Required Lenders, by notice to the Borrower, declare the obligation of each Lender to make Advances to be terminated, whereupon the same shall forthwith terminate, and (ii) shall at the request, or may with the consent, of the Required Lenders, by notice to the Borrower, declare the Notes, all interest thereon and all other amounts payable under this Agreement and the other Loan Documents to be forthwith due and payable, whereupon the Notes, all such interest and all such amounts shall become and be forthwith due and payable, without presentment, demand, protest or further notice of any kind, all of which are hereby expressly waived by the Borrower; PROVIDED, HOWEVER, that in the event of an actual or deemed entry of an order for relief with respect to the Borrower or NU Enterprises under the Federal Bankruptcy Code, (x) the obligation of each Lender to make Advances shall automatically be terminated and (y) the Notes, all such interest and all such amounts shall automatically become and be due and payable, without presentment, demand, protest or any notice of any kind, all of which are hereby expressly waived by the Borrower.

                                  ARTICLE VIII

                                   THE AGENTS

         SECTION 8.01. AUTHORIZATION AND ACTION. (a) Each Lender hereby appoints and authorizes the Administrative Agent to take such action as agent on its behalf and to exercise such powers and discretion under this Agreement and the other Loan Documents as are delegated to the Administrative Agent by the terms hereof and thereof, together with such powers and discretion as are reasonably incidental thereto. As to any matters not expressly provided for by the Loan Documents (including, without limitation, enforcement or collection of the Notes), the Administrative Agent shall not be required to exercise any discretion or take any action, but shall be required to act or to refrain from acting (and shall be fully protected in so acting or refraining from acting) upon the instructions of the Required Lenders, and such instructions shall be binding upon all Lenders and all holders of Notes; PROVIDED, HOWEVER, that the Administrative Agent shall not be required to take any action that exposes the Administrative Agent to personal liability or that is contrary to this Agreement, any other Loan Document or applicable law. The Administrative Agent agrees to give to each Lender prompt notice of each notice given to it by the Borrower pursuant to the terms of this Agreement.

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         (b) Each Lender hereby appoints and authorizes the Collateral Agent to take such action as agent on its behalf and to exercise such powers and discretion under this Agreement and the other Loan Documents as are delegated to the Collateral Agent by the terms hereof and thereof, together with such powers and discretion as are reasonably incidental thereto. As to any matters not expressly provided for by the Loan Documents (including, without limitation, enforcement of any security interest or enforcement or collection of the Notes, giving of any consents, curing of any defaults, requesting any estoppel letters or the determination of any Material Adverse Effect), the Collateral Agent shall not be required to exercise any discretion or take any action, but shall be required to act or to refrain from acting (and shall be fully protected in so acting or refraining from acting) upon the instructions of the Required Lenders, and such instructions shall be binding upon all Lenders and all holders of Notes; PROVIDED, HOWEVER, that the Collateral Agent shall not be required to take any action that exposes the Collateral Agent to personal liability or that is contrary to this Agreement, any other Loan Document or applicable law. The Collateral Agent agrees to give to each Lender prompt notice of each notice given to it by the Borrower pursuant to the terms of this Agreement. The Collateral Agent is hereby directed to execute and deliver the Borrower Security Agreement, the Enterprises Pledge Agreement, the Mortgages and the Consents to Assignment. For purposes of the exculpatory and protective provisions of this
Article VIII references to the Collateral Agent shall be deemed to include the Depositary Bank.

         SECTION 8.02. AGENT'S RELIANCE, ETC. (a) Neither the Administrative Agent nor any of its directors, officers, agents or employees shall be liable for any action taken or omitted to be taken by it or them under or in connection with the Loan Documents, except for its or their own gross negligence or willful misconduct. Without limitation of the generality of the foregoing, the Administrative Agent: (i) may treat the payee of any Note as the holder thereof until the Administrative Agent receives and accepts an Assignment and Acceptance entered into by the Lender that is the payee of such Note, as assignor, and an Eligible Assignee, as assignee, as provided in Section 9.07; (ii) may consult with legal counsel (including counsel for any Loan Party), independent public accountants and other experts selected by it and shall not be liable for any action taken or omitted to be taken in good faith by it in accordance with the advice of such counsel, accountants or experts; (iii) makes no warranty or representation to any Lender and shall not be responsible to any Lender for any statements, warranties or representations (whether written or oral) made in or in connection with the Loan Documents; (iv) shall not have any duty to ascertain or to inquire as to the performance or observance of any of the terms, covenants or conditions of any Loan Document on the part of any Loan Party or to inspect the property (including the books and records) of any Loan Party; (v) shall not be responsible to any Lender for the due execution, legality,

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validity, enforceability, genuineness, sufficiency or value of, or the perfection or priority of any lien or security interest created or purported to be created under or in connection with, any Loan Document or any other instrument or document furnished pursuant thereto; (vi) shall incur no liability under or in respect of any Loan Document by acting upon any notice, consent, certificate or other instrument or writing (which may be by telegram, telecopy or telex) believed by it to be genuine and signed or sent by the proper party or parties; and (vii) except with respect to Section 7.01(a), shall not be deemed to have notice of any Default or Event of Default unless and until it shall have received notice thereof from a Lender. The Administrative Agent may fully rely on an incumbency certificate from the Borrower and any other party as to the persons authorized to give directions or otherwise act on behalf of the Borrower or such other party, as the case may be.

         (b) Neither the Collateral Agent nor any of its directors, officers, agents or employees shall be liable for any action taken or omitted to be taken by it or them under or in connection with the Loan Documents, except for its or their own gross negligence or willful misconduct. Without limitation of the generality of the foregoing, the Collateral Agent: (i) may treat the payee of any Note as the holder thereof until the Collateral Agent receives and accepts an Assignment and Acceptance entered into by the Lender that is the payee of such Note, as assignor, and an Eligible Assignee, as assignee, as provided in
Section 9.07; (ii) may consult with legal counsel (including counsel for any Loan Party), independent public accountants and other experts selected by it and shall not be liable for any action taken or omitted to be taken in good faith by it in accordance with the advice of such counsel, accountants or experts; (iii) makes no warranty or representation to any Lender and shall not be responsible to any Lender for any statements, warranties or representations (whether written or oral) made in or in connection with the Loan Documents; (iv) shall not have any duty to ascertain or to inquire as to the performance or observance of any of the terms, covenants or conditions of any Loan Document on the part of any Loan Party or to inspect the property (including the books and records) of any Loan Party; (v) shall not be responsible to any Lender for the due execution, legality, validity, enforceability, genuineness, sufficiency or value of, or the perfection or priority of any lien or security interest created or purported to be created under or in connection with, any Loan Document or any other instrument or document furnished pursuant thereto; (vi) shall incur no liability under or in respect of any Loan Document by acting upon any notice, consent, certificate or other instrument or writing (which may be by telegram, telecopy or telex) believed by it to be genuine and signed or sent by the proper party or parties, and (vii) shall not be deemed to have notice of any Default or Event of Default unless and until it shall have received notice thereof from a Lender. The Collateral Agent may fully rely on an incumbency

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certificate from the Borrower and any other party as to the persons authorized to give directions or otherwise act on behalf of the Borrower or such other party, as the case may be.

         SECTION 8.03. CITIBANK AND AFFILIATES. With respect to its Commitments, the Advances made by it and the Notes issued to it, Citibank shall have the same rights and powers under the Loan Documents as any other Lender and may exercise the same as though it were not the Administrative Agent or the Collateral Agent; and the term "Lender" shall, unless otherwise expressly indicated, include Citibank in its individual capacity. Citibank and its affiliates may accept deposits from, lend money to, act as trustee under indentures of, accept investment banking engagements from and generally engage in any kind of business with, any Loan Party, any of such Loan Party=s Subsidiaries and any Person who may do business with or own securities of any Loan Party or any such Subsidiary, all as if Citibank were not the Administrative Agent or the Collateral Agent and without any duty to account therefor to the Lenders.

         SECTION 8.04. LENDER CREDIT DECISION. Each Lender acknowledges that it has, independently and without reliance upon the Administrative Agent, the Collateral Agent or any other Lender and based on the financial statements referred to in Section 5.01 and such other documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Lender also acknowledges that it will, independently and without reliance upon the Administrative Agent, the Collateral Agent or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement.

         SECTION 8.05. INDEMNIFICATION. Each Lender severally agrees to indemnify the Administrative Agent and the Collateral Agent (in each case to the extent not promptly reimbursed by the Borrower) from and against such Lender's ratable share (determined as provided below) of any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever that may be imposed on, incurred by, or asserted against the Administrative Agent or the Collateral Agent in any way relating to or arising out of the Loan Documents or any action taken or omitted by the Administrative Agent, the Collateral Agent or the Depositary Bank under the Loan Documents; PROVIDED, HOWEVER, that no Lender shall be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from the Administrative Agent's or the Collateral Agent's gross negligence or willful misconduct. Without limitation of the foregoing,

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each Lender agrees to reimburse the Administrative Agent and the Collateral
Agent, as the case may be, promptly upon demand for its ratable share of any costs and expenses (including, without limitation, fees and expenses of counsel) payable by the Borrower under Section 9.04, to the extent that the Administrative Agent or the Collateral Agent is not promptly reimbursed for such costs and expenses by the Borrower. For purposes of this Section 8.05, the Lenders' respective ratable shares of any amount shall be determined, at any time, according to the sum of (a) the aggregate principal amount of the Advances outstanding at such time and owing to the respective Lenders, and (b) the aggregate unused portions of their respective Commitments at such time. In the event that any Defaulted Advance shall be owing by any Defaulting Lender at any time, such Lender's Commitment with respect to the Defaulted Advance shall be considered to be unused for purposes of this Section 8.05 to the extent of the amount of such Defaulted Advance. The failure of any Lender to reimburse the Administrative Agent or the Collateral Agent, as the case may be, promptly upon demand for its ratable share of any amount required to be paid by the Lender to the Administrative Agent or the Collateral Agent, as the case may be, as provided herein shall not relieve any other Lender of its obligation hereunder to reimburse the Administrative Agent or the Collateral Agent, as the case may be, for its ratable share of such amount, but no Lender shall be responsible for the failure of any other Lender to reimburse the Administrative Agent or the Collateral Agent, as the case may be, for such other Lender's ratable share of such amount. Without prejudice to the survival of any other agreement of any Lender hereunder, the agreement and obligations of each Lender contained in this
Section 8.05 shall survive the payment in full of principal, interest and all other amounts payable hereunder and under the other Loan Documents.

         SECTION 8.06. SUCCESSOR AGENTS. (a) The Administrative Agent may resign at any time by giving written notice thereof to the Lenders and the Borrower and may be removed at any time with or without cause by the Required Lenders. Upon any such resignation or removal, the Required Lenders shall have the right to appoint a successor Administrative Agent. If no successor Administrative Agent shall have been so appointed by the Required Lenders, and shall have accepted such appointment, within 30 days after the retiring Administrative Agent's giving of notice of resignation or the Required Lenders' removal of the retiring Administrative Agent, then the retiring Administrative Agent may, on behalf of the Lenders, appoint a successor Administrative Agent, which shall be a commercial bank organized under the laws of the United States or of any State thereof and having a combined capital and surplus of at least $1,000,000,000. Upon the acceptance of any appointment as Administrative Agent hereunder by a successor Administrative Agent such successor Administrative Agent shall succeed to and become vested with all the rights, powers, discretion, privileges and duties of the retiring Administrative Agent, and the retiring Administrative Agent shall be discharged from its duties and obligations under

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the Loan Documents. After any retiring Administrative Agent's resignation or removal hereunder as Administrative Agent, the provisions of this Article VII shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Administrative Agent under this Agreement.

         (b) The Collateral Agent may resign at any time by giving written notice thereof to the Lenders and the Borrower and may be removed at any time with or without cause by the Required Lenders. Upon any such resignation or removal, the Required Lenders shall have the right to appoint a successor Collateral Agent. If no successor Collateral Agent shall have been so appointed by the Required Lenders, and shall have accepted such appointment, within 30 days after the retiring Collateral Agent's giving of notice of resignation or the Required Lenders' removal of the retiring Collateral Agent, then the retiring Collateral Agent may, on behalf of the Lenders, appoint a successor Collateral Agent, which shall be a commercial bank organized under the laws of the United States or of any State thereof and having a combined capital and surplus of at least $1,000,000,000. Upon the acceptance of any appointment as Collateral Agent hereunder by a successor Collateral Agent such successor Collateral Agent shall succeed to and become vested with all the rights, powers, discretion, privileges and duties of the retiring Collateral Agent, and the retiring Collateral Agent shall be discharged from its duties and obligations under the Loan Documents. After any retiring Collateral Agent's resignation or removal hereunder as Collateral Agent, the provisions of this Article VIII shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Collateral Agent under this Agreement.

         SECTION 8.07. INTERCREDITOR ARRANGEMENTS. (a) The Tranche A Secured Parties and the Tranche B Secured Parties agree that the Collateral shall be held by the Collateral Agent, in its capacity as such, on behalf of the Secured Parties. The Lien of the Tranche A Mortgage, the Liens created under the Tranche A Borrower Security Agreement, the Liens created under the Tranche A Enterprises Pledge Agreement) and all liens and security interests created or evidenced thereby (collectively, the "TRANCHE A LIEN") are hereby made and shall continue to be junior, subject, and subordinate in all respects to, respectively, the Lien of the Tranche B Mortgage, the Liens created under the Tranche B Borrower Security Agreement, the Liens created under the Tranche B Enterprises Pledge Agreement and all Liens and security interests created or evidenced thereby (collectively, the "TRANCHE B LIEN") including, without limitation, after the occurrence and during the continuance of a Default or an Event of Default. So long as any Tranche B Obligations remain outstanding, the Tranche B Secured Parties shall have the right to vote and instruct the Collateral Agent to act with respect to the Collateral secured by the Tranche B Lien and the Tranche A Lien. Once the Tranche B Obligations have been repaid in full in cash,

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the Tranche A Secured Parties shall have the right to so vote and instruct. Any proceeds received as a result of any sale, lease, transfer or other disposition in respect of the Collateral first shall be applied to repay the Tranche B Obligations in full in cash, and thereafter, shall be applied to repay any outstanding Tranche A Obligations. Each Tranche A Secured Party agrees not to enforce or exercise any right or remedy in respect of the Collateral, or take or receive from the Borrower or the Collateral Agent, directly or indirectly, in cash or other property or by set-off or in any other manner, whether pursuant to any judicial or non-judicial enforcement, collection, execution, levy or foreclosure proceedings or otherwise, including by deed in lieu of foreclosure, any Collateral or any part or proceeds thereof or interest therein, in each case unless and until all Tranche B Obligations have been paid in full in cash.

         (b) The provisions of Section 8.07(a) shall apply, notwithstanding the availability of other Collateral to the Agents or Lenders or the actual date and time of execution, delivery, recordation, filing or perfection of the Loan Documents, or the Liens created thereby, and notwithstanding the fact that the Tranche B Obligations are or any claim for the Tranche B Obligations is subordinated, avoided, disallowed or otherwise deemed unenforceable, in whole or in part, under the Federal Bankruptcy Code or other applicable federal, state or local law. In the event of a proceeding, whether voluntary or involuntary, for insolvency, liquidation, reorganization, dissolution, bankruptcy or other similar proceeding pursuant to the Federal Bankruptcy Code or other applicable federal or state law, the amounts due under the Tranche B Obligations shall be deemed to include all interest and breakage costs accrued on the Tranche B Obligations, in accordance with and at the rates specified in the Loan Documents, both for periods before and for periods after the commencement of any such proceedings, even if the claim for such interest is not allowed pursuant to applicable law.

         SECTION 8.08. CO-ARRANGERS. The Co-Arrangers, in their capacity as Co-Arrangers, assume no responsibility or obligation hereunder for servicing, syndication, enforcement or collection of the Debt resulting from the Advances, nor any duties as agent hereunder for the Lenders. The title of "Co-Arranger" is solely honorific and implies no fiduciary responsibility on the part of any Co-Arranger, in its capacity as such, to the Agents or any Lender and the use of such title does not impose on any Co-Arranger any duties or obligations greater than those of any other Lender or entitle any Co-Arranger to any rights other than those to which any other Lender is entitled.

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                                   ARTICLE IX

                                  MISCELLANEOUS

         SECTION 9.01. AMENDMENTS, ETC. No amendment or waiver of any provision of this Agreement, the Notes or any other Loan Document, nor consent to any departure by the Borrower or any other Loan Party therefrom, shall in any event be effective unless the same shall be in writing and signed (or, in the case of the Collateral Documents, consented to) by (x) with respect to this Agreement, the Sponsor Agreement the Select Power Purchase Agreement and the NU Guaranties, the Required Lenders, (y) with respect to the Tranche A Collateral Documents, the Tranche A Required Lenders, and (z) with respect to the Tranche B Collateral Documents, the Tranche B Required Lenders, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; PROVIDED, HOWEVER, that (a) no amendment, waiver or consent shall, unless in writing and signed by all of the Lenders, do any of the following at any time: (i) waive any of the conditions specified in Section 3.01 or 3.02,
(ii) change the number of Lenders or the percentage of (x) the Commitments, or
(y) the aggregate unpaid principal amount of the Advances, in each case, required for the Lenders or any of them to take any action hereunder, (iii) limit Northeast Utilities' liability with respect to its Obligations under the Sponsor Agreement or the NU Guaranties or NU Enterprises' liability under the Enterprises Pledge Agreement, (iv) release any material portion of the Collateral in any transaction or series of related transactions or permit the creation, incurrence, assumption or existence of any Lien on any item of Collateral in any transaction or series of related transactions to secure any Obligations other than Obligations owing to the Secured Parties under the Loan Documents, (v) amend this Section 9.01, (vi) increase the Tranche A Commitments of the Tranche A Lenders or the Tranche B Commitments of the Tranche B Lenders, or increase the aggregate Commitments of the Lenders or subject the Lenders to any additional Obligations, (vii) reduce the principal of, or interest on, the Notes or any fees or other amounts payable hereunder, (viii) postpone any date fixed for any payment of principal of, or interest on, the Notes or any fees or other amounts payable hereunder, (ix) reduce the Commitments, (x) limit the liability of any Loan Party under any of the Loan Documents, (xi) modify the second priority status of the Tranche A Collateral Documents or the intercreditor arrangements set forth in Section 9.07 or (xi) modify or extend the payment terms of the Select Power Purchase Agreement; and PROVIDED FURTHER that no amendment, waiver or consent shall, unless in writing and signed by the Administrative Agent in addition to the Lenders required above to take such action, affect the rights or duties of the Administrative Agent under this Agreement and that no amendment, waiver or consent shall, unless in writing and signed by the Collateral Agent in addition to the Lenders required above to take such action, affect the rights or duties of the Collateral Agent under this Agreement and that no amendment, waiver or consent shall, unless in writing and

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signed by the Depositary Bank in addition to the Lenders required above to take such action, affect the rights or duties of the Depositary Bank under this Agreement.

         SECTION 9.02. NOTICES, ETC. All notices and other communications provided for hereunder shall be in writing (including telegraphic, telecopy or telex communication) and mailed, telegraphed, telecopied, telexed or delivered, if to the Borrower, at its address at 107 Seldon Street, Berlin Ct. 06037,
Attention: Treasurer, and with respect to all communications under Article 4 hereof, with copies to (i) Supervisor, Cash Management, and (ii) Emily Campanelli, Corporate Accounting, in both cases at the same address; if to any Initial Lender, at its Domestic Lending Office specified opposite its name on
Schedule I hereto; if to any other Lender, at its Domestic Lending Office specified in the Assignment and Acceptance pursuant to which it became a Lender; if to the Administrative Agent, at its address at 399 Park Avenue, New York, New York 10043, Attention: Santiago Pardo with a copy to 2 Penns Way, Newcastle, Delaware 19720, Attention: Bilal Aman; and if to the Collateral Agent and the Depositary Bank, at its address at 111 Wall Street, New York, New York 10043,
Attention: Florence Mills; or, as to each party, at such other address as shall be designated by such party in a written notice to the other parties. All such notices and communications shall, when mailed, telegraphed, telecopied or telexed, be effective when deposited in the mails, delivered to the telegraph company, transmitted by telecopier or confirmed by telex answerback, respectively, except that notices and communications to the Administrative Agent pursuant to Article II, III or VII shall not be effective until received by the Administrative Agent. Delivery by telecopier of an executed counterpart of any amendment or waiver of any provision of this Agreement or the Notes or of any Exhibit hereto to be executed and delivered hereunder shall be effective as delivery of a manually executed counterpart thereof.

         SECTION 9.03. NO WAIVER; REMEDIES. No failure on the part of any Lender, the Administrative Agent, the Collateral Agent or the Depositary Bank to exercise, and no delay in exercising, any right hereunder, under any Note or under any other Loan Document shall operate as a waiver thereof; nor shall any single or partial exercise of any such right preclude any other or further exercise thereof or the exercise of any other right. The remedies herein provided are cumulative and not exclusive of any remedies provided by law.

         SECTION 9.04. COSTS, EXPENSES, INDEMNIFICATION. (a) The Borrower agrees to pay on demand (i) all reasonable costs and expenses of the Administrative Agent, the Collateral Agent and the Depositary Bank in connection with the preparation, execution, delivery, modification and amendment of the Loan Documents (including, without limitation, (A) all due diligence, collateral review,

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transportation, computer, duplication, appraisal, audit, insurance, consultant, search, filing and recording fees and expenses and (B) the reasonable fees and expenses of counsel for the Administrative Agent, the Collateral Agent and the Depositary Bank with respect thereto, with respect to advising each of the Administrative Agent, the Collateral Agent or the Depositary Bank, as the case may be, as to its rights and responsibilities, or the perfection, protection or preservation of rights or interests, under the Loan Documents, with respect to negotiations with any Loan Party or with other creditors of any Loan Party, arising out of any Default and with respect to presenting claims in or otherwise participating in or monitoring any bankruptcy, insolvency or other similar proceeding involving creditors' rights generally and any proceeding ancillary thereto) and (ii) all reasonable costs and expenses of the Administrative Agent, the Collateral Agent, the Depositary Bank and the Lenders in connection with the enforcement of the Loan Documents, whether in any action, suit or litigation, any bankruptcy, insolvency or other similar proceeding affecting creditors' rights generally (including, without limitation, the reasonable fees and expenses of counsel for the Administrative Agent, the Collateral Agent, the Depositary Bank and each Lender with respect thereto).

         (b) The Borrower agrees to indemnify and hold harmless the Administrative Agent, the Collateral Agent, the Depositary Bank, each Lender and each of their Affiliates and their officers, directors, employees, agents and advisors (each, an "INDEMNIFIED PARTY") from and against any and all claims, damages, losses, liabilities and expenses (including, without limitation, reasonable fees and expenses of counsel) that may be incurred by or asserted or awarded against any Indemnified Party, in each case arising out of or in connection with or by reason of (including, without limitation, in connection with any investigation, litigation or proceeding or preparation of a defense in connection therewith) (i) the Notes, this Agreement, the other Loan Documents or any of the transactions contemplated hereby or thereby or (ii) the actual or alleged presence of Hazardous Materials on any property described in the Mortgages or any Environmental Action relating in any way to any Loan Party or any of its Subsidiaries, except to the extent such claim, damage, loss, liability or expense is found in a final, non-appealable judgment by a court of competent jurisdiction to have resulted directly or indirectly from such Indemnified Party's gross negligence or willful misconduct. In the case of an investigation, litigation or other proceeding to which the indemnity in this
Section 9.04(b) applies, such indemnity shall be effective whether or not such investigation, litigation or proceeding is brought by any Loan Party, its directors, shareholders or creditors or an Indemnified Party or any Indemnified Party is otherwise a party thereto and whether or not the transactions contemplated hereby are consummated. The Borrower also agrees not to assert any claim against the Administrative Agent, the Collateral Agent, the Depositary Bank, any Lender

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or any of their Affiliates, or any of their respective officers, directors, employees, attorneys and agents, on any theory of liability, for special, indirect, consequential or punitive damages arising out of or otherwise relating to this Agreement, the actual or proposed use of the proceeds of the Advances, the other Loan Documents or any of the transactions contemplated hereby or thereby.

         (c) If any payment of principal of, or Conversion of, any Eurodollar Rate Advance is made by the Borrower to or for the account of a Lender other than on the last day of the Interest Period for such Advance, as a result of a payment or Conversion pursuant to Section 2.05, 2.08(b)(i) or 2.09(d), acceleration of the maturity of the Notes pursuant to Section 9.01 or for any other reason, the Borrower shall, upon demand by such Lender (with a copy of such demand to the Administrative Agent), pay to the Administrative Agent for the account of such Lender any amounts required to compensate such Lender for any additional losses, costs or expenses that it may reasonably incur as a result of such payment, including, without limitation, any loss (including loss of anticipated profits), cost or expense incurred by reason of the liquidation or reemployment of deposits or other funds acquired by any Lender to fund or maintain such Advance.

         (d) If any Loan Party fails to pay when due any costs, expenses or other amounts payable by it under any Loan Document, including, without limitation, fees and expenses of counsel and indemnities, such amount may be paid on behalf of such Loan Party by the Administrative Agent, the Collateral Agent, the Depositary Bank or any Lender, in its sole discretion; PROVIDED, HOWEVER, that such Loan Party's Obligations to pay such amounts remain unchanged and such payment by any such Lender, the Collateral Agent, the Depositary Bank or the Administrative Agent in no way excuses such Loan Party from such Obligations.

         (e) Without prejudice to the survival of any other agreement of any Loan Party hereunder or under any other Loan Document, the agreements and obligations of the Borrower contained in Sections 2.09, 2.11 and 9.05 and this
Section 9.04 shall survive the payment in full of principal, interest and all other amounts payable hereunder and under any of the other Loan Documents.

         SECTION 9.05. RIGHT OF SET-OFF. Upon (a) the occurrence and during the continuance of any Event of Default and (b) the making of the request or the granting of the consent specified by Section 7.01 to authorize the Administrative Agent to declare the Notes due and payable pursuant to the provisions of Section 7.01, each Lender and each of its respective Affiliates is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and otherwise apply any and all deposits (general or special, time or demand, provisional or

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final) at any time held and other indebtedness at any time owing by such Lender or such Affiliate to or for the credit or the account of the Borrower against any and all of the Obligations of the Borrower now or hereafter existing under this Agreement and the Note or Notes (if any) held by such Lender, irrespective of whether such Lender shall have made any demand under this Agreement or such Note or Notes and although such obligations may be unmatured. Each Lender agrees promptly to notify the Borrower after any such set-off and application; PROVIDED, HOWEVER, that the failure to give such notice shall not affect the validity of such set-off and application. The rights of each Lender and its respective Affiliates under this Section are in addition to other rights and remedies (including, without limitation, other rights of set-off) that such Lender and its respective Affiliates may have.

         SECTION 9.06. BINDING EFFECT. This Agreement shall become effective when it shall have been executed by the Borrower, the Administrative Agent, the Collateral Agent and the Depositary Bank and when the Administrative Agent shall have been notified by each Initial Lender that such Initial Lender has executed it and thereafter shall be binding upon and inure to the benefit of the Borrower, the Administrative Agent, the Collateral Agent, the Depositary Bank and each Lender and their respective successors and assigns, except that the Borrower shall not have the right to assign its rights hereunder or any interest herein without the prior written consent of the Lenders.

         SECTION 9.07. ASSIGNMENTS AND PARTICIPATIONS. (a) Each Lender may assign to one or more Eligible Assignees all or a portion of its rights and obligations under this Agreement (including, without limitation, all or a portion of its Commitment or Commitments, the Advances owing to it and the Note or Notes held by it); PROVIDED, HOWEVER, that (i) each such assignment shall be of a uniform, and not a varying, percentage of all rights and obligations under and in respect of the Tranche A Commitment or the Tranche B Commitment, as the case may be, (ii) except in the case of an assignment to a Person that, immediately prior to such assignment, was a Lender or all of a Lender's rights and obligations under this Agreement, the aggregate amount of the Tranche A Commitment and outstanding Tranche A Advances or Tranche B Commitment and outstanding Tranche B Advances of the assigning Lender being assigned pursuant to each such assignment (determined as of the date of the Assignment and Acceptance with respect to such assignment) shall in no event be less than $10,000,000 with respect to such Tranche A Commitment and $10,000,000 with respect to such Tranche B Commitment, (iii) each such assignment shall be to an Eligible Assignee, and (iv) the parties to each such assignment shall execute and deliver to the Administrative Agent, for its acceptance and recording in the Register, an Assignment and Acceptance, together with any Note or Notes subject to such assignment and a processing and recordation fee of $4,000 payable by the Eligible Assignee.

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         (b) Upon such execution, delivery, acceptance and recording, from and after the effective date specified in such Assignment and Acceptance, (i) the assignee thereunder shall be a party hereto and, to the extent that rights and obligations hereunder have been assigned to it pursuant to such Assignment and Acceptance, have the rights and obligations of a Lender hereunder and (ii) the Lender assignor thereunder shall, to the extent that rights and obligations hereunder have been assigned by it pursuant to such Assignment and Acceptance, relinquish its rights, except such rights as survive termination of this Agreement, and be released from its obligations under this Agreement (and, in the case of an Assignment and Acceptance covering all or the remaining portion of an assigning Lender's rights and obligations under this Agreement, such Lender shall cease to be a party hereto).

         (c) By executing and delivering an Assignment and Acceptance, the Lender assignor thereunder and the assignee thereunder confirm to and agree with each other and the other parties hereto as follows: (i) other than as provided in such Assignment and Acceptance, such assigning Lender makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with this Agreement or any other Loan Document or the execution, legality, validity, enforceability, genuineness, sufficiency or value of, or the perfection or priority of any lien or security interest created or purported to be created under or in connection with, this Agreement or any other Loan Document or any other instrument or document furnished pursuant hereto or thereto; (ii) such assigning Lender makes no representation or warranty and assumes no responsibility with respect to the financial condition of the Borrower or any other Loan Party or the performance or observance by any Loan Party of any of its obligations under any Loan Document or any other instrument or document furnished pursuant thereto; (iii) such assignee confirms that it has received a copy of this Agreement, together with copies of the financial statements referred to in Section 5.01 and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into such Assignment and Acceptance; (iv) such assignee will, independently and without reliance upon the Administrative Agent, the Collateral Agent, such assigning Lender or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement; (v) such assignee confirms that it is an Eligible Assignee; (vi) such assignee appoints and authorizes the Administrative Agent and the Collateral Agent, as the case may be, to take such action as agent on its behalf and to exercise such powers and discretion under the Loan Documents as are delegated to the Administrative

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Agent and the Collateral Agent, as the case may be, by the terms hereof, together with such powers and discretion as are reasonably incidental thereto; and (vii) such assignee agrees that it will perform in accordance with their terms all of the obligations which by the terms of this Agreement are required to be performed by it as a Lender.

         (d) The Administrative Agent shall maintain at its address referred to in Section 9.02 a copy of each Assignment and Acceptance delivered to and accepted by it and a register for the recordation of the names and addresses of the Lenders and the Commitment of, and principal amount of the Advances owing to, each Lender from time to time (the "REGISTER"). The entries in the Register shall be conclusive and binding for all purposes, absent manifest error, and the Borrower, the Administrative Agent, the Collateral Agent and the Lenders may treat each Person whose name is recorded in the Register as a Lender hereunder for all purposes of this Agreement. The Register shall be available for inspection by the Collateral Agent, the Borrower or any Lender at any reasonable time and from time to time upon reasonable prior notice.

         (e) Upon its receipt of an Assignment and Acceptance executed by an assigning Lender and an assignee, together with any Note or Notes subject to such assignment, the Administrative Agent shall, if such Assignment and Acceptance has been completed and is in substantially the form of Exhibit C hereto, (i) accept such Assignment and Acceptance, (ii) record the information contained therein in the Register and (iii) give prompt notice thereof to the Borrower. In the case of any assignment by a Lender, within five Business Days after its receipt of such notice, the Borrower, at its own expense, shall execute and deliver to the Administrative Agent in exchange for the surrendered Note or Notes a new Note or Notes to the order of such Eligible Assignee in an amount equal to the Commitment assumed by it pursuant to such Assignment and Acceptance and, if the assigning Lender has retained a Commitment hereunder, a new Note or Notes to the order of the assigning Lender in an amount equal to the Commitment retained by it hereunder. Such new Tranche A Note or Tranche A Notes shall be in an aggregate principal amount equal to the aggregate principal amount of such surrendered Tranche A Note or Tranche A Notes, shall be dated the effective date of such Assignment and Acceptance and shall otherwise be in substantially the form of Exhibit A-1 hereto. Such new Tranche B Note or Tranche B Notes shall be in an aggregate principal amount equal to the aggregate principal amount of such surrendered Tranche B Note or Tranche B Notes, shall be dated the effective date of such Assignment and Acceptance and shall otherwise be in substantially the form of Exhibit A-2 hereto.

         (f) Each Lender may sell participations to one or more Persons (other than any Loan Party or any of its Affiliates) in or to all or a portion of its rights and obligations under this Agreement (including, without limitation, all or a portion of its Commitments, the Advances owing to it and the Note or Notes (if any) held by

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it); PROVIDED, HOWEVER, that (i) such Lender's obligations under this Agreement
(including, without limitation, its Commitments) shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations, (iii) such Lender shall remain the holder of any such Note for all purposes of this Agreement, (iv) the Borrower, the Administrative Agent, the Collateral Agent and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement and (v) no participant under any such participation shall have any right to approve any amendment or waiver of any provision of any Loan Document, or any consent to any departure by any Loan Party therefrom, except to the extent that such amendment, waiver or consent would reduce the principal of, or interest on, the Notes or any fees or other amounts payable hereunder, in each case to the extent subject to such participation, postpone any date fixed for any payment of principal of, or interest on, the Notes or any fees or other amounts payable hereunder, in each case to the extent subject to such participation, or release all or substantially all of the Collateral.

         (g) Any Lender may, in connection with any assignment or participation or proposed assignment or participation pursuant to this Section 9.07, disclose to the assignee or participant or proposed assignee or participant, any information relating to the Borrower or any other Loan Party furnished to such Lender by or on behalf of the Borrower; PROVIDED, HOWEVER, that, prior to any such disclosure, the assignee or participant or proposed assignee or participant shall agree to preserve the confidentiality of any Confidential Information received by it from such Lender.

         (h) Notwithstanding any other provision set forth in this Agreement, any Lender may at any time create a security interest in all or any portion of its rights under this Agreement (including, without limitation, the Advances owing to it and the Note or Notes held by it) in favor of any Federal Reserve Bank in accordance with Regulation A of the Board of Governors of the Federal Reserve System.

         SECTION 9.08. EXECUTION IN COUNTERPARTS. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. Delivery of an executed counterpart of a signature page to this Agreement by telecopier shall be effective as delivery of a manually executed counterpart of this Agreement.

         SECTION 9.09. CONFIDENTIALITY. Neither the Administrative Agent, the Collateral Agent, the Depositary Bank, any Lender nor any agents or representatives thereof

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(each, a "DISCLOSING PARTY") shall disclose any Confidential Information to any
Person without the consent of the Borrower, other than (a) to the Administrative Agent's, the Collateral Agent's or such Lender's Affiliates and their officers, directors, employees, agents and advisors and to actual or prospective Eligible Assignees and participants, and then only on a confidential basis, (b) as required by any law, rule or regulation or judicial process, (c) as requested or required by any state, federal or foreign authority or examiner regulating banks or banking or (d) if advised by counsel of such Disclosing Party that such disclosure is legally required.

         SECTION 9.10. JURISDICTION, ETC. (a) Each of the parties hereto hereby irrevocably and unconditionally submits, for itself and its property, to the nonexclusive jurisdiction of any New York State court or federal court of the United States of America sitting in New York City, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement or any of the other Loan Documents to which it is a party, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in any such New York State court or, to the extent permitted by law, in such federal court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement shall affect any right that any party may otherwise have to bring any action or proceeding relating to this Agreement or any of the other Loan Documents in the courts of any jurisdiction.

         (b) Each of the parties hereto irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection that it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement or any of the other Loan Documents to which it is a party in any New York State or federal court. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

         SECTION 9.11. GOVERNING LAW. This Agreement and the Notes shall be governed by, and construed in accordance with, the laws of the State of New York.

         SECTION 9.12. WAIVER OF JURY TRIAL. Each of the Borrower, the Administrative Agent, the Collateral Agent, the Depositary Bank and the Lenders irrevocably waives all right to trial by jury in any action, proceeding or counterclaim (whether based on contract, tort or otherwise) arising out of or relating to any of the Loan Documents, the

Advances or the actions of the Administrative Agent, the Collateral Agent, the Depositary Bank or any Lender in the negotiation, administration, performance or enforcement thereof.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers thereunto duly authorized, as of the date first above written.

                                      BORROWER:
                                      ---------

                                         NORTHEAST GENERATION
                                         COMPANY



                                         By
                                           ------------------------------
                                           Name:
                                           Title:


                                      AGENTS:
                                      -------

                                         CITIBANK, N.A., as
                                         Administrative Agent



                                         By
                                           ------------------------------
                                           Name:
                                           Title:


                                         CITIBANK, N.A., as
                                         Collateral Agent and
                                         as Depositary Bank



                                         By
                                           ------------------------------
                                           Name:
                                           Title:

                                      TRANCHE A INITIAL LENDERS:
                                      --------------------------

                                         CITIBANK, N.A.



                                         By
                                           ------------------------------
                                           Name:
                                           Title:



                                         BARCLAYS BANK PLC



                                         By
                                           ------------------------------
                                           Name:
                                           Title:



                                         CANADIAN IMPERIAL BANK OF
                                         COMMERCE



                                         By
                                           ------------------------------
                                           Name:
                                           Title:



                                         TORONTO DOMINION (TEXAS), INC.



                                         By
                                           ------------------------------
                                           Name:
                                           Title:

                                      TRANCHE B INITIAL LENDERS:
                                      --------------------------

                                        CITIBANK, N.A.



                                       By
                                          -------------------------------
                                          Name:
                                          Title:



                                        BARCLAYS BANK PLC



                                       By
                                          -------------------------------
                                          Name:
                                          Title:



                                        CANADIAN IMPERIAL BANK OF
                                        COMMERCE



                                       By
                                          -------------------------------
                                          Name:
                                          Title:



                                        TORONTO DOMINION (TEXAS), INC.



                                       By
                                          -------------------------------
                                          Name:
                                          Title:



                                        MEESPIERSON CAPITAL CORP.



                                       By
                                          -------------------------------
                                          Name:
                                          Title:



                                        UNION BANK OF CALIFORNIA, N.A.



                                       By
                                          -------------------------------
                                          Name:
                                          Title:

                                     SCHEDULE I

                     COMMITMENTS AND APPLICABLE LENDING OFFICES




Name of Initial Lender
Citibank, N.A.


Tranche A Commitment

US$108,875,000.00

Tranche B Commitment

US$71,666,666.67

Domestic Lending Office

Citibank, N.A.
399 Park Avenue
New York, NY 10043

Eurodollar Lending Office

Citibank, N.A.
399 Park Avenue
New York, NY 10043

Business / Credit Matters:

Citibank, N.A.
399 Park Avenue
New York, NY 10043
Attn: Santiago Pardo
Tel: (212) 559-3623
Fax: (212) 793-0092
email: santiago.pardo@citicorp.com

Administrative / Operations Matters:

Citibank, N.A.
2 Penns Way
Newcastle, Delaware
19720
Attn: Bilal Aman
Tel: (302) 894-6013
Fax: (302) 894-6120
email: bilal.aman@citicorp.com



Name of Initial Lender

Barclays Bank plc

Tranche A Commitment

US$108,875,000.00

Tranche B Commitment

US$71,666,666.67

Domestic Lending Office

Barclays Bank PLC
222 Broadway, 11th Floor
New York, NY 10038
Attn: Christine Francese
Tel: (212) 412-3721
Fax: (212) 412-5306
email: christine.francese@barclayscapital.com

Eurodollar Lending Office
Barclays Bank PLC
222 Broadway, 11th Floor
New York, NY 10038
Attn: Christine Francese
Tel: (212) 412-3721
Fax: (212) 412-5306
email: christine.francese@barclayscapital.com

Business / Credit Matters:

Barclays Bank PLC
222 Broadway, 8th Floor
New York, NY 10038
Attn: John Drake
Tel: (212) 412-1381
Fax: (212) 412-6709
email: john.drake@barclayscapital.com

Administrative / Operations Matters:

Barclays Bank PLC
222 Broadway, 11th
Floor
New York, NY 10038
Attn: Christine
Francese
Tel: (212) 412-3721
Fax: (212) 412-5306
email: christine.francese@barclayscapital.com

with a copy to:

Barclays Bank PLC
222 Broadway, 8th Floor
New York, NY 10038
Attn: Sydney Dennis
Tel: (212) 412-2470
Fax: (212) 412-6709
email: sydney.dennis@barclayscapital.com


Name of Initial Lender

Canadian Imperial Bank of Commerce

Tranche A Commitment

US$108,875,000.00

Tranche B Commitment

US$71,666,666.67

Domestic Lending Office

Canadian Imperial Bank of Commerce
Two Paces West
2727 Paces Ferry Road,
Suite 1200
Atlanta, GA 30339
Attn: Miriam McCart
Tel: (770) 319-4842
Fax: (770) 319-4950
email: mccamiri@us.cibc.com

Eurodollar Lending Office

Canadian Imperial Bank of Commerce
Two Paces West
2727 Paces Ferry Road,
Suite 1200
Atlanta, GA 30339
Attn: Miriam McCart
Tel: (770) 319-4842
Fax: (770) 319-4950
email: mccamiri@us.cibc.com

Business / Credit Matters:
CIBC World Markets
425 Lexington Avenue
New York, NY 10017
Attn: Eric Klaussmann
Tel: (212) 856-3828
Fax: (212) 885-4911
email: klaussma@us.cibc.com

with a copy to:

CIBC World Markets
C/O Utilities
Department
425 Lexington Avenue
New York, NY 10017
Attn: Jo Manger
Tel: (212) 856-3818
Fax: (212) 856-3799

Administrative / Operations Matters:
Canadian Imperial Bank
of Commerce
Two Paces West
2727 Paces Ferry Road,
Suite 1200
Atlanta, GA 30339
Attn: Beverly Bowman
Tel: (770) 319-4824
Fax: (770) 319-4950
email: bowmanbe@us.cibc.com

with a copy to:

Canadian Imperial Bank
of Commerce
Two Paces West
2727 Paces Ferry Road,
Suite 1200
Atlanta, GA 30339
Attn: Miriam McCart
Tel: (770) 319-4842
Fax: (770) 319-4950
email: mccamiri@us.cibc.com


Name of Initial Lender

Toronto Dominion (Texas), Inc.

Tranche A Commitment

US$108,875,000.00

Tranche B Commitment

US$71,666,666.67

Domestic Lending Office

Toronto Dominion
(Texas), Inc.
909 Fannin Street, 17th
Floor
Houston, TX 77010
Attn: Alva J. Jones
Tel: (713) 653-8261
Fax: (713) 951-9921
email: jonesa2@tdusa.com

Eurodollar Lending Office

Toronto Dominion
(Texas), Inc.
909 Fannin Street, 17th
Floor
Houston, TX 77010
Attn: Alva J. Jones
Tel: (713) 653-8261
Fax: (713) 951-9921
email: jonesa2@tdusa.com

Business / Credit Matters:

Toronto Dominion
Securities
31 West 52nd Street
New York, NY 10019-6101
Attn: Cori Novellino
Tel: (212) 827-7769
Fax: (212) 827-7244
email: novelc@tdusa.com

Administrative / Operations Matters:

The Toronto-Dominion Bank
909 Fannin Street, 17th
Floor
Houston, TX 77010
Attn: Alva J. Jones
Tel: (713) 653-8261
Fax: (713) 951-9921
email: jonesa2@tdusa.com



Name of Initial Lender

MeesPierson Capital Corp.

Tranche A Commitment

US$0US

Tranche B Commitment

$71,666,666.66

Domestic Lending Office

MeesPierson Capital Corp.
3 Stamford Plaza
301 Tresser Boulevard,
9th Floor
Stamford, CT 06901-3239
Attn: Marlene Ellis
Tel: (203) 705-5753
Fax: (203) 705-5888
email: mpe@meespiersonusa.com

Eurodollar Lending Office

MeesPierson Capital Corp.
3 Stamford Plaza
301 Tresser Boulevard,
9th Floor
Stamford, CT 06901-3239
Attn: Marlene Ellis
Tel: (203) 705-5753
Fax: (203) 705-5888
email: mpe@meespiersonusa.com

Business / Credit Matters:

MeesPierson Capital Corp.
3 Stamford Plaza
301 Tresser Boulevard,
9th Floor
Stamford, CT 06901-3239
Attn: Hendrik Vroege
Tel: (203) 705-5745
Fax: (203) 705-5890
email: hjv@meespiersonusa.com

with a copy to:

MeesPierson Capital Corp.
3 Stamford Plaza
301 Tresser Boulevard,
9th Floor
Stamford, CT 06901-3239
Attn: Christopher
McCall
Tel: (203) 705-5729
Fax: (203) 705-7919
email: cjm@meespiersonusa.com

Administrative / Operations Matters:
MeesPierson Capital Corp.
3 Stamford Plaza
301 Tresser Boulevard,
9th Floor
Stamford, CT 06901-3239
Attn: Marlene Ellis
Tel: (203) 705-5753
Fax: (203) 705-5888
email: mpe@meespiersonusa.com

with a copy to:

MeesPierson Capital Corp.
3 Stamford Plaza
301 Tresser Boulevard,
9th Floor
Stamford, CT 06901-3239
Attn: Peter Testa
Tel: (203) 705-5755
Fax: (203) 705-5888
email: pdt@meespiersonusa.com



Name of Initial Lender

Union Bank of California, N.A.


Tranche A Commitment

US$0

Tranche B Commitment

US$71,666,666.66

Domestic Lending Office

Union Bank of California, N.A.
Energy Capital Services
445 S. Figueroa Street,
15th Floor
Los Angeles, CA 90071
Attn: Jason DiNapoli
Tel: (213) 236-5016
Fax: (213) 236-4096
email: jason.dinapoli@uboc.com

Eurodollar Lending Office

Union Bank of California, N.A.
Energy Capital Services
445 S. Figueroa Street,
15th Floor
Los Angeles, CA 90071
Attn: Jason DiNapoli
Tel: (213) 236-5016
Fax: (213) 236-4096
email: jason.dinapoli@uboc.com

Business / Credit Matters:

Union Bank of California, N.A.
Energy Capital Services
445 S. Figueroa Street,
15th Floor
Los Angeles, CA 90071
Attn: Jason DiNapoli
Tel: (213) 236-5016
Fax: (213) 236-4096
email: jason.dinapoli@uboc.com

Administrative / Operations Matters:

Union Bank of California, N.A.
Commercial Loan
Operations
1980 Saturn Street
Monterey Park, CA 91754
Attn: Gohar Karapetyan
Tel: (323) 720-2679
Fax: (323) 724-6198

with a copy to:

Union Bank of
California, N.A.
Commercial Loan
Operations
1980 Saturn Street
Monterey Park, CA 91754
Attn: Ruby Gonzales
Tel: (323) 720-7055
Fax: (323) 724-6198

Total

$435,500,000.00

$430,000,000.00




                                      SCHEDULE 5
                                      Insurance


(A) Insurance by the Borrower: The Borrower shall procure at its own expense and maintain in full force and effect throughout the term of this Agreement (unless otherwise specified below) insurance policies with responsible insurance companies with (i) a Best Insurance Reports rating of "A-" or better and an financial size category of "IX" or higher, (ii) or a S & P financial strength rating of ABBB+@ or higher, (iii) or other companies acceptable to the Collateral Agent, with limits and coverage provisions sufficient to satisfy the requirements set forth in each of the Project Documents, but in no event less than the limits and coverage provisions set forth below.

(1) General Liability Insurance: Liability insurance on an occurrence basis, except for claims made forms issued by the insurers AEGIS or EIM against claims filed anywhere in the world and occurring anywhere in the world for the Borrowers liability arising out of claims for personal injury (including bodily injury and death) and property damage. Such insurance shall provide coverage for products-completed operations, blanket contractual, broad form property damage, personal injury insurance, independent contractors and sudden and accidental pollution liability with a $100,000,000 minimum limit per occurrence for combined bodily injury and property damage. A maximum deductible or self-insured retention of $250,000 per occurrence shall be allowed.

(2) Automobile Liability Insurance: Automobile liability insurance for the Borrowers liability arising out of claims for bodily injury and property damage covering all owned (if any), leased, non-owned and hired vehicles of the Borrower, including loading and unloading, with a $10,000,000 minimum limit per accident for combined bodily injury and property damage and containing appropriate no-fault insurance provisions wherever applicable. A maximum deductible or self-insured retention of $125,000 per occurrence shall be allowed.

(3) Aircraft Liability Insurance: If the performance of any of the Project Documents requires the use of any aircraft that is owned, leased or chartered by the Borrower, aircraft liability insurance insuring the Borrower with a $25,000,000 minimum limit per occurrence for combined property damage and bodily injury, including passengers and crew.

(4) Property Damage Insurance: Property insurance on an "all risk" basis insuring the Borrower and the Secured Parties, as their interests may appear, including coverage against damage or loss caused by earth movement (including but not limited to earthquake, landslide, subsidence and volcanic eruption), flood, turbine and machinery accidents.

(a) Property Insured: The property insurance shall provide coverage for (i) the buildings, structures, turbine, machinery, equipment, facilities, fixtures, supplies, fuel and other properties constituting a part of the Generating Assets, (ii) steam and electrical transmission lines along with related equipment for which the Borrower has an insurable interest, (iii) the cost of recreating plans, drawings or any other documents or computer system records,
(iv) electronic equipment and (v) foundations and other property below the surface of the ground.

(b) Additional Coverages: The property insurance shall insure (i) transit and off-site repair including ocean marine and air transit, if applicable, with sub-limits sufficient to insure the full replacement value of the property or equipment prior to its being moved to or from the Generating Assets sites and while located away from the Generating Assets sites, (ii) attorney's fees, engineering and other consulting costs, and permit fees directly incurred in order to repair or replace damaged insured property in a minimum amount of $2,000,000, (iii) the cost of preventive measures to reduce or prevent a loss (sue & labor) in an amount not less than $2,500,000, (iv) increased cost of construction and loss to undamaged property as the result of enforcement of building laws or ordinances with sub-limits not less than $15,000,000, (v) debris removal with sub-limits not less than $5,000,000, (vi) expediting expenses (defined as extraordinary expenses incurred after an insured loss to make temporary repairs and expedite the permanent repair of the damaged property in excess of the business interruption even if such expense does not reduce the business interruption loss) in an amount not less than $5,000,000 and (vii) the cleaning of civil works, channels, tunnels, equipment or other assets affected by accidental events involving mud or water accumulation, falling rocks, landslides and similar acts of nature that prevent the continuation of normal activities, although no physical damage to the Generating Assets has occurred in an amount not less than $2,000,000.

(c) Special Clauses: The property policy shall include a (i) 72 hour clause for flood, windstorm and earthquakes, (ii) unintentional errors and omissions clause, (iii) requirement that the insurer pay losses within 30 days after receipt of an acceptable proof of loss or partial proof of loss and (iv) other insurance clause making this insurance primary over any other insurance.

(d) Sum Insured: Losses shall be valued at their repair or replacement cost, without deductible for physical depreciation or obsolescence. The property damage policy shall insure the Generating Assets in an amount not less than $150,000,000 per occurrence. The earth movement and flood coverage may be insured with a sub-limit not less than $150,000,000."

(e) Deductibles: The property damage insurance may have deductibles of not greater than $1,000,000 per occurrence.

(f) Prohibited Exclusions: The property damage policy shall not contain any (i) coinsurance provision, (ii) exclusion for loss or damage resulting from freezing, mechanical breakdown, (iii) exclusion for loss or damage covered under any guarantee or warranty arising out of an insured peril, (iv) exclusion for resultant damage caused by ordinary wear and tear, gradual deterioration, normal subsidence, settling cracking, expansion or contraction or (v) a faulty workmanship, design or materials exclusion substantially different from the DE-5 or LEG-3 exclusions.

(5) Business Interruption Insurance: Business interruption insurance insuring the Borrower and the Secured Parties, as their interests may appear, covering 100% of the Borrowers continuing normal operating expenses including payroll and debt service for a period of 12 months, arising from loss required to be insured by Section(A)(4) above.

Such insurance shall (a) have a deductible no greater than 60 days per occurrence, (b) include for a period of 2 months that portion of fixed expenses and debt service not earned arising from an insured loss or occurrence at the premises of any service (electricity, water, gas, etc.) supplier and the premises of any purchaser of electricity, (c) cover loss sustained when access to the Generating Assets sites is prevented due to an insured peril at premises in the vicinity of the Generating Assets sites, (d) cover loss sustained due to the action of a public authority preventing access to the Generating Assets sites due to imminent or actual loss or destruction arising from an insured peril at premises in the vicinity of the Generating Assets sites and (e) include an clause allowing interim payments on account pending finalization of the claim payment. Such insurance shall not contain any coinsurance clause or include a waiver of such clause.

(6) Fidelity: Fidelity insurance providing coverage for employee dishonesty including theft, computer funds transfer fraud, alteration and forgery insuring loss of money, securities or other property resulting from any fraudulent or dishonest act committed by the Borrowers employees, whether acting alone or in collusion with others in an amount not less than $5,000,000.

(7) Endorsements: All policies of liability insurance required to be maintained by the Borrower shall be endorsed as follows:

(a) To name the Secured Parties and their respective officers and employees (and such other Persons as may be required by the Project Documents) as additional insureds;

(b)  To provide a severability of interests and cross liability clause;

(c) That the insurance shall be primary and not excess to or contributing with any insurance or self-insurance maintained by the Secured Parties.

(8) Waiver of Subrogation: The Borrower hereby waives any and every claim for recovery from the Secured Parties for any and all loss or damage covered by any of the insurance policies to be maintained under this Agreement to the extent that such loss or damage is recovered under any such policy. Inasmuch as the foregoing waiver will preclude the assignment of any such claim to the extent of such recovery, by subrogation (or otherwise), to an insurance company (or other person), the Borrower shall give written notice of the terms of such waiver to each insurance company which has issued, or which may issue in the future, any such policy of insurance (if such notice is required by the insurance policy) and shall cause each such insurance policy to be properly endorsed by the issuer thereof to, or to otherwise contain one or more provisions that, prevent the invalidation of the insurance coverage provided thereby by reason of such waiver.

(B)  Amendment of Requirements:

(1) Amendment by the Required Lenders: The Required Lenders may at any time amend the requirements of this Schedule 5 due to (i) new information not known by the Lenders as of the date of this Agreement and which poses a material risk to the Generating Assets or (ii) changed circumstances after the date of this Agreement which in the reasonable judgment of the Required Lenders renders such coverage materially inadequate.

(2) Amendment Due To Commercial Unfeasibility: In the event any insurance (including the limits or deductibles thereof) hereby required to be maintained shall not be reasonably available and commercially feasible in the commercial insurance market, the Required Lenders shall not unreasonably withhold their agreement to waive such requirement to the extent the maintenance thereof is not so available; provided, however, that (i) the Borrower shall first request any such waiver in writing, which request shall be accompanied by a written report prepared by the Insurance Consultant, certifying that such insurance is not reasonably available and commercially feasible (and, in any case where the required amount is not so available, certifying as to the maximum amount which is so available) and explaining in detail the basis for such conclusions; (ii) at any time after the granting of any such waiver, but not more often than once a year, the Required Lenders may request, and the Borrower shall furnish to the Required Lenders within fifteen (15) days after such request, supplemental reports reasonably acceptable to the Required Lenders from the Insurance Consultant updating their prior report and reaffirming such conclusion; and
(iii) any such waiver shall be effective only so long as such insurance shall not be reasonable available and commercially feasible in the commercial insurance market, it being understood that the failure of the Borrower to timely furnish any such supplemental report shall be conclusive evidence that such waiver is no longer effective because such condition no longer exists, but that such failure is not the only way to establish such non-existence. The failure at any time to satisfy the condition to any waiver of an insurance requirement set forth in the proviso to the preceding sentence shall not impair or be construed as a relinquishment of the Borrower's ability to obtain a waiver of an insurance requirement pursuant to the preceding sentence at any other time upon satisfaction of such conditions. For the purposes of this sub-section insurance will be considered not reasonably available and commercially feasible if it is obtainable only at excessive costs which are not justified in terms of the risk to be insured and is generally not being carried by or applicable to independent power producers with operations similar to the Borrower because of such excessive costs.

(C)  Conditions:

(1) Loss Notification: The Borrower shall promptly notify the Collateral Agent of any single loss or event likely to give rise to a claim against an insurer for an amount in excess of $1,000,000 covered by any insurance maintained pursuant to Sections (A)(4) and (5).

(2) Payment of Loss Proceeds: All policies of insurance required to be maintained pursuant to Sections (A)(4) and (5), shall provide that the proceeds of such policies shall be payable solely to the Collateral Agent pursuant to a standard first mortgage endorsement substantially equivalent to the Lenders Loss Payable Endorsement 438BFU or ISO endorsement CP12181091 without contribution.

(3) Loss Adjustment and Settlement: A loss under any insurance required to be carried under Sections (A)(4) and (5), shall be adjusted with the insurance companies, including the filing in a timely manner of appropriate proceedings, by the Borrower, subject to the approval of the Required Lenders if such loss is in excess of $10,000,000. In addition the Borrower may in its reasonable judgment consent to the settlement of any loss, provided that in the event that the amount of the loss exceeds $10,000,000 the terms of such settlement is concurred with by the Required Lenders.

(4) Policy Cancellation and Change: All policies of insurance required to be maintained pursuant to this Schedule 5 shall be endorsed so that if at any time should they be canceled, or coverage be reduced (by any party including the insured) which affects the interests of the Secured Parties, such cancellation or reduction shall not be effective as to the Secured Parties for 60 days, except for non-payment of premium which shall be for 10 days, after receipt by the Collateral Agent of written notice from such insurer of such cancellation or reduction.

(5) Miscellaneous Policy Provisions: All policies of insurance required to be maintained pursuant to Sections (A)(4) and (5), shall (i) not include any annual or term aggregate limits of liability or clause requiring the payment of additional premium to reinstate the limits after loss except as regards the insurance applicable to the perils of flood, earth movement, sabotage and terrorism, (ii) shall include the Secured Parties as additional insureds as their interests may appear, and (iii) include a clause requiring the insurer to make final payment on any claim within 30 days after the submission of proof of loss and its acceptance by the insurer.

(6) Separation of Interests: All policies (other than in respect to liability or workers compensation insurance) shall insure the interests of the Secured Parties regardless of any breach or violation by the Borrower or any other party of warranties, declarations or conditions contained in such policies, any action or inaction of the Borrower or others, or any foreclosure relating to the Generating Assets or any change in ownership of all or any portion of the Generating Assets.

(7) Acceptable Policy Terms and Conditions: All policies of insurance required to be maintained pursuant to this Schedule 5 shall contain terms and conditions reasonably acceptable to the Required Lenders after consultation with the Insurance Consultant.

(8) Waiver of Subrogation: All policies of insurance to be maintained by the provisions of this Schedule 5 shall provide for waivers of subrogation in favor of the Secured Parties and their respective officers and employees (and such other Persons as may be required by the Project Documents).

(D) Evidence of Insurance: As of the Borrowing Date and on an annual basis at least 10 days prior to each policy anniversary, the Borrower shall furnish the Collateral Agent with (1) certificates of insurance or binders, in a form acceptable to the Collateral Agent, evidencing all of the insurance required by the provisions of this Schedule 5 and (2) a schedule of the insurance policies held by or for the benefit of the Borrower and required to be in force by the provisions of this Schedule 5. Such certificates of insurance/binders shall be executed by each insurer or by an authorized representative of each insurer where it is not practical for such insurer to execute the certificate itself. Such certificates of insurance/binders shall identify underwriters, the type of insurance, the insurance limits and the policy term and shall specifically list the special provisions enumerated for such insurance required by this Schedule
5. Upon request, the Borrower will promptly furnish the Collateral Agent with copies of all insurance policies, binders and cover notes or other evidence of such insurance relating to the insurance required to be maintained by the Borrower. The schedule of insurance shall include the name of the insurance company, policy number, type of insurance, major limits of liability and expiration date of the insurance policies.

(E) Reports: Prior to the expiration date of any required insurance policy, the Borrower shall deliver to the Collateral Agent and the Insurance Consultant a certificate of the Borrower stating that all insurance required to be maintained by this Schedule 5 is in full force and effect, accompanied on each Broker Reporting Date (as defined below) by a report or reports from the Borrower's insurance brokers or agents that taken together show with reasonable specificity the existence of all insurance required to be maintained by this Schedule 5 (including the scope and amount of coverage provided by, and the deductibles and exclusions under, each required policy), and that all such insurance is then in full force and effect and all premiums have been paid in full. The Collateral Agent shall have the right to review copies of all policies providing the coverage required by this Schedule 5. For the purposes of this Schedule 5, "Broker Reporting Date" shall mean (i) any date upon which the Borrower has renewed an insurance policy but with a different insurer, and (ii) any date upon which an insurance policy is renewed and incorporates any changes (other than changes of an administrative nature) from the previous corresponding insurance policy.

The Borrower shall promptly notify the Collateral Agent of (i) any dispute with an insurer that the Borrower, acting reasonably, considers material and might adversely affect the payment of a claim under any policy of insurance required to be maintained under this Schedule 5 or the ability of the Borrower to maintain in effect any such required policy, (ii) the cancellation (or notification concerning proposed cancellation) of any policy prior to its stated term, (iii) the non-payment of any premium when due, (iv) the failure by the Borrower, for any reason, to maintain in full force and effect any insurance required by this Schedule 5, (v) any material change (other than increases in scope of coverage) in any insurance coverage maintained by the Borrower, (vi) any actual or, upon obtaining knowledge thereof, potential event of loss in excess of $1,000,000 covered by such insurance, and (vii) any other information relating to the insurance required by this Schedule 5 that may be reasonably requested by any Lender or the Collateral Agent.

(F) Failure to Maintain Insurance: In the event the Borrower fails to take out or maintain the full insurance coverage required by this Schedule 5, the Collateral Agent, upon 30 days' prior notice (unless the aforementioned insurance would lapse within such period, in which event notice should be given as soon as reasonably possible) to the Borrower of any such failure, may (but shall not be obligated to) take out the required policies of insurance and pay the premiums on the same. All amounts so advanced thereof by the Collateral Agent shall become an additional obligation of the Borrower to the Collateral Agent, and the Borrower shall forthwith pay such amounts to the Collateral Agent, together with interest thereon at the interest rate set forth in Section 2.06(b) of the Agreement from the date so advanced.

(G) No Duty of Collateral Agent to Verify or Review: No provision of this
Schedule 5 or any provision of this Agreement, any Acquisition Document or any Project Document shall impose on the Collateral Agent any duty or obligation to verify the existence or adequacy of the insurance coverage maintained by the Borrower, nor shall the Collateral Agent be responsible for any representations or warranties made by or on behalf of the Borrower to any insurance company or underwriter. Any failure on the part of the Collateral Agent to pursue or obtain the evidence of insurance required by this Agreement from the Borrower and/or failure of the Collateral Agent to point out any non-compliance of such evidence of insurance shall not constitute a waiver of any of the insurance requirements in this Agreement.

(H) Maintenance of Insurance: The Borrower shall at all times maintain the insurance coverage required under the terms of the Project Documents.

(I) Liability for Failure to Maintain Insurance: Failure to secure the requisite insurance coverages, to comply fully with any of the provisions of this Schedule 5, or to secure such endorsements on the policies as may be necessary to carry out the terms and provisions of this Schedule 5, shall in no way act to relieve the Borrower from its obligations under this Schedule 5. In the event that liability for loss or damage is denied by the underwriter(s), in full or in part, because of breach of said insurance policies by the Borrower, or if the Borrower fails to maintain any of the insurance herein required, the Borrower shall hold harmless and indemnify the Secured Parties and the Agents against all claims, demands, costs and expenses, including reasonable attorney's fees, which would otherwise be covered by said insurance. The Borrower's indemnification obligations under this Agreement (express or implied) shall not be limited to the amount or scope of coverage provided by insurance which is required under this Schedule 5.

(J) Insurance Consultant. The Borrower shall reimburse the Lenders from time to time for the reasonable fees and expenses of the Insurance Consultant appointed by the Required Lenders (a) to advise the Lenders with respect to the initial contents of this Schedule 5, and the compliance by the Borrower on the Borrowing Date with the applicable requirements of this Schedule 5, (b) if requested by the Required Lenders, to review for compliance with the requirements of this
Schedule 5 any insurance policies or certificates with respect thereto delivered to or made available by the Borrower pursuant to this Schedule 5, and (c) if requested by the Required Lenders, to advise the Lenders as to whether any change in this Schedule 5 as then in effect requested by the Borrower satisfied the applicable requirements of this Schedule 5.





                        EXHIBIT A-1 TO THE CREDIT AGREEMENT


                        FORM OF TRANCHE A PROMISSORY NOTE

$               Dated:  , 200


FOR VALUE RECEIVED, the undersigned, Northeast Generation Company, a Connecticut corporation (the "Borrower"), HEREBY PROMISES TO PAY
                        (the "Lender") for the account of its Applicable
Lending Office (as defined in the Credit Agreement referred to below) the principal amount of the Tranche A Advance (as defined below) owing to the Lender by the Borrower pursuant to the Credit Agreement dated as of March 9, 2000 (as amended, supplemented or otherwise modified from time to time, the "Credit Agreement"; terms defined therein being used herein as therein defined) among the Borrower, the Lender and certain other Lenders party thereto, and Citibank, N.A. ("Citibank"), as Administrative Agent for the Lender and such other Lenders, as Collateral Agent for the Secured Parties and as Depositary Bank, on the Tranche A Maturity Date.

The Borrower promises to pay interest on the unpaid principal amount of the Tranche A Advance from the date of the Tranche A Advance until such principal amount is paid in full, at such interest rates, and payable at such times, as are specified in the Credit Agreement.

Both principal and interest are payable in lawful money of the United States of America to Citibank, as Administrative Agent, at the Administrative Agent's Account, in immediately available funds. The Tranche A Advance owing to the Lender by the Borrower and all payments made on account of principal thereof, shall be recorded by the Lender and, prior to any transfer hereof, endorsed on the grid attached hereto, which is part of this Tranche A Promissory Note.

This Promissory Note is one of the Notes referred to in, and is entitled to the benefits of, the Credit Agreement. The Credit Agreement, among other things, (i) provides for the making of an advance (the "Tranche A Advance") by the Lender to the Borrower in an amount not to exceed the U.S. dollar amount first above mentioned, the indebtedness of the Borrower resulting from the Tranche A Advance being evidenced by this Promissory Note, and (ii) contains provisions for acceleration of the maturity hereof upon the happening of certain stated events. The obligations of the Borrower under this Promissory Note, and the obligations of the other Loan Parties under the Loan Documents, are secured by the Collateral as provided in the Loan Documents.

NORTHEAST GENERATION COMPANY

By
     Name:
     Title:



                   TRANCHE A ADVANCE AND PAYMENTS OF PRINCIPAL





Date

Amount of Tranche A Advance

Amount of Principal Paid

Unpaid Principal Balance

Notation Made By







                       EXHIBIT A-2 TO THE CREDIT AGREEMENT


                        FORM OF TRANCHE B PROMISSORY NOTE


$
Dated:            , 2000

FOR VALUE RECEIVED, the undersigned, Northeast Generation Company, a Connecticut corporation (the "Borrower"), HEREBY PROMISES TO PAY
                         (the "Lender") for the account of its Applicable
Lending Office (as defined in the Credit Agreement referred to below) the principal amount of the Tranche B Advance (as defined below) owing to the Lender by the Borrower pursuant to the Credit Agreement dated as of March 9, 2000 (as amended, supplemented or otherwise modified from time to time, the "Credit Agreement"; terms defined therein being used herein as therein defined) among the Borrower, the Lender and certain other Lenders party thereto, and Citibank, N.A. ("Citibank"), as Administrative Agent for the Lender and such other Lenders, as Collateral Agent for the Secured Parties and as Depositary Bank, on the Tranche B Maturity Date.

The Borrower promises to pay interest on the unpaid principal amount of the Tranche B Advance from the date of the Tranche B Advance until such principal amount is paid in full, at such interest rates, and payable at such times, as are specified in this Agreement.

Both principal and interest are payable in lawful money of the United States of America to Citibank, as Administrative Agent, at the Administrative Agent's Account, in immediately available funds. The Tranche B Advance owing to the Lender by the Borrower, and all payments made on account of principal thereof, shall be recorded by the Lender and, prior to any transfer hereof, endorsed on the grid attached hereto, which is part of this Tranche B Promissory Note.

This Promissory Note is one of the Notes referred to in, and is entitled to the benefits of, the Credit Agreement. The Credit Agreement, among other things, (i) provides for the making of an advance (the "Tranche B Advance") by the Lender to the Borrower in an amount not to exceed the U.S. dollar amount first above mentioned, the indebtedness of the Borrower resulting from the Tranche B Advance being evidenced by this Promissory Note, and (ii) contains provisions for acceleration of the maturity hereof upon the happening of certain stated events and also for prepayments on account of principal hereof prior to the maturity hereof upon the terms and conditions therein specified. The obligations of the Borrower under this Promissory Note, and the obligations of the other Loan Parties under the Loan Documents, are secured by the Collateral as provided in the Loan Documents.

NORTHEAST GENERATION COMPANY

By
     Name:
     Title:







                     TRANCHE B ADVANCE AND PAYMENTS OF PRINCIPAL



Date

Amount of Tranche B Advance

Amount of Principal Paid or Prepaid

Unpaid Principal Balance

Notation Made By







                          EXHIBIT B TO THE CREDIT AGREEMENT

                            FORM OF NOTICE OF BORROWING



Citibank, N.A., as Administrative Agent
under the Credit Agreement
  referred to below

                                     [Date]


Attention:


Ladies and Gentlemen:

The undersigned, Northeast Generation Company, refers to the Credit Agreement dated as of March 9, 2000 (as amended, supplemented or otherwise modified from time to time, the "Credit Agreement", the terms defined therein being used herein as therein defined), among the undersigned, certain Lenders party thereto, and Citibank, N.A., as Administrative Agent for said Lenders and Collateral Agent for the Secured Parties and Depositary Bank, and hereby gives you notice, irrevocably, pursuant to Section 2.02 of the Credit Agreement that the undersigned hereby requests two Borrowings under the Credit Agreement, and in that connection sets forth below the information relating to such Borrowings (the "Proposed Borrowing") as required by Section 2.02(a) of the Credit
Agreement:

(i)  The Business Day of the Proposed Borrowing is               , 2000.

(ii)  The aggregate amount of the Tranche A Borrowing is $     and of the
Tranche B Borrowing is $       .

(iii) The Type of Advances comprising the Proposed Tranche B Borrowing is [Base Rate Advances] [Eurodollar Rate Advances].

(iv)  The aggregate amount of the Proposed Borrowing is $         .

[(v) The initial Interest Period for each Eurodollar Rate Advance made as part of the Proposed Tranche B Borrowing is month[s].]

The undersigned hereby certifies that the following statements are true on the date hereof, and will be true on the date of the Proposed Borrowing:

(A) the representations and warranties contained in each Loan Document are correct on and as of the date of the Proposed Borrowing, before and after giving effect to the Proposed Borrowing and to the application of the proceeds therefrom, as though made on and as of such date; and

(B) no event has occurred and is continuing, or would result from such Proposed Borrowing or from the application of the proceeds therefrom, that constitutes a Default.


Very truly yours,

NORTHEAST GENERATION COMPANY



By
     Name:
     Title:









                        EXHIBIT C TO THE CREDIT AGREEMENT


                        FORM OF ASSIGNMENT AND ACCEPTANCE


Reference is made to the Credit Agreement dated as of March 9, 2000 (as amended, supplemented or otherwise modified from time to time, the "Credit Agreement") among Northeast Generation Company, a Connecticut corporation (the "Borrower"), the Lenders (as defined in the Credit Agreement) and Citibank, N.A., as administrative agent for the Lenders (the "Administrative Agent"), as Collateral Agent for the Secured Parties and as Depositary Bank. Terms defined in the Credit Agreement are used herein with the same meaning.

The "Assignor" and the "Assignee" referred to on Schedule 1 hereto agree as follows:

1. The Assignor hereby sells and assigns to the Assignee, and the Assignee hereby purchases and assumes from the Assignor, an interest in and to the Assignor's rights and obligations under the Credit Agreement as of the date hereof equal to the percentage interests specified on Schedule 1 hereto of all outstanding rights and obligations under the Credit Agreement. After giving effect to such sale and assignment, the Assignee's Commitments and the amount of the Advances owing to the Assignee will be as set forth on Schedule 1 hereto.

2. The Assignor (i) represents and warrants that it is the legal and beneficial owner of the interest being assigned by it hereunder and that such interest is free and clear of any adverse claim; (ii) makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with the Loan Documents or the execution, legality, validity, enforceability, genuineness, sufficiency or value of, or the perfection or priority of any lien or security interest created or purported to be created under or in connection with, the Loan Documents or any other instrument or document furnished pursuant thereto; and (iii) makes no representation or warranty and assumes no responsibility with respect to the financial condition of any Loan Party or the performance or observance by any Loan Party of any of its obligations under any Loan Document or any other instrument or document furnished pursuant thereto; and (iv) attaches the Note or Notes held by the Assignor and requests that the Administrative Agent exchange such Note or Notes for a new Note or Notes payable to the order of the Assignee in an amount equal to the Commitments assumed by the Assignee pursuant hereto or new Notes payable to the order of the Assignee in an amount equal to the Commitments assumed by the Assignee pursuant hereto and the Assignor in an amount equal to the Commitments retained by the Assignor under this Agreement, respectively, as specified on Schedule 1 hereto.

3. The Assignee (i) confirms that it has received a copy of the Credit Agreement, together with copies of the financial statements referred to in
Section 5.01 thereof and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment and Acceptance; (ii) agrees that it will, independently and without reliance upon the Administrative Agent, the Collateral Agent, the Assignor or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Credit Agreement; (iii) confirms that it is an Eligible Assignee; (iv) appoints and authorizes the Administrative Agent and the Collateral Agent (as the case may be) to take such action as agent on its behalf and to exercise such powers and discretion under the Loan Documents as are delegated to the Administrative Agent and the Collateral Agent, respectively, by the terms thereof, together with such powers and discretion as are reasonably incidental thereto; (v) agrees that it will perform in accordance with their terms all of the obligations that by the terms of the Credit Agreement are required to be performed by it as a Lender; and (vi) attaches any U.S. Internal Revenue Service forms required under Section 2.11 of the Credit Agreement.

4. Following the execution of this Assignment and Acceptance, it will be delivered to the Administrative Agent for acceptance and recording by the Administrative Agent. The effective date for this Assignment and Acceptance (the "Effective Date") shall be the date of acceptance hereof by the Administrative Agent, unless otherwise specified on Schedule 1 hereto.

5. Upon such acceptance and recording by the Administrative Agent, as of the Effective Date, (i) the Assignee shall be a party to the Credit Agreement and, to the extent provided in this Assignment and Acceptance, have the rights and obligations of a Lender thereunder and (ii) the Assignor shall, to the extent provided in this Assignment and Acceptance, relinquish its rights and be released from its obligations under the Credit Agreement.

6. Upon such acceptance and recording by the Administrative Agent, from and after the Effective Date, the Administrative Agent shall make all payments under the Credit Agreement and the Notes in respect of the interest assigned hereby (including, without limitation, all payments of principal, interest and commitment fees with respect thereto) to the Assignee. The Assignor and Assignee shall make all appropriate adjustments in payments under the Credit Agreement and the Notes for periods prior to the Effective Date directly between themselves.

7. This Assignment and Acceptance shall be governed by, and construed in accordance with, the laws of the State of New York.

8. This Assignment and Acceptance may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. Delivery of an executed counterpart of
Schedule 1 to this Assignment and Acceptance by telecopier shall be effective as delivery of a manually executed counterpart of this Assignment and Acceptance.


IN WITNESS WHEREOF, the Assignor and the Assignee have caused Schedule 1 to this Assignment and Acceptance to be executed by their officers thereunto duly authorized as of the date specified thereon.


                    SCHEDULE 1 to ASSIGNMENT AND ACCEPTANCE

Percentage interest in Tranche A assigned: %

Percentage interest in Tranche B assigned: %

Assignee's Tranche A Commitment:          $

Assignee's Tranche B Commitment:          $

Aggregate outstanding principal amount of Tranche A Advances assigned: $

Aggregate outstanding principal amount of Tranche B Advances assigned: $

Principal amount of Tranche A Note payable to Assignee: $

Principal amount of Tranche B Note payable to Assignee: $

Assignor's Tranche A Commitment:          $

Assignor's Tranche B Commitment:          $

Principal amount of Tranche A Note payable to Assignor: $__________

Principal amount of Tranche B Note payable to Assignor: $

Effective Date (if other than date of acceptance by Administrative Agent): ** This date should be no earlier than five Business Days after the delivery of this Assignment and Acceptance to the Administrative Agent. ,
200

[NAME OF ASSIGNOR], as Assignor

By
     Name:
     Title:

Dated:       , 200


[NAME OF ASSIGNEE], as Assignee

By
     Name:
     Title:

Dated:                  , 200

Domestic Lending Office:


Eurodollar Lending Office:


Accepted ** Required if the Assignee is an Eligible Assignee solely by reason of clause (vii) the definition of Eligible Assignee.[and Approved] this day of , 200



CITIBANK, N.A. as Administrative Agent


By

    Name

    Title


*[Approved this day of          , 200


NORTHEAST GENERATION COMPANY


By

    Name

    Title:]






                        EXHIBIT J TO THE CREDIT AGREEMENT


                         FORM OF SOLVENCY CERTIFICATE OF
                            [NAME OF COMPANY]

I, the undersigned, [Name Officer], in my capacity as Chief Financial Officer of [Name of Company], a corporation (the "Company"), am duly authorized to execute and deliver and make the representations and certifications made in this Certificate and DO HEREBY CERTIFY on behalf of the Company that:

1. This certificate is hereby delivered on behalf of the Company pursuant to
Section 3.01(m)(xiv) of the Credit Agreement dated as of March 9, 2000 (as further amended, supplemented or otherwise modified from time to time, the "Credit Agreement") among Northeast Generation Company, certain banks, financial institutions and other institutional lenders from time to time party thereto (the "Lenders") and Citibank, N.A., as Administrative Agent, Collateral Agent and Depositary Bank. Capitalized terms not otherwise defined in this Certificate shall have the same meanings as specified therefor in the Credit Agreement.

2. I am knowledgeable and generally familiar with the properties, businesses, prospects, financial condition and assets of the Company and have carefully reviewed the Loan Documents, the Project Documents and the Acquisition Documents and the contents of this Certificate and, in connection herewith, have reviewed such other documentation and information and have made such investigations and inquiries of the Company and directors and employees of the Company that are necessary and prudent for a proper investigation.

3. The financial information and assumptions that underlie and form the basis for the representations and certifications made in this Certificate were made in good faith and were reasonable when made and continue to be reasonable as of the date of this Certificate.

4. The Company understands that the Agents and the Lenders are relying upon the truth and accuracy of this Certificate in connection with the transactions contemplated by the Loan Documents, the Project Documents and the Acquisition Documents.

5. On the date of this Certificate, immediately before and immediately after giving pro forma effect to the [WMECO/CL&P] Acquisition and the transactions contemplated by the Project Documents and the Acquisition Documents to occur on or prior to the date of this Certificate, the fair value of the property and assets of the Company is greater than the total amount of liabilities (including, without limitation, contingent, subordinated, absolute, fixed, matured or unmatured and liquidated or unliquidated liabilities) of the Company.

6. On the date of this Certificate, immediately before and immediately after giving pro forma effect to the [WMECO/CL&P] Acquisition and the transactions contemplated by the Project Documents and the Acquisition Documents to occur on or prior to the date of this Certificate, the present fair saleable value of the property and assets of the Company is not less than the amount that will be required to pay the probable liability of the Company on its debts as they become absolute and matured.

7. On the date of this Certificate, immediately before and immediately after giving pro forma effect to the [WMECO/CL&P] Acquisition and the transactions contemplated by the Project Documents and the Acquisition Documents to occur on or prior to the date of this Certificate, the Company is not insolvent and the Company will not be rendered insolvent by the transactions contemplated by the Acquisition Documents and the Project Documents.

8. The Company has not incurred, nor does it intend to, and does not believe that it will, incur debts or liabilities beyond its ability to pay such debts and liabilities as they mature.

9. On the date of this Certificate, immediately before and immediately after giving pro forma effect to the [WMECO/CL&P] Acquisition and the transactions contemplated by the Project Documents and the Acquisition Documents to occur on or prior to the date of this Certificate, the Company is not engaged in business or a transaction, and is not about to engage in business or a transaction, for which its property and assets would constitute an unreasonably small capital.

10. The Company does not intend, in consummating the [WMECO/CL&P] Acquisition and the transactions contemplated by the Acquisition Documents and the Project Documents to occur on or prior to the date of this Certificate, to hinder, delay or defraud either present or future creditors or any other Person to which the Company is or, on or after the date of this Certificate, will become indebted.

11. In reaching the conclusions set forth in this Certificate, the Company has considered, among other things:

(a) the cash and other current assets of the Company reflected in the Consolidated balance sheet and pro forma statements of income of the Company and its Subsidiaries after giving effect to the [WMECO/CL&P] Acquisition and the transactions contemplated by the Acquisition Documents and the Project Documents [and reflecting the estimated purchase price accounting adjustments prepared by independent public accountants];

(b) all of the unliquidated and contingent liabilities of the Company, including, without limitation, any claims arising out of pending or, to the best knowledge of the undersigned, threatened litigation against the Company or any of its property and assets and, in so doing, the Company has computed the amount of each such unliquidated or contingent liability as the amount that, in light of all of the facts and circumstances existing on the date of this Certificate, represents the amount that can reasonably be expected to become an actual or matured liability;

(c) all of the obligations and liabilities of the Company, whether matured or unmatured, liquidated or unliquidated, disputed or undisputed, secured or unsecured, subordinated, absolute, fixed or contingent, including, without limitation, any claims arising out of pending or, to the best knowledge of the undersigned, threatened litigation against the Company or any of its property and assets;

(d) historical and anticipated growth in the sales volume of the Company and in the income stream generated by the Company;

(e) the customary sales terms and the trade payables and other accounts payable of the Company;

(f) the amount of the credit extended to customers and by suppliers of the Company; and

(g) the level of capital customarily maintained by the Company and, to the extent that the Company has knowledge thereof, other entities engaged in the same or a similar business as the businesses of the Company.

Delivery of an executed signature page to this Certificate by telecopier shall be effective as delivery of a manually executed signature page hereof.

IN WITNESS WHEREOF, the Company has caused this Certificate to be executed by its Chief Financial Officer thereunto duly authorized on this March , 2000.


[NAME OF COMPANY]


By
Name:
Title: Chief Financial Officer